UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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Ventas Inc.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Letter to Ventas Stockholders

Dear Fellow Stockholder,

On behalf of our Board of Directors, I am pleased to present the 2022 Ventas Proxy Statement and to invite you to join our Annual Meeting of Stockholders on [_____________].

For more than 20 years, Ventas has successfully executed a winning strategy, capitalizing on and further enhancing our high-quality and diverse portfolio that is unified by demand from a large and growing aging demographic, world-class operators and outstanding team.

In 2021, we continued to experience the impact of the ongoing COVID-19 pandemic on senior housing, which represents nearly half of our business. Nonetheless, we delivered strong results, enhanced our financial strength and flexibility, and continued to advance our strategic growth objectives. Early in the year, we rolled out life-saving vaccines in our senior housing communities and, as we ended the year, we positioned Ventas for growth and sustained improvement across our real estate portfolio.

Our accomplishments were a direct result of the talent, resilience, agility and diligence of my Ventas colleagues. They, along with our operating partners who have navigated the pandemic on the front lines with courage, care and commitment, have been an inspiration.

Enhancing Our Portfolio and Maintaining Financial Strength

Despite pandemic headwinds impacting senior housing revenues and operating costs, I am proud that the Ventas team expertly managed through the multi-year COVID-19 crisis with creativity and a relentless focus on execution, portfolio enhancement and other initiatives to position our business for long-term success. Strategic accomplishments include:

•	Deployed $3.7 billion into new investments: 70% to senior housing in attractive markets with significant growth potential, 20% to our high-value life sciences business, and 10% to select assets with existing partners in our successful medical office building franchise;
o	Completed our acquisition of the New Senior Investment Group, which adds a superior quality, high-performing independent living portfolio well located in advantaged markets;
o	Expanded our Life Science, R&D portfolio to ~10 million square feet, including delivering our exciting immunotherapy research and innovation center anchored by healthcare and research pioneers at the University of Pittsburgh and the University of Pittsburgh Medical Center and beginning a new $500 million ground-up development with research leader University of California, Davis;
•	Utilized our deep operational experience and powerful analytic capabilities to realign and expand our senior housing operator relationships in line with our Right Asset, Right Market, Right OperatorTM strategy;
•	Executed on strategic dispositions totaling $1.2 billion to improve the quality of our portfolio and pay off near-term debt maturities;
•	Maintained our company’s BBB+ credit ratings and raised over $1 billion in fixed income, including the best coupon in the healthcare REIT sector, to extend our debt maturities and lock in low long-term interest rates; and
•	Accelerated growth in the Company’s Ventas Investment Management platform, which increased to over $4.5 billion in assets under management, including additional commitments from leading global institutional investors.

Continued Refreshment of Our Diverse and Skilled Board

As part of our focus on thoughtful Board refreshment and excellence, Michael Embler, former Chief Investment Officer of Franklin Mutual Advisers, was recently appointed to the Ventas Board, bringing extensive experience as an accomplished institutional investor, as well as healthcare, REIT and public company board expertise and REIT expertise. His appointment marks our fourth new independent director in the last three years. Jay Gellert will retire from the Board at our Annual Meeting, and we thank him for his many insights that contributed to Ventas’s success. I also would like to congratulate Melody Barnes for being nominated to serve as Chair of the Nominating & Corporate Governance Committee. As a result, I am proud to share that women will chair two thirds of the three core committees of the Board, which is also 45% diverse by gender or race.

Sustainability Leadership Raises our Returns

Throughout 2021, Ventas continued to be a leader in sustainability. We are proud to have been recognized on CDP’s “A List,” which recognizes the top 2% of global companies scored, as well as named an Energy Star Partner of the Year for the second consecutive year and a NAREIT Leader in the Light winner for Healthcare for the fifth consecutive year. We continued to make meaningful investments during the year in energy-saving technologies that enabled us to reduce energy use per square foot by more than 5% annually on a same-store basis from 2018 to 2020 and advance us towards our science-based target to reduce Scope 1 & 2 carbon emissions 30% by 2030.

Sustainability applies to our enterprise and employees too. In 2021, we took definitive steps in recruiting, investing in and engaging our employees to ensure we have a talented workforce to drive our continued success. We also ramped up our diversity, equity and inclusion actions across our company to ensure that Ventas stays true to its values and remains an outstanding employer.

Capitalizing on Demographic Drivers and Market Recovery

Over the past 22 years, Ventas has built a diversified, high-quality portfolio of more than 1,200 properties. Since 2010, we have averaged over $3 billion per year in investment activity across asset classes, applying a disciplined capital allocation strategy for long-term success.

As we move forward in 2022, we see compelling signs that a senior housing recovery is underway. Thanks to our relentless focus on execution, paired with our strategic and capital allocation actions, we are well-positioned to capture this upside and extend Ventas’s long track-record of growth and value-creation.

On behalf of the entire Board, thank you for your investment in our company. We ask for your support on the items contained in this proxy, and appreciate you taking the time to cast your vote.

We welcome the opportunity to present you with the information in this Proxy Statement. Your vote is important to us, and I encourage you to submit your proxy for this year’s Annual Meeting as soon as possible.

Sincerely,

Debra A. Cafaro

Chairman and Chief Executive Officer

2022 Proxy Statement	i

Notice of 2022 Annual Meeting of Stockholders

Date & Time	Location	Record Date	Outstanding Shares
[__________]	[__________]	March 21, 2022	On the record date, there were [__________] shares of common stock issued and outstanding and entitled to vote at the meeting.

Agenda

Board Recommendation
Proposal 1:	To elect the 11 director nominees named in the Proxy Statement to serve until the 2023 Annual Meeting of Stockholders	FOR each Director Nominee
Proposal 2:	To approve, on an advisory basis, the compensation of our Named Executive Officers	FOR
Proposal 3:	To approve the Ventas, Inc. 2022 Incentive Plan	FOR
Proposal 4:	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year	FOR

To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

Your Board of Directors unanimously recommends that you vote “FOR” all eleven nominees listed on the enclosed WHITE proxy card or voting instruction form and “FOR” all other Company proposals.

Please note that Land & Buildings Investment Management, LLC and certain of its affiliates (collectively, “Land & Buildings”) have notified us that they intend to nominate Jonathan Litt for election as a director to the Board at the 2022 Annual Meeting. You may receive solicitation materials from Land & Buildings, including a proxy statement and [__________] proxy card. We are not responsible for the accuracy of any information provided by or relating to Land & Buildings or its nominee contained in solicitation materials filed or disseminated by or on behalf of Land & Buildings or any other statements that Land & Buildings may make. Land & Buildings chooses which stockholders receive its proxy solicitation materials.

The Board does not endorse Land & Buildings’ nominee and unanimously recommends that you vote “FOR” the election of all eleven nominees proposed by the Board using the WHITE proxy card or voting instruction form. Our Board strongly urges you not to vote using any [_________] proxy card sent to you by Land & Buildings. Please note that voting to “withhold” with respect to Land & Buildings’ nominee on a [_________] proxy card sent to you by Land & Buildings is not the same as voting “FOR” your Board’s nominees, because a vote to “withhold” with respect to Land & Buildings’ nominee on its [_________] proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board’s nominees, you should vote “FOR” the Board’s nominees on the WHITE proxy card and disregard, and not return, any [_________] proxy card sent to you by Land & Buildings. If you have previously submitted a [__________] proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board’s nominees by using the enclosed WHITE proxy card or voting instruction card which will automatically revoke your prior proxy. Only the latest validly executed proxy that you submit will be counted.

Casting Your Vote

Your vote is very important. Please carefully review the proxy materials for the 2022 Annual Meeting of Stockholders and follow the instructions below to cast your vote promptly on all voting matters.

Please vote by proxy TODAY to ensure that your shares are represented at the 2022 Annual Meeting whether or not you currently plan to attend. You do not need to attend the meeting to vote if you vote your shares before the meeting. If you are a record holder, you may vote your shares by mail, telephone or the Internet. If you later decide to attend and vote at the meeting, your vote will revoke any proxy previously submitted. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares by ballot at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting. Please review “Questions and Answers” beginning on page [_] of this Proxy Statement for information about attending and voting at the 2022 Annual Meeting.

ii

If you hold your shares through a broker, bank, or other nominee and that nominee has also provided you with Land & Buildings’ proxy materials, the nominee will only be able to vote your shares with respect to any proposals at the 2022 Annual Meeting if you have instructed them how to vote. Please instruct your broker, bank, or other nominee how to vote your shares using the enclosed WHITE voting instruction card form. Please promptly mark, sign, date and return the WHITE voting instruction form to your broker, bank, or other nominee. Many brokers, banks, or other nominees also permit voting via the Internet or by telephone – please follow the simple directions on the enclosed WHITE voting instruction form.

PLEASE NOTE: Due to continuing delays in the postal system, we encourage all stockholders to vote electronically – by Internet or telephone – whenever possible.

By Telephone	Call the number shown on the enclosed WHITE proxy card.	By Mail	Request, complete and return the WHITE proxy card in the postage-paid envelope provided.
Via the Internet	Visit the website shown on the enclosed WHITE proxy card.	During the Meeting	Request, complete and deposit the WHITE proxy card or cast a ballot at the Annual Meeting.

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

stockholders may call toll free:

(877) 750-9496

Banks & Brokers may call collect:

(212) 750-5833

Participating in the Meeting

Stockholders of record as of March 21, 2022 are invited to attend our 2022 Annual Meeting. To attend the meeting, stockholders will need to present photo identification (such as a driver’s license), and proof of ownership of shares on the record date. Due to the COVID-19 pandemic, we may require stockholders to wear a mask, show proof of vaccination, show proof of a negative COVID-19 test result within a certain number of days, complete a health questionnaire, maintain social distancing or comply with other appropriate measures in order to attend the meeting in person. Any such requirements will be promptly announced in a press release, filed with the SEC and posted to the investor relations page of our website, https://ir.ventasreit.com. Please see the “Information About Our 2022 Annual Meeting” section of this Proxy Statement for additional details.

By Order of the Board of Directors, Carey S. Roberts Executive Vice President, General Counsel, Corporate Secretary and Ethics & Compliance Officer [_______], 2022 Chicago, Illinois

Important Notice Regarding Internet Availability of Proxy Materials

We are sending this Proxy Statement and making this Proxy Statement first available on or about [__________]. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available via the internet at www.[_______________].

2022 Proxy Statement	iii

i	Letter to Ventas Stockholders
ii	Notice of 2022 Annual Meeting of Stockholders
1	About Ventas
1	Our Company
3	2021 Performance
4	2021 Environmental, Social and Governance Highlights
4	Principles in Practice
7	Proxy Summary
9	Background of the Solicitation
16	Corporate Governance and Board Matters
16	Proposal 1: Election of Directors
17	Board Snapshot
18	Board Nominees
26	Director Recruitment, Nomination and Succession Planning
29	Our Corporate Governance Framework
32	Board Leadership Structure
33	Board Roles and Responsibilities
35	Committee Information
39	Stockholder Engagement
40	Contacting the Board of Directors
41	Non-Employee Director Compensation
44	Our Executive Officers
47	Executive Compensation
47	Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers
48	Compensation Discussion and Analysis
73	Compensation Committee Report
74	Executive Compensation Tables
84	CEO Pay Ratio
85	Proposal 3: Approval of the Ventas, Inc. 2022 Incentive Plan
86	Considerations for the Approval of the Incentive Plan
87	Description of Incentive Plan
90	Federal Income Tax Considerations
92	Equity Compensation Plan Information
93	Audit Matters
93	Proposal 4: Ratification of Fiscal 2022 Auditor Selection
94	Audit and Non-Audit Fees
94	Policy on Pre-Approval of Audit and Permissible Non-Audit Services
95	Audit and Compliance Committee Report
96	Securities Ownership
96	Stock Ownership of Directors, Management and Certain Beneficial Owners
97	Delinquent Section 16(a) Reports
98	Additional Information
98	Information About Our 2022 Annual Meeting
103	Submission of Stockholder Proposals and Other Items for 2023 Annual Meeting
103	Cautionary Note Regarding Forward-Looking Statements
A-1	Appendix A: Supplemental Information Regarding Participants

B-1	Appendix B: Non-GAAP Financial Measures Reconciliation
C-1	Appendix C: Proposed Incentive Plan
Helpful Resources

About Ventas

Our Company

Ventas, Inc., an S&P 500 company, operates at the intersection of two powerful and dynamic industries – healthcare and real estate. As one of the world’s foremost REITs, we use the power of capital and our team’s expertise to unlock the value of real estate, partnering with leading care providers, developers, research and medical institutions, innovators and healthcare organizations.

We hold a highly diversified portfolio of senior housing communities, medical office buildings (“MOBs”), life science, research and innovation (“R&I”) centers, hospitals and other healthcare facilities located throughout the United States, Canada and the United Kingdom. As of December 31, 2021, we owned or had investments in more than 1,200 properties.

Senior Housing Communities	Medical Office Buildings	Life Science, Research and Innovation Centers	Hospitals and Other Healthcare Facilities

• 47% of Portfolio* • ~75,000 seniors • >50,000 front-line workers	• 22% of Portfolio* • ~14,000 providers • ~27 million patient visits annually	• 10% of Portfolio* • ~10 million square feet (including developments underway) • >17 top-tier research universities • 5 of top 6 life science clusters	• 19% of Portfolio* • >6,500 beds • >1.5 million patient days annually

*	Portfolio percentage based on Annualized Adjusted NOI as of December 31, 2021. Annualized Adjusted NOI is a means of presenting Ventas’s portfolio composition and is not used to monitor financial performance.

For more than 20 years, Ventas has followed a successful, enduring strategy. Working with industry-leading tenants, operators and partners and supported by a collaborative and experienced team, we are focused on owning a high-quality, diverse portfolio of properties unified by strong growing demand from an aging demographic to produce consistent, growing cash flows and superior returns on a strong balance sheet for the benefit of our stockholders. In 2021, we delivered total annual return to stockholders of approximately 8%, net income attributable to common stockholders of $0.13 per share, Nareit Funds From Operations (“FFO”) of $2.65 per share and Normalized FFO of $2.90 per share.(1)

A SNAPSHOT OF SUCCESS(2)

20+ Years of Operation	19% Compound Annual Total Stockholder Return CAGR since 1999(3)	$33B Enterprise Value	BBB+ Credit Rating
~1,200 Properties	28M Square Foot Office Portfolio(4)	>$4.5B+ Assets Under Management in the Ventas Investment Management Platform	$3.7B 2021 Investment Activity

(1)	FFO and Normalized FFO are non-GAAP financial measures. Refer to Appendix B: Non-GAAP Financial Measures Reconciliation for additional information and a reconciliation to the most directly comparable GAAP measures.
(2)	Information as of December 31, 2021.
(3)	Bloomberg, for the period beginning December 31, 1999 and ending December 31, 2021. Ventas stock price adjusted historically for spin-off of Care Capital Properties, Inc. on August 17, 2015.
(4)	Inclusive of Life Science, R&I developments underway.

2022 Proxy Statement	1

Impact of and Response to COVID-19

The COVID-19 pandemic has had, and continues to have, a significant and disproportionate impact on our business and our tenants, operators and partners, many of whom have been on the frontline of responding to the pandemic by providing care to seniors, patients and other vulnerable members of our communities. A substantial portion of our business – representing nearly half of our Annualized Adjusted NOI – is in senior housing, an industry that has been particularly devastated by the COVID-19 pandemic, including the Delta and Omicron variants in 2021. While other industries and real estate subsectors were able to achieve results above pre-pandemic levels during 2021, some even achieving record results, our revenue and Net Operating Income (“NOI”)* remained materially below pre-pandemic levels. As a result, our stock underperformed the broader market and REIT indices on a relative basis.

Impacts of the COVID-19 pandemic on the Company’s business and operations in 2021 included:

•	A decrease in year-over-year revenue of 5.5% in 2021 and 8.7% in 2020 and an increase in operating costs in senior housing led to a continued decline in NOI in 2021, with reported senior housing operating (“SHOP”) same-store cash NOI (“SHOP Same-Store Cash NOI”) declining 21.7% in 2021 on top of a 30.5% decline in 2020*
•	Following a decrease in reported senior housing operating same-store revenue of 8.7% in 2020, reported SHOP same-store revenue continued to decline through the first quarter of 2021 by another 16%, after which it began to stabilize with modest gains throughout the remainder of the year*
•	Operating costs continued to be elevated in our senior housing portfolio in 2021 compared to pre-pandemic levels, primarily as a result of increased labor costs from the broader macro labor shortage, increased vaccine administration, testing and supply costs and the implementation of other safety measures.

We remain optimistic about the prospects for our enterprise and various business lines, which are driven by demographic demand that continues to grow. Despite the challenges of the pandemic, during 2021, we saw resilient demand in senior housing, with occupancy showing sustained growth beginning after the first quarter. As we enter 2022, we believe that rate and revenue will grow for the first time since the onset of the pandemic, which underpins optimism for our business. Our ability to remain strong and achieve significant strategic objectives during the prolonged and continuing impact of COVID-19 shows what a resilient, diverse and focused company we have built.

In the face of this extraordinary crisis and the ongoing uncertainty, our team continued to rise to the challenge, demonstrating resilience, agility and high productivity while holding firm to our core values of integrity, transparency and accountability and our commitment to corporate citizenship. Thanks to their efforts, we have responded to the ongoing COVID-19 pandemic and its extended consequences effectively, protecting the Company and its stakeholders while also making progress on our strategic priorities and positioning the Company for growth.

In developing our compensation programs, determining the compensation outcomes and evaluating our governance practices, we have been mindful of the impact of the COVID-19 pandemic and its consequences on our team, our business and our stockholders.

*	NOI and SHOP Same-Store Cash NOI are non-GAAP financial measures. Please see Appendix B for additional information and a reconciliation to the most directly comparable GAAP measures.

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2021 Performance

Our diverse portfolio, financial strength, experienced team and committed operating partners enabled the Company to remain strong and stable in 2021.

Despite the enormous challenges posed by the COVID-19 pandemic, we delivered strong results and continued to advance our strategic growth objectives, including by:

•	Rolling out life-saving vaccines to residents and caregivers in our senior housing communities in early 2021 and continuing to prioritize health and safety throughout the year.
•	Completing or announcing over $3.7 billion of investment activity, including:
o	Completing the acquisition of New Senior Investment Group Inc. (“New Senior”) for a purchase price of $2.3 billion, a strategic investment in independent living communities in advantaged markets that appeals to a large and growing middle-market senior demographic.
o	Expanding our Life Science, R&I portfolio to approximately 10 million square feet, inclusive of developments underway. This portfolio includes the commencement of a $500 million new project with research leader University of California, Davis and the delivery of our exciting immunotherapy research and innovation center anchored by healthcare and research pioneers the University of Pittsburgh and the University of Pittsburgh Medical Center (UPMC).
•	Experiencing sustained occupancy growth in our senior housing communities for 10 consecutive months beginning in March and continuing through the year. Leveraging our Ventas Operational InsightsTM, which combines our data and analytical active asset management approach, we executed on our Right Asset, Right Market, Right OperatorTM strategy for our SHOP segment, which included transitioning 90 communities to multiple operators, executing on significant senior housing dispositions and expanding and realigning operator relationships.
•	Remaining an industry leader in Environmental, Social and Governance matters, including:
o	Continuing to invest in sustainability capex and other initiatives throughout our portfolio, as well as a goal to achieve LEED Silver or better on 100% of Life Science, R&I development pipeline.
o	Receiving a number of recognition and awards, including being recognized on CDP’s “A-List,” which recognizes the top 2% of global companies scored, being named to the Bloomberg Gender Equality Index for the third consecutive year, winning Nareit’s Healthcare Leader in the Light award for the fifth consecutive year and being selected to the DJSI World Index for the third year.
o	Continuing our ongoing refreshment of the Ventas Board of Directors with the appointment of Maurice Smith, President and CEO of Health Care Service Corporation, in 2021 and the appointment of Michael Embler, former Chief Investment Officer of Franklin Mutual Advisers, in 2022. Jay M. Gellert, a valued director who has served on the Board since 2001, will not be standing for re-election at the 2022 Annual Meeting.
o	Continuing to advance our DE&I framework, including establishing a diverse, cross-functional DE&I committee dedicated to implementing the DE&I framework centered around people, culture and celebration, investment and community.
o	Ensuring a smooth return to an office working environment in the fourth quarter of 2021.
•	Executing on strategic disposition volume totalling $1.2 billion, including receipt of $360 million in loan repayments on high IRR, well-structured loans and disposition of $850 million in non-core assets that recycled capital, improved our portfolio and reduced leverage.
•	Developing and executing on a multi-pronged approach to retaining financial strength and flexibility by repaying $1.1 billion in near-term debt maturities, issuing over $1 billion in attractively priced fixed income securities, which extended debt maturities at low long-term rates, maintaining our BBB+ credit ratings and ending the year with a fixed charge coverage ratio of 3.6x.
•	Accelerating growth of our Ventas Investment Management (“VIM”) platform, which ended 2021 with over $4.5 billion in assets under management, and building the infrastructure that will make the business scalable.
•	Delivering total annual return to stockholders of approximately 8%.

2022 Proxy Statement	3

2021 Environmental, Social and Governance Highlights

ESG Priorities

Ventas organizes its ESG efforts around the following framework, which was developed from a materiality assessment that the Company completed in 2019 using the Global Reporting Initiative (“GRI”) Standards.

People	Performance	Planet
► Talent Attraction & Retention ► Diversity, Equity & Inclusion	► Tenant, Resident & Operator Satisfaction ► Responsible Investment	► Climate Change ► Energy & Emissions ► Water ► Waste

We believe our ESG priorities are important to the long-term success of our business and have incorporated a comprehensive ESG assessment into our due diligence process for acquisitions, dispositions, developments and redevelopments, and selection of operators and partners. Our ESG diligence focuses on seven topics that align with our ESG framework. They are:

Human Rights
Health & Safety
Diversity, Equity & Inclusion
Tenant/Resident Satisfaction
Sustainable Building Certifications
Climate Risk and Resilience
Energy Emissions, Water and Waste Efficiency

Considering these areas when evaluating business opportunities helps ensure that our business decisions reflect our ESG priorities and consider ESG-related risks.

Principles in Practice

Health and Safety
We care deeply about the health and safety of our employees and the residents, tenants, caregivers and patients who live in and frequent our buildings. Our commitment to an overall sense of well-being is borne out through robust workplace safety protocols, training and education practices and an industry-leading benefits package that reflects and rewards our employees’ dedication to the success of our company. During 2021, our health and safety initiatives included a number of measures to address the COVID-19 pandemic, including supporting our senior housing operators in rolling out the vaccine to residents and caregivers in our communities and developing a new hybrid work-from-home policy for our corporate offices to provide more flexibility to our employees.	Supported our senior housing operators in the vaccine roll-out in our portfolio	Developed a new hybrid work-from- home policy

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Diversity, Equity and Inclusion
Ventas has a long history of actively promoting DE&I, and we are committed to driving lasting change in our Company, our industry and our communities. To advance our DE&I efforts, we developed a DE&I framework centered around the key pillars of people, culture and celebration, investment and community. In 2021, we formed a DE&I Committee headed by our Chairman & CEO to put our DE&I framework into action, engaging a diverse, multi-disciplinary group of employees from across our enterprise. We also became the Founding Diversity Partner–Healthcare Real Estate of the Real Estate Executive Council’s Diversity Initiative, which will support the Council’s mission to increase DE&I throughout the commercial real estate industry.

Human Rights
We believe our employees have the right to a safe and fulfilling workplace, and that they and everyone we work with should be treated with dignity and respect. We expect the same of our partners. Recognizing the importance of basic income, the minimum wage for our full-time employees is $15 an hour; we aim to increase that to $17 an hour by 2024. We also partner with organizations such as the Greater Chicago Food Depository and Elderserve, which provide services to help older adults live with dignity.	$15/hour minimum wage for our full-time employees	$17/hour by 2024

Tenant, Operator, and Resident Satisfaction
The engagement and satisfaction of our customers is a critical measure of performance and helps to ensure that everyone with whom we engage is treated with dignity and respect. For the second year in a row, our Medical Office portfolio ranked in the top quartile of our peers for tenant satisfaction as measured by Kingsley Associates. Rankings for 2021 increased for each major key performance indicator compared to 2020, with renewal intentions in the top decile when compared to peers. Substantially all of our senior housing communities conducted tenant satisfaction surveys.

The Kingsley Excellence Award distinguishes communities that outperform the Kingsley IndexTM industry benchmark for overall resident satisfaction. Communities that receive this award go above and beyond to ensure their residents are satisfied with their living experience from start to finish.

Sustainable Building Certifications
Sustainable building certifications demonstrate our commitment to sustainable development and building operations and are part of our Responsible Investment ESG goals. These independent third-party certifications ensure properties meet the highest standards in environmental responsibility and resource efficiency. We are the leading owner of Energy Star-certified senior housing properties and currently own more than 170 green-certified buildings, representing approximately 20 million square feet.	50 LEED-certified buildings (including under development)	11 IREM-certified sustainable properties
>70% of total Energy Star-certified properties in the senior housing sector

2022 Proxy Statement	5

Climate Risk and Resilience
We recognize the risks associated with living and working in high-potential flood areas, as well as the potential for significant damage to property. As a result, we set a goal to have less than 10% of our NOI from properties in high-risk flood areas (FEMA Zone A). In 2021, less than 3% of our NOI(1) was from such properties. We also ensure that our properties have appropriate emergency plans in place, and in 2021, we implemented an enhanced natural disaster management protocol in preparation for wildfires and hurricanes.	less than 3% of our NOI was from properties in high-risk flood areas (FEMA Zone A) in 2021

Energy Emissions, Water and Waste Efficiency
We have a robust data management process to measure and minimize our environmental footprint. We leverage this data to identify opportunities for efficiency improvements and have invested over $60M in accretive energy and water efficiency projects since 2018. We also recognize the importance of minimizing carbon emissions as quickly as possible, and ultimately achieving net zero carbon emissions.	$60M in accretive energy and water efficiency projects since 2018.

(1)	NOI is a non-GAAP financial measure. Please see Appendix B for additional information and a reconciliation to the most directly comparable GAAP measure.

Corporate Sustainability Report

In September 2021, Ventas published its fourth annual Corporate Sustainability Report, which highlights our efforts toward ESG excellence and leadership. Our reporting is in accordance with the GRI Standards and showcases our new environmental goals and our Principles in Practice, a series of case studies that demonstrate our response to the COVID-19 pandemic, our actions to achieve greater gender and racial equality and our actions on health and safety and emergency preparedness. Our Corporate Sustainability Report is available in the Corporate Responsibility section of our website at www.ventasreit.com.

Note About Website and Corporate Sustainability Report

The reports mentioned above, or any other information from our website, are not part of or incorporated by reference into this Proxy Statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, which may make assumptions based on development standards that may change and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports also may change at any time, and we undertake no obligation to update them, except as required by law.

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Proxy Summary

At our 2022 Annual Meeting, you will be asked to vote on four proposals. This proxy summary provides limited information regarding each proposal. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2022 Annual Meeting Proposals

The proposals that stockholders will be asked to vote on at this meeting are as follows:

		Board Recommendation	Page Reference
Proposal 1:	To elect the 11 director nominees named in the Proxy Statement to serve until the 2023 Annual Meeting of Stockholders	FOR each Director Nominee	●
Proposal 2:	To approve, on an advisory basis, the compensation of our Named Executive Officers	FOR	●
Proposal 3:	To approve the Ventas, Inc. 2022 Incentive Plan	FOR	●
Proposal 4:	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year	FOR	●

You may receive solicitation materials from Land & Buildings, including a [________] proxy card. Our Board does not endorse Land & Buildings’ nominee and unanimously recommends that you not sign or return the [_________] proxy card sent to you by Land & Buildings. If you previously have signed a [__________] proxy card sent to you by Land & Buildings, you can revoke it by using the enclosed WHITE proxy card to vote by Internet or by telephone, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only your last dated proxy will count.

Director Nominees

Our Board has nominated eleven individuals with a wide variety of experiences for election as directors at the Company’s 2022 Annual Meeting. All of our nominees are currently members of our Board of Directors. Michael J. Embler joined our Board on March 6, 2022, filling the vacancy that would otherwise be created by the departure of Jay M. Gellert, who is retiring from our Board at the 2022 Annual Meeting after 20 years of service.

Mr. Embler is widely recognized for his success and insights as an institutional investor and seasoned board member, with deep experience across a broad range of industries, including healthcare, capital intensive industries and finance.

Additional information concerning the composition of our Board and our director nominees can be found under Proposal 1: Election of Directors.

Executive Compensation

The second item on the agenda is an advisory vote on our Executive Compensation programs. Our Executive Compensation programs reflect our philosophy that compensation should be linked to performance, align with stockholder experience and attract, retain and motivate talented employees. To that end, we benchmark our executive compensation against that of our peers to ensure that our executives’ pay is targeted to the appropriate level based on their roles, responsibilities and years of experience. We also award a significant proportion of executive compensation—more than 80% of the 2021 compensation of our Named Executive Officers—in the form of equity and cash incentive awards tied to pre-identified performance measures such that an executive’s realized pay is closely tied to the Company’s performance.

The COVID-19 pandemic has had, and is continuing to have, a significant and disproportionate impact on our business. A substantial portion of our business – representing nearly half of our Annualized Adjusted NOI – is in senior housing, an industry that has been particularly devastated by the COVID-19 pandemic, including the Delta and Omicron variants, and its extended consequences. Due, at least in part, to this impact, performance metrics for our 2019-2021 pRSU program were not achieved and all awards under this program were forfeited. As a result, realized pay for our Named Executive Officers in 2021 was significantly less than 2021 reported pay.

Additional information regarding our Executive Compensation Programs can be found in the section titled Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers.

2022 Proxy Statement	7

2022 Incentive Plan

The third item on the agenda for the 2022 Annual Meeting is approval of a new incentive plan. This Plan, the Ventas, Inc. 2022 Incentive Plan (the “Plan” or the “2022 Plan”), would replace our 2012 Incentive Plan (the “2012 Plan”) and would allow us to continue to grant equity to our directors, officers and other employees.

Like the 2012 Plan, the 2022 Plan would authorize the issuance of stock options, restricted stock and restricted stock units, performance awards (including performance stock units), stock appreciation rights and cash awards. If the Plan is approved, 10,000,000 shares would be available for issuance under the Plan plus (i) shares currently available for issuance under our 2012 Plan and (ii) shares subject to awards outstanding under the 2012 Plan that expire, terminate or are forfeited for any reason. The Plan would terminate on the earlier of (i) the 10th anniversary of the Effective Date and (ii) when all shares have been issued and all benefits under the Plan have been paid.

Additional information regarding this proposal can be found under Proposal 3: Approval of the Ventas, Inc. 2022 Incentive Plan.

Auditors

The fourth item on the agenda for the 2022 Annual Meeting is approval of the selection of KPMG as our auditors for 2022. KPMG was first engaged to serve as our independent registered public accounting firm in July 2014 and we believe that the continued retention of KPMG to serve in this role for this fiscal year is in the best interests of the Company and its stockholders.

Additional information regarding this proposal can be found under Proposal 4: Ratification of Fiscal 2022 Auditor Selection.

8

Background of the Solicitation

The following discussion provides additional background information on the Company, the Board and our engagement with Land & Buildings during 2021 and 2022:

The Board and its Nominating and Corporate Governance Committee (the “NCG Committee”) have a robust, rigorous multi-year process for board refreshment, board development and effective director succession planning. This process has benefited from annual self-evaluations overseen by the NCG Committee, support from nationally recognized third-party search firms the Company has engaged from time to time, and feedback from the Company’s investors. As a result, the Board has successfully recruited and identified outstanding, independent board candidates who enhance the diversity of the Board from the perspective of gender, race and experience; have long records of achievement; bring a commitment to guiding and challenging corporate strategies and management teams; and are well-suited to enhancing oversight and accountability for the benefit of the Company’s stockholders and other stakeholders.

The Board has also planned for and implemented, in prior years as well as this year, the retirement of directors with longer periods of service and appointed new board committee leaders to reflect departures and the evolving needs of the Company. Among other considerations, these processes have taken into account the average tenure of our directors and advanced the goal of ensuring the Company benefits from the institutional knowledge, continuity and experience that longer-tenured directors may have in navigating prior macroeconomic, geopolitical, and industry shifts and crises as well as the fresh perspectives and voices brought by newly elected directors. We believe that this approach has been critical in enabling the Company to better navigate industry and business cycles, seize value creation opportunities, invest in new opportunities and manage through risks and challenges. This was especially important in responding to the enormous challenges posed by the COVID-19 pandemic to our Company, the health and safety of the residents, patients, caregivers and other frontline workers in our senior housing communities and other healthcare environments and our other stakeholders.

Accordingly, the Company has proactively added several new independent directors in the last three years, including Maurice S. Smith, a healthcare industry leader, in February 2021, Marguerite M. Nader, a senior REIT executive with asset management, finance and investment expertise, in 2020, and Sean P. Nolan, a biopharmaceutical leader, in 2019. Prior director retirements and departures since 2018 have included Glenn J. Rufrano, Richard Gilchrist and, this year, Jay M. Gellert. In addition, and as further detailed elsewhere in this Proxy Statement, the Company has rotated the leadership roles and the composition of the Board and its committees. Our Board refreshment process continued in late 2021 and into early 2022, as the Board and management sought to identify potential new director candidates with the assistance of Korn Ferry, a leading, nationally recognized third-party director search firm. The search focused on candidates with a background in institutional investing in public companies, with a strong preference for candidates who also had significant public company board and healthcare sector experience. The Company also prioritized experience with ESG matters, given the extensive focus from investors on ESG and the Company’s industry leadership in that area, and candidates who would be additive to the diversity of backgrounds and perspectives on the Board. As a result of this process, which featured six candidates reaching the interview stage and the consideration of over twenty candidates (some of whom remain in the pipeline for consideration in future years), the Board appointed Mr. Michael Embler, former Chief Investment Officer of Franklin Mutual Advisors, to the Board on March 6, 2022.

2022 Proxy Statement	9

As discussed elsewhere in this Proxy Statement, our Board and senior management value engagement with our stockholders, the broader investment community and market participants and our stakeholders. Our CEO, CFO and other members of senior management share information and speak with hundreds of investors in a variety of settings and formats during the course of the year. In addition, our Compensation Committee Chair leads a proactive stockholder outreach program each spring, fall and at other times as appropriate by inviting our top 50 stockholders to engage in a direct dialogue with us through participation in individual meetings, with smaller investors also periodically participating. We undertake and continue to enhance our extensive engagement activities throughout the year to provide visibility and transparency into our business, performance and priorities. This was particularly important during the past two years given the devastating impact of the COVID-19 pandemic on our business and stakeholders. Our engagement efforts—and responsive actions taken—allow us to connect with our stockholders to share perspectives and expectations in a timely manner and incorporate their feedback into our business and governance decision-making.

Our most recent engagement cycle commenced with outreach by the Board and management to our top 50 stockholders in the fall of 2021 to gather feedback following last year’s annual meeting and to discuss developments in the Company’s business and strategy, Board and corporate governance matters, executive compensation, ESG matters and other topics of interest. In January 2022, following these discussions, and taking into account a thorough review led by our Compensation Committee that had commenced in July 2021, we continued to evolve our compensation program by reducing the compensation arrangements of certain of our executive officers, including Ms. Cafaro. This step further supported our goal of having a compensation program that will promote sustained, superior returns for investors through a market-competitive compensation program that rewards strong performance, supports retention and aligns executives’ interests with those of stockholders. The specifics of those changes are detailed in this Proxy Statement, including in the Compensation Discussion and Analysis section.

On November 24, 2021, the Company’s General Counsel, Carey S. Roberts, received a letter from Olshan Frome Wolosky LLP (“Olshan”) on behalf of Jonathan Litt, Founder and Chief Investment Officer of Land & Buildings, requesting a copy of the Company’s questionnaire for director nominees for running a proxy contest. Neither the Company nor any members of the Board had received any requests for engagement or any other feedback from Land & Buildings in the months prior to the issuance of the letter. On the same day, Mr. Litt sent an email to Ms. Cafaro requesting a time to meet to discuss matters relating to the Company. Ms. Cafaro responded to Mr. Litt and suggested the parties set up a time during the following week. Records also indicated that Land & Buildings first moved its shares into record position in late November 2021 to enable running of a proxy contest, prior to submitting these requests.

On November 30, 2021, the Company provided the requested director nominee questionnaire to Olshan along with a copy of the Company’s director nominee certificate.

10

On December 1, 2021, Mr. Litt, Ms. Cafaro and Robert F. Probst, our CFO, met telephonically, during which Ms. Cafaro emphasized the Company’s commitment to performance and asked Mr. Litt for his suggestions. Mr. Litt outlined his views regarding the Company and communicated his desire to join the Board. Mr. Litt did not discuss any substantive or strategic recommendations on how he would address the views he outlined, other than his joining the Board.

On December 1, 2021, and from December 7, 2021 to December 9, 2021, the Company, its counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), Olshan and Land & Buildings addressed certain administrative matters relating to Land & Buildings’ nominations. In discussions, Olshan stated that Land & Buildings would prioritize Mr. Litt securing a seat on the Board as a precondition to any settlement and discussed other potential terms of a negotiated outcome. Representatives of the Company indicated that the Company welcomed Mr. Litt’s input regarding the Company and would consider terms for a potential resolution, including considering Mr. Litt’s candidacy alongside other potential director candidates.

The Board of Directors also met in early December 2021 to conduct its regularly scheduled business, including a review and discussion of corporate, strategic portfolio, financial and TSR performance, capital allocation and structure sustainability and governance-related matters.

On December 10, 2021, while the Company was focused on responding to the challenges posed by the rapid emergence of the Omicron variant, Land & Buildings submitted its formal notice (the “Notice”) of nomination naming two director nominees—Mr. Litt and Michelle Applebaum—for election to the Board at the 2022 Annual Meeting. Ms. Applebaum, a retired steel industry sell side analyst, had not been previously identified to the Company as a nominee. The nomination notice stated that Mr. Litt beneficially owned 653,385 shares of common stock of the Company or approximately 0.16% of the total outstanding shares of the Company as of the date of the Notice. Ms. Applebaum did not beneficially own any shares of the Company as of the date of the Notice, and Mr. Litt indicated in the Notice Land & Buildings’ belief that Ms. Applebaum should join the Board. In his director questionnaire, Mr. Litt highlighted his focus on the Company’s performance relative to its peers, capital allocation, corporate positioning, investor communications, and the size of the Board and certain of the Company’s Board committees. Mr. Litt’s questionnaire also included a proposed settlement on the following terms: (1) the addition of Mr. Litt and a second mutually agreed upon candidate to the Board, (2) the retirement of two directors, (3) the elimination of the Board’s Executive Committee, (4) the appointment Mr. Litt as Chair of the Investment Committee, establishing additional specific mandates for the Investment Committee under Mr. Litt, and novel and unusual provisions that would provide for the Board’s decisions and the Investment Committee’s recommendations to be publicly disclosed.

Following receipt of the Notice, representatives of the Company, on behalf of the NCG Committee and the Board, sought to schedule interviews for Mr. Litt with members of the NCG Committee in connection with the committee’s consideration of his candidacy for appointment to the Board, in accordance with the Company’s customary practices and procedures for evaluating potential director candidates and the Board’s commitment to a rigorous, ongoing periodic refreshment program. Despite the Company’s repeated outreach, it took several weeks of communications before the Company received a definitive response on Mr. Litt’s availability.

2022 Proxy Statement	11

On December 13, 2021, the Company announced it had earned the CDP Climate Change “A List” designation, which recognizes the top 2% of global companies scored, underscoring the Company’s recognized leadership in energy efficiency and corporate sustainability. The Company had previously disclosed its other recognitions of its continued leadership on ESG issues in the REIT and healthcare industry, including the Company earning its fifth consecutive Nareit Health Care “Leader in the Light” award for superior sustainability practices; receiving Silver in Nareit’s second annual Diversity, Equity & Inclusion (DE&I) recognition awards; being named a 2021 GRESB Real Estate Sector Leader and achieving the top score across all U.S. listed Healthcare REITs; and maintaining its inclusion on the rigorous S&P Dow Jones World and North America sustainability indices.

On December 15, 2021, Wachtell Lipton sent Olshan a form of confidentiality agreement in order to facilitate the sharing of information between the Company and Land & Buildings that we believed would be conducive to further discussions and engagement, including enabling the private and confidential sharing of the names and backgrounds of the other director candidates being considered. Olshan acknowledged receipt of the form of confidentiality agreement but subsequently indicated that, after discussing with Mr. Litt, Land & Buildings would not be signing a confidentiality agreement.

On December 17, 2021 and December 29, 2021, the NCG Committee met to further consider and discuss, among other things, the skillsets and attributes that would be valuable for the Board and potential new director candidates for appointment to the Board, including profiles of director candidates identified to the committee by Korn Ferry, Board members, Company personnel, and the Company’s advisors. In evaluating the potential director candidates, the NCG Committee considered whether the candidates possessed a long record of accomplishment and engagement, as well as different perspectives, skillsets, independence of thought, education, ages, genders, racial and ethnic demographics and business experience that would be additive to the Board. The goal of this process was to cultivate a complementary mix of individuals with diverse backgrounds, knowledge and viewpoints reflecting the broad set of opportunities and dynamics that the Board and management would continue to navigate as part of the Company’s initiatives to create value and manage risks.

The NCG Committee proceeded to interview director candidates, with a focus on each candidate’s institutional investment, healthcare sector, public company board and ESG experience and also taking into account the existing Board composition, our skills matrix for director candidates and the current and future strategic needs of the Company, as well as feedback from a broad range of investors. During the December 29, 2021 meeting, Ms. Cafaro noted that Land & Buildings had not yet provided any available times for the committee to meet with its nominees and the committee decided to reserve its judgment on the director candidates pending interviews with at least Mr. Litt.

Through late 2021 into 2022, the Company continued its review of the scope of the responsibilities of the Investment Committee, taking into account practices peer companies, how the Investment Committee in practice operated to facilitate and oversee the Company’s investment, divestiture and capital allocation strategy and activities, Mr. Litt’s proposals as noted in his director questionnaire and continuing to maintain and facilitate the engagement, oversight and input of the Board as a whole on capital allocation, capital structure, investment and divestiture strategy and activities, among other matters.

12

On January 3, 2022, following weeks of outreach by representatives of the Company, Mr. Litt indicated through Olshan that he was available to meet with members of the NCG Committee later in the week. The NCG Committee organized two separate sessions with Mr. Litt in order to ensure the committee and the Board had the benefit of meaningful time and discussion with Mr. Litt as part of the interview process and that additional directors could meet with him and evaluate his potential contributions to the Board.

On January 7, 2022 and January 10, 2022, Mr. Litt met with members of the NCG Committee and of the Board, including James D. Shelton, Melody C. Barnes, and Robert D. Reed, along with Matthew J. Lustig, who had recently been elected to serve as independent chair of our Investment Committee, and Marguerite M. Nader, a member of our Audit Committee, in order for Mr. Litt to be interviewed and to discuss Land & Buildings’ nominations and perspectives with our NCG Committee and Board. At the meetings, Mr. Litt was complimentary of the Company and the Board and expressed his desire to join the Board. During the interviews, Mr. Litt expressed his admiration for Ms. Cafaro’s leadership of the Company several times and his optimism in the Company’s business outlook. At one of the meetings, Mr. Litt was asked to provide references in connection with his candidacy. Mr. Litt did not provide any references.

Following the interview with Mr. Litt, the NCG Committee carefully considered his candidacy alongside the other candidates who had been interviewed by the committee, noting that other candidates possessed more extensive experience as an institutional investor, stronger public company board, ESG and governance experience and backgrounds in healthcare and other valuable attributes that could enable them to make unique and important contributions to the Board. Following the NCG Committee’s review and recommendation, the Board determined that Mr. Litt and Ms. Applebaum did not meet the standards established by the Board for new directors and declined to appoint either candidate to the Board.

On January 11, 2022 and January 19, 2022, Mr. Lustig and Alan Hartman of Centerview Partners, financial advisor to the Company, met telephonically and communicated via email with Mr. Litt to discuss his position vis-à-vis Land & Buildings’ nominations following his meetings with members of the NCG Committee and the Board. During a call on January 11, 2022, Mr. Lustig and Mr. Hartman explained to Mr. Litt that, following the meetings and subsequent discussions and evaluation by the NCG Committee, the Board had decided that it was not in the best interest of the Company and its stockholders to appoint either Mr. Litt or Ms. Applebaum to the Board and added that the Board believed there were other candidates who were more qualified to join the Board. Mr. Lustig and Mr. Hartman stated to Mr. Litt that the Company was willing to continue to engage with Land & Buildings on alternative pathways forward that did not involve Mr. Litt joining the Board but Mr. Litt declined to engage. In his email to Mr. Litt on January 19, 2022, Mr. Lustig reiterated that in connection with Land & Buildings withdrawing its nominations, among other things, the Company was willing to (1) continue to engage with Land & Buildings, including by providing access for Mr. Litt to the Company to provide his perspectives and views on the Company, (2) seek Land & Buildings’ further input on the Company’s ongoing Board enhancement and succession planning processes, including the appointment of a new independent director, the planned retirement of an existing director at the 2022 Annual Meeting, and the appointment of Melody C. Barnes as the new incoming chair of the NCG Committee, and (3) review the scope of responsibilities of the Investment Committee of the Board. Mr. Litt declared the parties were at an “impasse,” did not provide feedback on the Company’s proposals and did not seek any further engagement. As discussed below, the Company did not hear from Mr. Litt subsequently for over a month, until Ms. Cafaro reached out to Mr. Litt.

2022 Proxy Statement	13

On January 20, 2022, the Company issued a January 2022 Business Update to provide additional clarity and insight to investors regarding the Company’s performance and priorities and continued engagement with investors and other market participants.

On February 17, 2022, the Company reported its fourth quarter 2021 and full year results and provided additional commentary on its business, performance and value creation priorities.

On February 24, 2022, notwithstanding Mr. Litt’s silence, Ms. Cafaro once again reached out to Mr. Litt. During the call, Mr. Litt complimented the Company on its most recent earnings performance, addressed the quality of the Company’s investor communications, and discussed his ongoing campaigns to acquire two other public REITs and his efforts to raise capital in connection therewith. Mr. Litt also stated that while his two director nominations remained “live”, he understood that the Company would not be appointing him to the Board. Ms. Cafaro indicated once again the Company’s commitment to operational excellence and performance, and its willingness to continue discussions with him in order to benefit from any constructive ideas or suggestions he had.

On March 1, 2022, representatives of Wachtell Lipton and Olshan spoke, during which Olshan confirmed that Land & Buildings did not intend to withdraw its director nominations for the 2022 Annual Meeting unless Mr. Litt was granted a board seat.

On March 4, 2022, the Company announced that it would participate in investor meetings at the Citi 2022 Global Property CEO Conference.

On March 6, 2022, the Board unanimously appointed Mr. Embler to the Board effective immediately. As discussed above and elsewhere in this Proxy Statement, the NCG Committee and the Board had previously considered a range of potential candidates and interviewed six potential candidates (including Mr. Litt) and evaluated Mr. Embler’s skills, background and experiences as part of the Company’s ongoing and normal Board refreshment process. The NCG Committee and the Board concluded that Mr. Embler's investment expertise and perspectives as an institutional investor in public companies (including as Chief Investment Officer at Franklin Mutual Advisers), his healthcare experience (including eight years as a director of Kindred Healthcare, a multi-billion dollar revenue operator of nursing homes, long-term acute care hospitals and rehabilitation services, which platform has a strong nexus to the Company’s businesses), REIT experience, experience with enhancing investor communication strategies, extensive public company board experience (including across all board committees), ESG capabilities and expertise (including certifications in environmental conservation and sustainability from Columbia University’s Earth Institute Center for Environmental Sustainability and in cybersecurity oversight from the National Association of Corporate Directors), and strong financial and capital allocation orientations in capital intensive businesses such as American Airlines, where he serves on the board of directors, would benefit the Company and all of our stakeholders as the Board oversees and guides the Company’s execution of strategic and capital allocation initiatives. The Board also appointed Mr. Embler to the Investment Committee and the Audit Committee.

14

On March 6, 2022, the Company issued a press release announcing the appointment of Mr. Embler to the Board. The press release highlighted that Mr. Litt and Ms. Applebaum had not met the Board’s standards for new directors, indicated that as part of the Board’s refreshment process, Jay M. Gellert would retire from the Board and not stand for re-election at the 2022 Annual Meeting, and disclosed that Melody Barnes would commence service as chair of the NCG Committee, effective at the Company’s 2022 Annual Meeting, as part of the Board’s ongoing succession planning process. The Company noted that Mr. Gellert had made unique and important contributions to the Company’s growth and success over the past two decades and that as a healthcare expert, Mr. Gellert added valuable insights to Board discussions and decisions, including the Company’s highly successful exit from the skilled nursing business, and helped the Company navigate the healthcare crisis of COVID-19 while prioritizing the safety of residents, patients and employees. The Company’s Lead Independent Presiding Director also emphasized the Board’s commitment to best-in-class corporate governance and Board refreshment to complement the diverse experience of the Company’s directors and support the Company’s long-term goals and sustainable value creation.

On March 7, 2022, Land & Buildings formally withdrew Ms. Applebaum’s nomination for election to the Board at the 2022 Annual Meeting. Land & Buildings also issued a letter to stockholders and filed a preliminary proxy statement regarding Mr. Litt seeking to join the Board.

2022 Proxy Statement	15

Corporate Governance and Board Matters

Proposal 1: Election of Directors

At the 2022 Annual Meeting, stockholders will vote on the election of the eleven director nominees listed on the following page for one-year terms.

The Board has nominated each of the nominees to serve until the 2023 Annual Meeting. Each nominee has indicated that they will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election but, if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size. Each director holds office until their successor has been duly elected and qualified or their earlier resignation, death or removal.

In nominating the following slate of director candidates for election at the Company’s 2022 Annual Meeting, the Board has evaluated each nominee by reference to the criteria described under the heading “Director Recruitment, Nomination and Succession Planning.” In addition, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the nominees about their principal occupations, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company. The information reflects their respective ages and tenure as of the 2022 Annual Meeting and their current committee and chair assignments.

        Our Board recommends that you vote FOR the election of each of the nominees to the Board of Directors.

The Board does not endorse Land & Buildings’ nominee. The Board strongly urges you not to sign or return any [_______] proxy card sent to you by Land & Buildings. If you have previously submitted a [________] proxy card sent to you by Land & Buildings, you can vote for the Board’s nominees and on the other matters to be voted on at the 2022 Annual Meeting by using the enclosed WHITE proxy card or voting instruction form, which will automatically revoke your prior proxy.

In addition to the information set forth below, Appendix A sets forth information relating to the Company’s directors, the Board’s nominees for election as directors and certain of the Company’s officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their positions as directors, nominees or because they will be soliciting proxies on our behalf.

16

Board Snapshot

2022 Director Nominees

Below is a snapshot of our Director nominees, including committee assignments that are expected to take effect following our Annual Meeting if all of the nominees are elected.

Melody C. Barnes
Co-Director for Policy and Public Affairs,
Democracy Initiative, University of Virginia
Founder of MB[2] Solutions

Debra A. Cafaro
Chairman and CEO, Ventas

Maurice S. Smith
President and CEO,
Health Care Service Corporation

James D. Shelton
Former Chairman, Omnicare, Inc.
Former CEO and Chairman,
Triad Hospitals, Inc.

Matthew J. Lustig
Chairman of Investment Banking,
North America and Head of
Real Estate and Lodging Lazard
Frères & Co. LLC

Robert D. Reed
Former SVP and CFO,
Sutter Health

Roxanne M. Martino
Managing Partner, OceanM19
Former CEO, Aurora Investment
Management LLC

Walter C. Rakowich
Former CEO, Prologis, Inc.

TENURE
8 years
23 years
1 year
14 years
11 years
14 years
6 years
6 years
3 years
2 years
KEY TO BOARD COMMITTEES
AC Audit Committee
CC Compensation Committee
NC Nominating Committee
IC Investment Committee
EC Executive Committee
Chair

Sean P. Nolan
President, Nolan Capital, LLC
Former President and CEO, AveXis, Inc.

Marguerite M. Nader
President and CEO,
Equity LifeStyle Properties, Inc.

Board Composition (Nominees)

Gender and Ethnic Diversity	Independence	Age	Tenure

2022 Proxy Statement	17

Board Nominees

Director Nominees Skills, Experience, Qualifications and Attributes Matrix

In selecting nominees for the Board, our Nominating and Corporate Governance Committee considers the particular experience, qualifications and skills of the current Board members and prospective candidates to ensure a variety of skills and qualifications are represented on the Board.

Skills and Attributes
Executive Experience (CEO): Supports our management team through relevant advice and leadership
Financial/Accounting Experience: Critical to the oversight of the Company’s financial statements, financial reporting and internal controls
REITS/Real Estate: Contributes to a deeper understanding of the Company’s challenges and opportunities in the REIT and real estate industries
Healthcare, Senior Housing & Health Systems: Contributes to a deeper understanding of the challenges and opportunities in the healthcare, senior housing and for-profit/not-for-profit health systems industries
Life Sciences, Research & Innovation: Provides valuable insight regarding the unique considerations relevant to the life sciences, research & innovation space as the Company seeks to grow this line of business
Investment & Capital Allocation: Valuable in overseeing the Company’s investment and capital allocation strategies, capital structure and financing activities
Capital Intensive Industry: Contributes to a deeper understanding of the Company’s operations and key performance indicators
Public Company Executive Compensation: Contributes to the Board’s ability to attract, motivate and retain executive talent and align executive compensation with long-term stockholder value
Public Policy & Regulation: Contributes to the Board’s understanding of complex public policy issues and legal, regulatory and compliance risks
Technology/Cybersecurity: Contributes to the Board’s understanding of information technology and cybersecurity risks
Education, Communication & Brand: Valuable in managing communications with stakeholders and protecting the Company’s brand and reputation
Sales & Marketing: Valuable in promoting and selling our services and delivering excellent customer service
Strategic Planning: Essential to guiding the Company’s long-term business strategy
Investor Experience and Perspective: Provides valuable insight regarding the considerations relevant to institutional investors
Risk Management: Contributes to the identification, assessment and prioritization of risks facing the Company
Independent
Gender	F	F	M	M	F	F	M	M	M	M	M
Race/Ethnicity
Black/African American
Caucasian/White

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 Director Nominee Biographies

Melody C. Barnes, Independent Director	DIRECTOR SINCE 2014 VTR COMMITTEES Nominating and Corporate Governance (Chair) Executive

Melody C. Barnes has extensive experience as a senior public policy advisor and academic, accomplished executive in large and complex organizations and seasoned director. She brings to our Board expertise in leadership, strategy and governance and valuable insights into human capital issues, organizational dynamics and legislative and regulatory matters. Ms. Barnes is an attorney by training.

Business Experience

►  The University of Virginia

        Executive Director of the Karsh Institute of Democracy (2021 to present)

        W.L. Lyons Brown Family Director for Public Policy and Public Engagement, College and Graduate School of Arts and Sciences Democracy Initiative (2018 to present)

        J. Wilson Newman Professor of Governance, Miller Center of Public Affairs (2021 to present)

►  Distinguished Fellow, The University of Virginia School of Law (2016 to present)

►  Co-Founder and Principal of MB2 Solutions, LLC, a public policy and domestic strategy firm (2014 to present)

►  Director of the Domestic Policy Council in the White House (2009 to 2012), providing policy and strategic advice to then-President Obama and coordinating the domestic policy-making process for his administration

►  Senior Domestic Policy Advisor for then-Senator Obama’s 2008 presidential campaign (2008)

►  Executive Vice President for Policy (2005 to 2008) and a Senior Fellow (2003 to 2005) at the Center for American Progress, an independent nonpartisan policy institute

►  Chief Counsel to Senator Edward M. Kennedy on the Senate Judiciary Committee (1998 to 2003) and General Counsel for Senator Kennedy (1995 to 1998)

Private Boards and Community Service

►  Chair of the Board of Trustees (2021 to present), Vice Chair of the Board of Trustees (2018 to 2020) and Member of the Board of Trustees (2017 to 2018) at The Thomas Jefferson Foundation, Inc., a not-for-profit organization

►  Member of the Advisory Board of the Institute for Contemporary Art at Virginia Commonwealth University, a non-collecting art institution (2018 to present)

►  Chair of the Aspen Institute for Community Solutions and Opportunity Youth Forum, a not-for-profit organization (2012 to present)

►  Chair of the Marguerite Casey Foundation, a not-for-profit organization (2012 to present)

Current Public Company Directorships

►  Booz Allen Hamilton Inc. (NYSE: BAH) (2015 to present)

Other Public Company Directorships During the Past Five Years

►  None

2022 Proxy Statement	19

Debra A. Cafaro, Chairman and CEO of Ventas	DIRECTOR SINCE 1999 VTR COMMITTEES Executive Investment

Debra A. Cafaro has substantial executive experience and leadership ability and a proven record of accomplishment. She brings to our Board expertise in real estate, healthcare, investments, capital markets and corporate finance, mergers, acquisitions and other strategic transactions, strategic planning, law and public policy and other public company matters.

Business Experience

►  Chief Executive Officer and director (1999 to present), Chairman of the Board (2003 to present) and President (1999 to 2010) of Ventas, Inc. (NYSE: VTR)

Private Boards and Community Service

►  Member of the American Academy of Arts & Sciences, an honorary society (2020 to present)

►  Immediate past Chair of the Real Estate Roundtable, a public policy organization

►  Chair of the Executive Committee and immediate past Chair of the Board of Directors of The Economic Club of Chicago, a non-profit management organization

►  Member of the Board of Trustees of the University of Chicago

►  Member of the Board of Trustees of the Chicago Symphony Orchestra

►  Appointed by Mayor Rahm Emanuel to the Board of the Chicago Infrastructure Trust (2015 to 2019)

►  An owner and member of the Management Committee of the Pittsburgh Penguins, a National Hockey League team

►  Advisory Board Member of the Harvard Kennedy School Taubman Center for State and Local Government

Recognitions

►  Six-time honoree in Harvard Business Review’s CEO 100 (2014 to 2020) and Modern Healthcare’s 100 Most Influential People in Healthcare (2012, 2015 to 2019)

►  Recipient of the Industry Leadership Award from the National Association of Real Estate Investment Trusts (Nareit) (2014)

►  Inducted into the ASHA (American Seniors Housing Association) Senior Living Hall of Fame (2019)

►  Member of the Business Council, an association of Chief Executive Officers

Current Public Company Directorships

►  PNC Financial Services Group Inc. (NYSE: PNC) (2017 to present)

Other Public Company Directorships During the Past Five Years

►  None

Michael J. Embler, Independent Director Nominee	NOMINEE VTR COMMITTEES Audit and Compliance Investment

Michael J. Embler is widely recognized for his success as an institutional investor and seasoned board member across a broad range of industries, including healthcare, capital intensive industries and finance. He brings to our Board expertise in investment strategy and portfolio construction, capital markets and finance, ESG and public company matters and insights into the perspective of institutional investors.

Business Experience

►  Chief Investment Officer of Franklin Mutual Advisers, LLC (2005 to 2009)

►  Head of Franklin Mutual Advisers’ Distressed Investment Group (2001 to 2005)

► Managing Director of Nomura Securities (1992 to 2001)

Private Boards and Community Service

►  Member of the Board of Directors, Kindred Healthcare Inc. (2001-2008)

►  Mohonk Preserve (2014 to 2020)

Current Public Company Directorships

►  American Airlines (NASDAQ: AAL) (2013 to present)

► NMI Holdings, Inc. (NASDAQ: NMIH) (2012 to present)

Other Public Company Directorships During the Past Five Years

►  Taubman Centers, Inc. (NYSE: TCO) (2018 to 2020)

Other Relevant Expertise

►  National Association of Corporate Directors, CERT Certificate in Cybersecurity Oversight; Member of Risk Advisory Council - NY Chapter

►  Earth Institute Center for Environmental Sustainability - Columbia University; Certificate in Environmental Conservation and Sustainability - 2015

20

Matthew J. Lustig, Independent Director	DIRECTOR SINCE 2011 VTR COMMITTEES Executive Investment (Chair)

Matthew J. Lustig has extensive experience as an advisor and investor in domestic and international real estate transactions, including senior housing, and as a director, executive and investor in real estate companies and funds. He brings to our Board expertise in investments and capital allocation, capital markets and corporate finance, mergers and acquisitions and strategic transactions.

Business Experience

► Chairman of Investment Banking, North America (2019 to present), Head of Investment Banking, North America (2012 to 2019), Head of Real Estate & Lodging (1989 to present) and former Chief Executive Officer of the private equity real estate investment business at Lazard Frères & Co. LLC, a financial advisory and asset management firm

Private Boards and Community Service

►  Former Chairman of the Advisory Board at The Samuel Zell and Robert Lurie Real Estate Center at The Wharton School, University of Pennsylvania (2017 to present)

►  Member of the Board of Advisors at the Edmund A. Walsh School of Foreign Service, Georgetown University (2011 to present)

►  Member of the MBA Real Estate Program Advisory Board at the Paul Milstein Center for Real Estate at Columbia Business School, Columbia University (1999 to present)

►  Chairman of the Board of Directors of Atria Senior Living, Inc., a for-profit senior housing company (2004 to 2011)

►  Member of the Council on Foreign Relations, the Pension Real Estate Association, the Real Estate Roundtable and the Urban Land Institute

Current Public Company Directorships

►  Boston Properties, Inc. (NYSE: BXP) (2011 to present)

Other Public Company Directorships During the Past Five Years

►  None

2022 Proxy Statement	21

Roxanne M. Martino, Independent Director	DIRECTOR SINCE 2016 VTR COMMITTEES Compensation (Chair) Executive Investment

Roxanne M. Martino has extensive experience as an institutional investor, chief executive, industry leader and director and is widely recognized for her finance and investment expertise. She brings to our Board expertise in investment strategy and capital allocation, finance, accounting and public reporting, strategy and leadership and insights into the perspectives of institutional investors.

Business Experience

►  Managing Partner of OceanM19 (2016 to present)

►  Led Aurora Investment Management L.L.C., a hedge fund investment firm, and its predecessor companies, including acting as Chief Executive Officer, Partner and Chair of the Investment Committee (1990 to 2016)

►  General Partner of Grosvenor Capital Management, L.P., an asset management firm (now GCM Grosvenor, NASDAQ: GCMG) (1984 to 1990)

Private Boards and Community Service

►  Member of the Board of Directors of The Havi Group (2019 to present)

►  Member of the Board of the Chicago Network (2019 to present); member of the Board of Directors of The Economic Club of Chicago (2017 to present)

►  Chairperson of the Ann & Robert H. Lurie Children’s Hospital of Chicago Board of Directors and member of the Executive Committee of the Ann & Robert H. Lurie Children’s Hospital of Chicago Foundation (2018 to present)

►  Co-Chair of the Council on Chicago Booth at the University of Chicago Booth School of Business (2015 to 2021); member and past Chair of the Advisory Council at the Mendoza College of Business, University of Notre Dame (2001 to present); and Life Trustee of Fenwick High School (2003 to present)

►  Director and past President of Thresholds, a not-for-profit psychiatric rehabilitation organization (1991 to present)

Recognitions

►  Inducted into the Invest Hedge Hall of Fame (2015)

►  Recognized as one of “50 Leading Women in Hedge Funds” by the Hedge Fund Journal (2015)

►  Honored by DePaul University as the “DePaul University Financial Executive of the Year” based on her lifetime of professional achievement (2014)

Current Public Company Directorships

►  None

Other Public Company Directorships During the Past Five Years

►  None

Marguerite M. Nader, Independent Director	DIRECTOR SINCE 2020 VTR COMMITTEES Audit and Compliance

Marguerite M. Nader has extensive senior executive experience in the real estate investment trust industry, serving as President and Chief Executive Officer, and previously, as Chief Financial Officer, for a leading publicly traded REIT. She brings to our Board expertise in asset management, corporate governance, finance, accounting and financial reporting, public company operations and investor relations.

Business Experience

►  President and Chief Executive Officer (2013 to present), President and Chief Financial Officer (2012 to 2013), Executive Vice President and Chief Financial Officer (2011 to 2012) and other roles in asset management, business development and sales and marketing (1993 to 2011) for Equity LifeStyle Properties, Inc. (NYSE: ELS), a resort community real estate investment trust

►  Member of the Management Committee and Board of Directors for ELS

Private Boards and Community Service

►  Chair (2021-2022), First Vice Chair (2021), Member of the Executive Board (2019 to present) and Member of the Advisory Board of Governors (2014 to 2018) of the National Association of Real Estate Investment Trusts (Nareit)

Current Public Company Directorships

►  Equity LifeStyle Properties, Inc. (NYSE: ELS) (2013 to present)

Other Public Company Directorships During the Past Five Years

►  Liberty Property Trust (formerly NYSE: LPT) (2017 to 2020)

22

Sean P. Nolan, Independent Director	DIRECTOR SINCE 2019 VTR COMMITTEES Compensation

Sean P. Nolan is an accomplished senior executive, board member and investor, having served in numerous executive and Board-leadership positions for privately held and publicly traded companies in the biopharmaceutical industry. He brings to our Board expertise in finance, leadership and management, executive compensation, the perspectives of public company investors and life science, research and innovation.

Business Experience

►  President of Nolan Capital, LLC, an investment fund (2019 to present)

►  President and Chief Executive Officer of AveXis, Inc. (formerly NASDAQ: AVXS), a gene therapy company (2015 to 2018)

►  Chief Business Officer for InterMune, Inc. (formerly NASDAQ: ITMN), a biopharmaceutical company (2013 to 2015)

►  Chief Commercial Officer of Reata Pharmaceuticals, Inc. (NASDAQ: RETA), a pharmaceuticals company (2011 to 2012)

►  Chief Commercial Officer and President of Lundbeck, Inc., a U.S. affiliate of H. Lundbeck A/S, a Danish pharmaceuticals company (2009 to 2010)

► Senior management at Ovation Pharmaceuticals, Inc., a pharmaceuticals company (2004 to 2009)

Private Boards and Community Service

►  Executive Chairman of the Board of Jaguar Gene Therapy, LLC, a gene therapy company (2021 to present)

►  Chairman of the Board of Affinia Therapeutics Inc., a gene therapy company (2019 to present)

►  Chairman of the Board of Encoded Therapeutics, Inc., a gene therapy company (2018 to present)

►  Chairman of the Board of Istari Oncology, Inc., a clinical-stage biotechnology company (2018 to present)

Current Public Company Directorships

►  Taysha Gene Therapies, Inc., Chairman of the Board (NASDAQ: TSHA) (2020 to present)

►  Social Capital Suvretta Holdings Corp. II (NASDAQ: DNAB) (2021 to present)

Other Public Company Directorships During the Past Five Years

►  Neoleukin Therapeutics (NASDAQ: NLTX) (2019 to 2020)

►  Aquinox Pharmaceuticals, Inc. (formerly NASDAQ: AQXP) (2015 to 2019)

Walter C. Rakowich, Independent Director	DIRECTOR SINCE 2016 VTR COMMITTEES Audit and Compliance (Chair) Executive Investment

Walter C. Rakowich is a recognized leader in the real estate industry with extensive experience as a Chief Executive Officer, Chief Financial Officer and seasoned board member. He brings to our Board expertise in investment strategy and capital allocation, capital markets and corporate finance, finance, accounting and public reporting, investor perspectives, leadership and management, strategy, and mergers, acquisitions and other strategic transactions.

Business Experience

►  Chief Executive Officer of Prologis, Inc., an industrial real estate company (NYSE: PLD) (2008 to 2011), Co-Chief Executive Officer following its merger with AMB Property Corporation (2011 to 2012), member of the Board of Directors (2005 to 2012). Served in a number of other senior and executive positions, including as President, Chief Financial Officer and Chief Operating Officer (1994 to 2008)

►  Partner and Principal with Trammell Crow Company, a real estate provider (1985 to 1993)

Private Boards and Community Service

►  Member of the Advisory Council of Gender Fair, an organization working to accelerate gender equality (2020 to present)

►  Leadership roles at three non-profits focused on educational opportunities for at-risk children: Trustee of the PIVOT Foundation (2018 to present), Chairman of the Board of Colorado UpLift (2013 to present) and Board Member of the Alliance for School Choice in Education (ACE) (2004 to present)

►  Member of the Board of Trustees of Pennsylvania State University (2014 to present); member of the Advisory Board of the Institute for Real Estate Studies in the Smeal College of Business, Pennsylvania State University (2014 to present)

►  Member of the Advisory Board of Governors (2008 to 2010) and the Executive Committee (2010 to 2011) of the National Association of Real Estate Investment Trusts (Nareit), a real estate trade association

Current Public Company Directorships

►  Host Hotels & Resorts, Inc. (NYSE: HST) (2012 to present; Lead Director, 2015 to 2018)

►  Iron Mountain Incorporated (NYSE: IRM) (2015 to present)

Other Public Company Directorships During the Past Five Years

►  None

2022 Proxy Statement	23

Robert D. Reed, Independent Director	DIRECTOR SINCE 2008 VTR COMMITTEES Executive Investment Nominating and Corporate Governance

Robert D. Reed has extensive healthcare senior executive experience, having served as Chief Financial Officer for domestic hospital systems and physicians’ organizations. He brings to our Board expertise in accounting, healthcare finance and operations, managing capital intensive operations, investments and capital structuring and allocation and strategic planning.

Business Experience

►  Advisor to Halo Diagnostics, a privately held healthcare technology company (2020 to present)

►  Senior Vice President and Chief Financial Officer of Sutter Health, a family of not-for-profit hospitals and physicians’ organizations (1997 to 2015)

►  Chief Financial Officer, Alta Bates Corporation, a not-for-profit healthcare company (1990-1995) and Voluntary Hospitals of America Corporation, a not-for-profit healthcare company 1988, and Voluntary Health Enterprises, Inc., a for-profit healthcare company (1986 to 1988).

►  Investment banker specializing in healthcare finance for hospital systems at various national financial firms, including Eastdil (1976 to 1980), Paine Webber (1980 to 1982) and American Health Capital (1982 to 1986)

Private Boards and Community Service

►  Member of the National Board of Advisors of U.C. Davis Health, an academic medical center (2019 to present)

►  Member of the Board of Directors of The Metta Fund, a not-for-profit organization dedicated to advancing the health and wellness of San Francisco’s aging population (2007 to 2018)

Current Public Company Directorships

►  None

Other Public Company Directorships During the Past Five Years

►  None

James D. Shelton, Independent Presiding Director	DIRECTOR SINCE 2008 VTR COMMITTEES Compensation Executive (Chair) Nominating and Corporate Governance

James D. Shelton has extensive experience as a Chief Executive Officer and business leader in the healthcare industry. He brings to our Board expertise in corporate governance, executive compensation, government relations, managing capital intensive operations, capital structuring and allocation and mergers, acquisitions and other strategic transactions.

Business Experience

►  Non-executive Chairman of the Board of Omnicare, Inc. (formerly NYSE: OCR), a pharmaceutical care provider (2010 to 2015), and interim Chief Executive Officer of Omnicare (2010 to 2011)

►  Chief Executive Officer and Chairman of the Board of Triad Hospitals, Inc. (formerly NYSE: TRI), an owner and manager of hospitals and ambulatory surgery centers (1999 to 2007)

►  President of the Pacific Group (1998 to 1999) and President of the Central Group (1994 to 1998) of Columbia/HCA Healthcare Corporation, a hospital operator (now known as HCA Inc. (NYSE: HCA))

►  Executive Vice President of National Medical Enterprises (now known as Tenet Healthcare Corporation (NYSE: THC)), a healthcare services company (1991 to 1994)

Private Boards and Community Service

►  Member of the Board of Directors and the Executive Committee of the American Hospital Association, a healthcare industry trade group (2004 to 2006)

►  Chairman and member of the Board of Directors of the Federation of American Hospitals, a hospital trade association (1991 to 2001)

Current Public Company Directorships

►  None

Other Public Company Directorships During the Past Five Years

►  Envision Healthcare Corp. (formerly NYSE: EVHC) (2015 to 2018, Lead Director, 2018)

24

Maurice S. Smith, Independent Director	DIRECTOR SINCE 2021 VTR COMMITTEES Audit and Compliance

Maurice S. Smith has extensive senior executive experience in the health insurance industry, serving as President and Chief Executive Officer and, previously, in other senior leadership positions, for a leading health insurance company. He brings to our Board expertise in corporate transactions, health insurance and healthcare, financial matters, management and strategic growth initiatives.

Business Experience

► Health Care Service Corporation (HCSC), a leading health insurer, as President and Chief Executive Officer (2020 to present), President (2019 to 2020), Senior Vice President, Business Development and Subsidiary Management (2015), Divisional Vice President, Business Development and Subsidiary Management (2012 to 2014), Vice President, Corporate Transactions and Business Analysis (2011 to 2012) and numerous other roles of progressive responsibility (1993 to 2011)

►  President, Blue Cross Blue Shield of Illinois, a division of HCSC (2015 to 2019)

Private Boards and Community Service

►  Member of the Board of Directors of The Economic Club of Chicago (2020 to present)

►  Member of the Board of Directors of the Chicago Civic Consulting Alliance, a nonprofit organization (2018 to present)

►  Member of the Board of Trustees of Roosevelt University (2017 to present)

►  Member of the Board of Trustees of the Civic Federation, a nonpartisan government research organization (2017 to present)

►  Member of the Board of Directors of World Business Chicago, a public-private economic development agency (2020 to present)

►  Chairman of the Board of Dearborn National Life Insurance Company, a life insurance company (2012 to 2019)

►  Member of the Board of Directors of Common Ground Foundation, a nonprofit organization (2018 to present)

►  Member of the Board of Directors of Medecision, Inc., an integrated health management solutions company (2014 to 2020)

►  Member and former Chairman of the Board of Directors of Chicago Sinfonietta (2011 to 2019)

Current Public Company Directorships

►  None

Other Public Company Directorships During the Past Five Years

►  None

Effective as of our 2022 Annual Meeting, Jay M. Gellert will retire from our Board. We extend our sincere gratitude to Mr. Gellert for his service as a director for the past twenty years.

2022 Proxy Statement	25

Director Recruitment, Nomination and Succession Planning

Criteria for Board Membership

In accordance with our Guidelines on Governance (our “Guidelines”), the Nominating and Corporate Governance Committee annually considers and recommends to the Board a slate of directors for election at the next annual meeting of stockholders.

In making its recommendations, the Nominating and Corporate Governance Committee considers:

►	high-performing, independent incumbent directors who have indicated a willingness to continue serving on our Board;
►	candidates nominated by our stockholders in accordance with the Company’s organizational documents; and
►	other potential candidates identified by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee also regularly reviews the size and composition of the Board on a holistic basis, utilizing a matrix of identified skills, experiences and other criteria, and considers potential candidates during the course of the year on an ongoing basis as part of our board refreshment process.

In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers different perspectives, skill sets, education, ages, genders, racial and ethnic demographics and business experience in its recruiting and nomination process. In general, the Nominating and Corporate Governance Committee seeks to include on our Board a complementary mix of individuals with diverse backgrounds, knowledge and viewpoints reflecting the broad set of challenges that the Company confronts.

Our Guidelines provide that, in general, nominees for membership on the Board should have one or more of the following qualifications:

►	have demonstrated management or technical ability at high levels in successful organizations;
►	be currently employed in positions of significant responsibility and decision-making;
►	have experience relevant to our operations, such as real estate, REITs, healthcare, finance or general management;
►	be well-respected in their business and home communities;
►	have time to devote to Board duties; and
►	be independent from us and not related to our other directors or employees.

Our Nominating and Corporate Governance Committee looks for certain characteristics common to all Board members, including:

►	integrity;
►	independence;
►	leadership ability, and a proven record of accomplishment;
►	personal commitment of time and effort;
►	expertise in business, professional, academic, political or community affairs;
►	willingness to evaluate, challenge and stimulate; and
►	candor.

Our directors also are expected to be active participants in governing our enterprise. The Nominating and Corporate Governance Committee seeks to recommend candidates that have adequate time to devote to Board activities, recognizing that public company board of directors responsibilities command a significant portion of directors’ time. Accordingly, the Company maintains an overboarding policy that prohibits anyone who serves as a Chief Executive Officer of a public company from simultaneously serving on more than two public company boards in addition to the Company’s Board and prohibits all other directors from simultaneously serving on more than four public company boards in addition to the Company’s Board. The Company also prohibits Audit and Compliance Committee members from simultaneously serving on more than two additional public company audit committees.

No single factor or group of factors is necessarily dispositive of whether a candidate will be recommended by our Nominating and Corporate Governance Committee. The Committee will consider director candidates recommended by stockholders and applies these same standards in evaluating individuals in that context. Candidates recommended by stockholders must meet the criteria and qualifications described above. Stockholders may submit recommendations to our Corporate Secretary at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

Director nominations by our stockholders must follow the procedures described in the “Additional Information—Submission of Stockholder Proposals and Other Items for 2023 Annual Meeting” section of this Proxy Statement.

26

 Refreshment and Succession Planning

The Board is committed to effective succession planning and a rigorous, ongoing refreshment program. As in prior years, our Nominating and Corporate Governance Committee and the Board engaged a third-party search firm to assist in the evaluation and identification of potential director candidates, including candidates identified by the search firm, board members, officers and other advisors or other sources. A number of candidates were considered from a variety of such sources, all of whom were ultimately evaluated by the third-party search firm.

The average tenure of our independent director nominees is less than seven years. Including our CEO, the average tenure is eight years. Our Nominating and Corporate Governance Committee monitors the average tenure of our directors and seeks to achieve a variety of director tenures in order to benefit from long-tenured directors’ institutional knowledge and newly elected directors’ fresh perspectives. Since 2015, we have appointed six new directors to the Board of Directors. Jay M. Gellert, a valued director who has served on the Board since 2001, will not be standing for re-election at the 2022 Annual Meeting.

In its annual review of the Board’s composition, the Nominating and Corporate Governance Committee considers succession planning in light of factors such as skills and attributes needed and upcoming retirements and other potential departures.

Director Recruitment

Our Nominating and Corporate Governance Committee has the authority to identify, consider and recommend potential new director candidates to the Board. An overview of the Board’s director recruitment process is provided below:

Evaluate Board Composition	The Nominating and Corporate Governance Committee periodically reviews Board composition and the skills, experience and characteristics held by existing directors and those sought in director candidates, considering the needs of the Board in light of the Company’s strategy

Identify Candidates	Candidates may be recommended by search firms engaged by the Nominating and Corporate Governance Committee, other directors, management and stockholders

Assess Potential Directors	Potential nominees are assessed against various attributes outlined in “—Director Recruitment, Nomination and Succession Planning—Criteria for Board Membership” and the skills and experiences shown in “Board Nominees—Director Nominees Skills, Experience, Qualifications and Attributes Matrix,” as well as the future needs of the Board, including succession planning. The Company reviews candidates for independence and potential conflicts

Interview Candidates	Candidates are interviewed by the members of the Nominating and Corporate Governance Committee and other Board members

Recommend Candidates	The Nominating and Corporate Governance Committee recommends candidates to the Board for appointment or nomination for election

Stockholder Vote	Stockholders vote on director nominees at the annual meeting of stockholders

We have from time to time retained search firms to assist us in identifying potential candidates based on specific criteria that we provided to them, including the qualifications described above. We may retain search firms and other third parties in the future.

6 New Directors Added Since 2015
Ethnic and gender diversity	Current and former CEOs	All independent
Expertise in investments, finance, accounting, investor perspectives, life sciences, research and innovation, healthcare and REITs	Institutional investor

Independence

Our Guidelines require that at least a majority of the members of our Board meet the criteria for independence under the rules and regulations of the NYSE. For a director to be considered independent under the NYSE’s listing standards, the director must satisfy certain tests, and the Board must affirmatively determine that the director has no direct or indirect material relationship with us. Not less than annually, our Board evaluates the independence of each non-management director on a case-by-case basis by considering any matters that could affect their ability to exercise independent judgment in carrying out the responsibilities of a director, including all transactions and relationships between that director, members of their family and organizations with which that director or family members have an affiliation, on the one hand, and us, our subsidiaries and our management, on the other hand.

2022 Proxy Statement	27

Based on its most recent review, the Board has affirmatively determined that each of Ms. Barnes, Mr. Embler, Mr. Gellert, Mr. Lustig, Ms. Martino, Ms. Nader, Mr. Nolan, Mr. Rakowich, Mr. Reed, Mr. Shelton and Mr. Smith has no direct or indirect material relationship with us and qualifies as independent under the NYSE’s listing standards. Ms. Cafaro is not considered independent under the NYSE listing standards due to her employment as our CEO.

The Board has also determined that:

►	all of the members of the Audit and Compliance Committee are independent under the applicable rules of the NYSE and under the independence standards for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”);
►	all of the members of the Compensation Committee are independent, non-employee directors, under the applicable rules of the NYSE and the Securities and Exchange Commission (“SEC”) respectively; and
►	all of the members of the Nominating and Corporate Governance Committee are independent under the applicable rules of the NYSE.

In determining that Mr. Lustig is independent, the Board considered that he is employed by Lazard, a large multi-national financial institution that, with its affiliates, has provided financial advisory and investment banking services for the Company and its subsidiaries, for which it may receive customary compensation, fees and expense reimbursement. The Board did not believe that the Company’s relationship with Lazard impacted the independence of Mr. Lustig for the following reasons:

►	Lazard is a large multi-national financial institution and the Company had a relationship with Lazard for many years prior to Mr. Lustig’s appointment to the Board; and
►	amounts paid by the Company to Lazard for the services described above represent an immaterial percentage of Lazard’s and its affiliates’ gross revenues, are well below the amounts that would preclude a finding of independence under the NYSE listing standards and are immaterial to Mr. Lustig.

Director Resignation Policy

In accordance with our Director Resignation Policy, our Board will nominate an incumbent director for election only if the director agrees that, in the event the director fails to receive a majority of votes cast in an uncontested election at our Annual Meeting, they will tender an irrevocable resignation that will be effective upon acceptance by the Board. If an incumbent director fails to receive a majority of votes cast in an uncontested election at our Annual Meeting, our Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to recommend acceptance or rejection of the director’s resignation and submit its recommendation for prompt consideration by the Board. Our Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision regarding the tendered resignation by filing a Current Report on Form 8-K with the SEC no later than 90 days following certification of the election results.

Director Retirement Policy

Under our Guidelines, a director is required to retire at the first annual meeting of stockholders following their 75th birthday. On the recommendation of our Nominating and Corporate Governance Committee, our Board may waive this requirement if it deems a waiver to be in our best interests and the best interests of our stockholders.

Annual Board Self-Evaluation

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness.

The Board and each of its committees conduct self-evaluations through completion of written questionnaires related to their performance on an annual basis. Through this process, directors provide feedback and assess Board, committee and director performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve.

The Nominating and Corporate Governance Committee supervises the annual self-evaluations and uses various processes to solicit feedback, including periodic in-person interviews conducted by the Presiding Director with each of the Board members. The Board and each committee review and discuss the evaluation results and take this information into account when assessing the qualifications of the Board and further enhancing the effectiveness of the Board and its committees over time.

28

Director Orientation and Continuing Education

New directors typically participate in an orientation coordinated by the Nominating and Corporate Governance Committee and management. New directors engage with senior management to review the Company’s strategic plans, significant financial, accounting and risk management matters, compliance programs, corporate governance practices, key policies, principal officers, internal and independent auditors and other key service providers. We provide new directors with written materials to supplement the management meetings to permit them to further understand our business and industry. Informally, our directors also meet individually with new directors as part of the new director onboarding.

We expect our directors to be well informed about the Company’s business, the competitive landscape in which the Company operates and issues currently affecting the Company, the healthcare and life science, research and innovation industries, the real estate investment trust industry, matters of corporate governance and the broader economy. Because our Board believes that ongoing director education is vital to the development of best practices and helps directors fulfil their fiduciary duties to the Company’s stockholders, directors are encouraged to participate in continuing education programs.

Our Corporate Governance Framework

Commitment to Strong Governance Practices

Accountability to Stockholders

►  Annual Board Elections

►  Majority Voting for Uncontested Director Elections

►  Director Resignation Policy for Uncontested Director Elections

►  Stockholders’ Right to Act by Written Consent

►  Proxy Access Provided for in Our Organizational Documents

Board Independence

►  All Directors Except One Management Director are Independent

►  Audit and Compliance, Nominating Corporate Governance and Compensation Committees Are 100% Independent

►  Independent Presiding Director

►  Independent Directors Meet Without Management (generally at every meeting)

Director Commitment

►  Overboarding Policy: No More than Two Additional Public Company Boards for Directors Who Are Executive Officers of Public Companies (including our CEO) and Four Additional Public Company Boards for All Other Directors

►  Audit Committee Overboarding Policy: No More than Two Additional Public Company Audit Committees

►  Board and Committees Meet Regularly

►  Members Attended More Than 75% of Meetings of the Board and the Committees on Which They Sit

Board Performance

►  Annual Board and Committee Evaluations

►  Annual Committee and Committee Chair Rotation Evaluation Process

►  Annual Assessment of Board Leadership Structure and Election of Presiding Director

►  Board Orientation for New Directors

► Continuing Director Education

Alignment with Stockholder Interests

►  Annual Director Equity Grants That Vest Over Two Years

►  Robust Director and Executive Officer Stock Ownership Guidelines

►  Anti-Hedging and Anti-Pledging Policy

►  Commitment to Corporate Sustainability

►  Board-level Oversight of Corporate Responsibility, ESG and Human Capital Management

Robust Stockholder Engagement	► Year-Round Focused Process ► Outreach Program Led by Compensation Committee Chair ► Typically Invite Top 50 Stockholders to Engage in Dialogue
Director Diversity, Refreshment & Tenure

►  Strong Track Record of Refreshment with 60% of Independent Directors on the Board for <6 Years

►  Six New Board Members since 2015

►  >35% Women; Two Women Serve in Board Leadership Positions

► 18% Ethnically Diverse

►  Mandatory Retirement Age: 75

Corporate Governance Guidelines

Our Guidelines reflect the fundamental corporate governance principles by which our Board and its committees operate. They set forth general practices the Board and its committees follow with respect to structure, function, organization, composition and conduct. These guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and are updated periodically in response to changing regulatory requirements, evolving corporate governance practices, input from our stockholders and otherwise as circumstances warrant.

2022 Proxy Statement	29

Independent Compensation Advisor

The Compensation Committee has retained an independent compensation advisor, Semler Brossy Consulting Group (“Semler Brossy”), to provide advice regarding the overall executive and non-employee director program structures, including (i) selecting appropriate peer companies for benchmarking purposes; (ii) setting base salaries and incentive award opportunities; (iii) establishing and evaluating achievement of applicable performance measures and related goals under our incentive plans; (iv) determining annual cash and long-term equity incentive awards for our executive officers; and (v) setting cash and equity award levels for our non-employee directors.

Semler Brossy reports to the Compensation Committee and received no fees from us that are unrelated to its role as advisor to our Board and its committees during the year ended December 31, 2021.

The Compensation Committee annually reviews the scope of work provided by Semler Brossy, as required under the Compensation Committee Charter. After considering the specific independence factors set forth in Rule 10C-1 under the Exchange Act and all other relevant facts and circumstances, the Compensation Committee concluded in its reasonable business judgment that Semler Brossy met the independence criteria and determined that Semler Brossy’s work for the Board and its committees during 2021 raised no conflict of interest.

Transactions with Related Persons

We did not have any related persons transactions during 2021.

Our written Guidelines on Transactions with Related Persons and our Global Code of Ethics and Business Conduct outline our standards and procedures regarding transactions with Related Persons. Any transaction involving us in which any of our directors, officers or 5% or greater stockholders (or their immediate family members) has a direct or indirect material interest must be approved or ratified by the Audit and Compliance Committee, the disinterested members of our Board or, in certain limited circumstances, the Chair of our Audit and Compliance Committee. Our directors, officers and employees are required to disclose any existing or proposed transaction in which they have a personal interest, or in which there is or might appear to be a conflict of interest, to our General Counsel in writing. Our General Counsel reviews these matters with the Presiding Director to determine whether the transaction raises a conflict of interest that warrants review and approval by the Audit and Compliance Committee or the disinterested members of the Board. In determining whether to approve or ratify a transaction, the Audit and Compliance Committee or disinterested members of the Board consider all relevant facts and circumstances and such other information as they deem appropriate, based on the information available to them.

Prohibition on Hedging and Pledging of Our Securities

Our Securities Trading Policy includes restrictions on both hedging and pledging of Company securities. Specifically, the policy:

prohibits our directors, executive officers and employees and certain of their related persons from buying or selling any put or call options, warrants or similar derivative instruments with respect to Company securities, or any other financial instruments that are designed to hedge or offset any decrease in the market value of Company securities;
prohibits directors, executive officers and employees from engaging in “short sales” with respect to Company securities; and
prohibits our executive officers and directors from holding our securities in margin accounts or otherwise pledging our securities to secure loans.

No executive officer or director hedged, pledged or held our securities in margin accounts at any time during 2021.

Code of Ethics

Our Global Code of Ethics and Business Conduct sets forth the legal and ethical standards for conducting our business to which our directors, officers and employees, including our CEO, our CFO and the directors, officers and employees of our subsidiaries must adhere. Our Global Code of Ethics and Business Conduct covers all significant areas of professional conduct, including employment practices, conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information and other Company assets, compliance with applicable laws and regulations, political activities and other public policy matters and proper and timely reporting of financial results. See also “—Public Policy Matters.”

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Human Rights and Vendor Code of Conduct

Our Human Rights Policy reflects our commitment to upholding human dignity and equal opportunity in all of our business functions under principles outlined in the United Nation’s Universal Declaration of Human Rights. Our Vendor Code of Conduct is designed to educate our suppliers about our expectations for ethical and responsible business dealings, including upholding human rights, protecting health and safety and pursuing environmental sustainability. Our expectation is that our vendors will treat people with respect and dignity, encourage diversity, promote equal opportunity for all and create an ethical and inclusive culture.

Our Global Code of Ethics and Business Conduct, Human Rights Policy and Vendor Code of Conduct are available in the Corporate Governance section of our website (which is not a part of the Proxy Statement) at www.ventasreit.com. We also provide copies of our Global Code of Ethics and Business Conduct, Human Rights Policy and Vendor Code of Conduct, without charge, upon request to our Corporate Secretary at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

Public Policy Matters

We are committed to ethical business conduct. In our Global Code of Ethics and Business Conduct, our Global Anti-Corruption Policy and our Political Contribution, Expenditure and Activity Policy, we have established the policies and practices described below with respect to political contributions and other public policy matters.

Political Contributions and Expenditures: We do not use corporate funds or resources for direct contributions to federal political candidates, parties or campaigns, other than occasional de minimis use of our property, such as using a conference room. Corporate resources include nonfinancial donations, such as the use of our property in a political campaign or our employees’ use of work time and telephones to solicit for a political cause or candidate.

Promotion of Company Interests: We do not have a political action committee. However, we may contribute to a political action committee, advocate for a position, express a view or take other appropriate action with respect to legislative or political matters affecting our Company or our interests. We may also ask our employees to make personal contact with governmental officials or to write letters to present our position on specific issues. Any such advocacy is done in compliance with applicable laws and regulations.

Political Activities by Company Personnel: Our directors, officers and employees are not constrained from engaging in political activities, making political contributions, expressing political views or taking action on any political or legislative matter, so long as they are acting in their individual capacity, on their own time and at their own expense. Directors, officers and employees acting in their individual capacity must not give the impression that they are speaking on our behalf or representing Ventas in such activities.

Relationships with Government Officials: Our directors, officers and employees may not maintain any relationship or take any action with respect to public officials that could impugn our integrity or reputation. In particular, our directors, officers and employees may not offer, promise or give anything of value, including payments, entertainment and gifts, to any government official, employee, agent or other intermediary of the United States government or any domestic or foreign government.

Enhanced Controls for Certain Officers and Employees: Political contributions, expenditures and activities of certain officers and employees providing real estate investment advisory services for private capital sources through our Ventas Investment Management business are subject to additional restrictions, certifications and training requirements.

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Board Leadership Structure

Our Board recognizes that one of its key responsibilities under our Fifth Amended and Restated By-Laws (the “By-Laws”) and Guidelines is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management and a fully engaged, high-functioning Board. The Board understands that no single approach to Board leadership is universally accepted and that the appropriate leadership structure may vary based on a company’s size, industry, operations, history and culture.

Consistent with this understanding, our Board, led by our Nominating and Corporate Governance Committee, annually assesses its leadership structure in light of our operating and governance environment at the time to achieve the optimal model for us and for our stockholders. Following its most recent review, the Board determined that our existing leadership structure—under which our CEO also serves as Chairman of the Board and a Presiding Director assumes specific responsibilities on behalf of the independent directors—is effective, provides the appropriate balance of authority between those persons charged with overseeing our Company and those who manage it on a day-to-day basis and achieves the optimal governance model for us and for our stockholders.

Chairman

The Chairman of the Board is selected annually by a majority vote of the independent directors at the first Board meeting following the election of directors at the Company’s annual meeting of stockholders.

Ms. Cafaro has served as CEO and Chairman of the Board since 2003, and our Board continues to believe that her combined role is most advantageous to us and our stockholders. Ms. Cafaro possesses extensive knowledge of the issues, opportunities and risks facing us, our business and our industry and has consistently demonstrated the vision and leadership necessary to focus the Board’s time and attention on the most critical matters and to facilitate constructive dialogue among Board members on strategic issues. Moreover, the combined roles enable decisive leadership, clear accountability and consistent communication of our message and strategy to all of our stakeholders. These leadership attributes are uniquely important to our Company given the value to our business of opportunistic capital markets execution, our history of rapid and significant growth and our culture of proactive engagement and risk management.

Presiding Director

Our Guidelines require that our independent directors annually select one independent director to serve as Presiding Director. Mr. Shelton was elected by the independent directors in May 2021 to serve as Presiding Director.

Annual Election Elected annually by the independent directors Service Expected Generally expected to serve for more than one year

James D. Shelton

Independent

Presiding Director since 2016

Specific Responsibilities:

► Presides at all meetings of our Board at which the Chairman is not present, including executive sessions and all other meetings of the independent directors

► Serves as liaison between the Chairman and the independent directors

► Reviews and comments on information sent to the Board and approves Board meeting agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items

► Authority to call meetings of the independent directors

► Available for consultation and direct communication with stockholders

► Reviews with our General Counsel potential conflicts of interest and other corporate governance matters

► Discharges such other duties as may be assigned from time to time by the independent directors or the full Board

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Board Roles and Responsibilities

Overview

Our directors provide guidance and strategic oversight to management and review and regularly monitor the effectiveness of the Company’s financial and business plans, policies and decisions, including the execution of its strategies and objectives. The Board is responsible for, among other things:

►	overseeing the Company’s strategy, including major financial objectives, plans and actions;
►	overseeing and evaluating the Company’s performance and management of the Company’s business;
►	overseeing the processes established by management to assess, monitor and mitigate the major risks facing the Company;
►	nominating, compensating and evaluating directors;
►	selecting, compensating, evaluating and, when necessary, replacing the CEO and other executive officers and overseeing compensation policies generally applicable to employees of the Company;
►	overseeing the implementation of policies and procedures designed to ensure legal and ethical conduct of the Company’s business activities, strong internal controls and fiscal accountability;
►	making provision for a succession plan for the CEO and other executive officers; and
►	evaluating the Board’s and its committees’ structure, processes and performance.

Board Meetings

Our Board held a total of seven meetings during 2021.

Each of our incumbent directors attended more than 75% of the total meetings of the Board and the Board committees on which they served during 2021; average attendance was 98%.

We strongly encourage, but do not require, directors to participate in our annual meetings of stockholders. Ten of the eleven directors who were nominated for election at our 2021 Annual Meeting of Stockholders participated in that meeting.

Regular Executive Session

Our independent directors meet in executive session, outside the presence of management, at each regularly scheduled quarterly Board meeting and committee meeting, and at other times as necessary or desirable. The Presiding Director chairs all regularly scheduled executive sessions of the Board and all other meetings of the independent directors.

Risk Management

Management has primary responsibility for identifying and managing our exposure to risk, subject to active oversight by our Board of the processes we establish to assess, monitor and mitigate that exposure. The Board, directly and through its committees, routinely discusses with management our significant enterprise risks and reviews the guidelines, policies and procedures we have in place to address those risks. At Board and committee meetings, directors engage in comprehensive analyses and dialogue regarding specific areas of risk, including our enterprise risk management process. This process enables our Board to focus on the strategic, financial, operational, legal, regulatory and other risks that are most significant to us and our business in terms of likelihood and potential impact and ensures that our enterprise risks are well understood, mitigated to the extent reasonable and consistent with the Board’s view of our risk profile and risk tolerance. As part of management’s enterprise risk management process, management briefs the Audit and Compliance Committee and the full Board on information and cybersecurity risks and programs at least annually. Management identifies and assesses information security risks using industry practices aligned to recommendations from the National Institute of Standards and Technology and engages independent security firms to conduct periodic penetration tests in order to identify and remediate vulnerabilities. The Company has not experienced any material information security breaches in the last three years and, as such, has not incurred any expenses related to information security breaches in the last three years. The Company believes it is adequately insured against losses related to a potential information security breach and does not carry any cybersecurity insurance.

2022 Proxy Statement	33

In addition to the overall risk oversight function administered directly by our Board, each of our Audit and Compliance, Compensation, Investment and Nominating and Corporate Governance Committees exercises its own oversight related to the risks associated with the particular responsibilities of that committee:

Audit and Compliance Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee

► Reviews financial, accounting, public reporting and internal control risks and the mechanisms through which we assess and manage risk

► Discusses with management the Company’s major financial risk exposures and steps taken to monitor and control such exposures, including the Company’s risk assessment and risk management processes

► Reviews the Company’s information security and cybersecurity risks

► Evaluates whether our compensation policies and practices, as they relate to both executive officers and employees generally, encourage excessive risk-taking

► Reviews risks and associated risk management activities related to human capital management

►Oversees certain transaction-related risks, including the review of transactions in excess of certain thresholds

► Reviews risks related to corporate governance, board effectiveness and succession planning

► Evaluates risks associated with non-executive director independence and related party transactions, when applicable

The chair of each committee reports to the full Board at each regularly scheduled Board meeting and other times as appropriate. Our Board believes that this division of responsibilities is the most effective approach for identifying and addressing risk. Through Ms. Cafaro’s combined role as CEO and Chairman, our Board leadership structure appropriately supports the Board’s role in risk oversight by facilitating prompt attention by the Board and its committees to the significant enterprise risks identified by management in our day-to-day operations.

Human Capital Risk Management

The Compensation Committee provides oversight on certain human capital matters, including our DE&I efforts, goals and framework. We report on human capital matters at each regularly scheduled meeting of our Board. The most significant human capital measures and objectives that we focus on include talent attraction and retention, culture, DE&I and health, safety and wellness.

COVID-19 Risk Management

The Board continues to monitor the risk landscape associated with the COVID-19 pandemic and its extended consequences. Management periodically reports to the Board regarding the impact of the pandemic on our business, projects regarding short- and long-term impacts, and mitigation actions.

Compensation Risk Assessment

As part of its risk oversight role, our Compensation Committee annually considers, together with its independent compensation consultant, Semler Brossy, whether our compensation policies and practices for all employees, including our executive officers, create risks that are reasonably likely to have a material adverse effect on our Company. In conducting its risk assessment, the Compensation Committee reviewed a report prepared by management regarding our existing compensation plans and programs, in the context of our business risk environment. In its review, the Compensation Committee noted several design features of our compensation programs that reduce the likelihood of excessive risk-taking, including the following:

►	review and approval by the Compensation Committee (and in the case of the CEO, the independent members of the Board) of the compensation structure, plan and awards for our executive officers and other employees;
►	advice of an independent compensation consultant on executive compensation levels and program design;
►	regular review of comparative compensation data to maintain competitive compensation levels in light of our industry, size and performance;
►	a balanced mix of compensation with a strong emphasis on variable compensation and long-term equity awards;
►	incentive award opportunities that (i) generally do not provide minimum guaranteed payouts, (ii) have capped payouts and (iii) are based on a range of performance outcomes;

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►	equity compensation—whether in the form of performance-based RSUs or time-based RSUs—to provide greater incentive to create and preserve long-term stockholder value and discourage excessive risk-taking;
►	multiple performance metrics are used for incentive plans based on our business strategy and are often in tension with each other to balance risk (for example, goals which promote FFO growth are balanced by goals focused on maintaining a strong balance sheet);
►	time-based awards further align management to long-term stockholder value and discourage excessive risk-taking in pursuit of shorter-term financial objectives;
►	equity incentive awards granted for future performance with multi-year vesting schedules/performance periods to enhance retention; and
►	other policies, such as executive stock ownership guidelines, our recoupment policy and prohibition on hedging and pledging activities that further align executive and stockholder interests.

Based on its evaluation, the Compensation Committee has determined, in its reasonable business judgment, that our compensation practices and policies for all employees do not create risks that are reasonably likely to have a material adverse effect on our Company and instead promote behaviors that support long-term sustainability and stockholder value.

Management Succession Planning

Our Board regularly reviews short- and long-term succession plans for the CEO and other senior management positions. In assessing possible CEO candidates, our independent directors identify the skills, experience and attributes they believe are required to be an effective leader in light of the Company’s strategic plan, business opportunities and challenges. The Board employs a similar approach with respect to evaluating possible candidates for other senior management positions. In general, the Board’s management succession planning is designed to anticipate both “planned” successions, such as those arising from anticipated retirements, and unexpected successions, such as those occurring when an executive departs suddenly to take a new position, or due to death, disability or other unforeseen events.

Our Board has adopted an emergency succession plan to facilitate the transition to both interim and long-term leadership in the unlikely event of an untimely vacancy in the position of CEO.

Committee Information

Committee Overview

Information in the table above reflects our committee meetings and Board composition as of and for the year ended December 31, 2021. Michael J. Embler was appointed to the Audit and Compliance and Investment Committees on March 6, 2022, when he was appointed to the Board. Jay M. Gellert will retire from the Board and as a member of the Nominating Committee, Investment Committee and the Executive Committee effective as of the 2022 Annual Meeting. Committee assignments that are expected to take effect following our Annual Meeting are described under “—Committee Composition, Leadership Selection and Chair Rotation—Recent Committee Changes” below.

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Committee Roles & Responsibilities

Our Board has five standing committees that perform certain delegated functions on behalf of the Board.

Audit and Compliance Committee	2021 Meetings: 4
Current Members: Walter C. Rakowich (Chair), Melody C. Barnes, Michael J. Embler, Marguerite M. Nader, Maurice S. Smith

Key Responsibilities

►	Oversees the quality and integrity of our financial statements
►	Reviews annual and quarterly financial statements
►	Responsible for appointing, compensating and overseeing independent registered public accounting firm
►	Pre-approves all audit and non-audit services
►	Supervises the performance of our internal audit function
►	Oversees compliance with legal and regulatory requirements
►	Reviews and discusses financial, accounting, internal control and information and cybersecurity risks with management

All Members Independent

►	Satisfy the independence standards of the SEC rules and regulations and the NYSE listing standards, including the additional independence requirements for audit committee members
►	Our Board has determined that each member is financially literate and that Ms. Nader and Messrs. Rakowich and Smith qualify as “audit committee financial experts” for purposes of the SEC’s rules

Compensation Committee	2021 Meetings: 6
Current Members: Roxanne M. Martino (Chair), Sean P. Nolan, James D. Shelton

Key Responsibilities

►	Designs, reviews, approves and administers all aspects of executive compensation
►	Reviews and makes recommendations on non-employee director compensation
►	Reviews and approves corporate goals and objectives for our executive officers
►	Evaluates our executive officers’ performance in light of the corporate goals and objectives
►	Oversees incentive and equity-based compensation programs
►	Adopts policies regarding compensation recovery (clawback)
►	Reviews our human capital management programs and initiatives

All Members Independent

►	Satisfy the independence standards of the SEC rules and regulations and the NYSE listing standards, including the additional independence requirements for Compensation Committee members
►	Our Board has determined that each member of the Compensation Committee meets the additional requirements for “non-employee directors” set forth in Rule 16b-3 under the Exchange Act

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Nominating and Corporate Governance Committee	2021 Meetings: 3
Current Members: James D. Shelton (Chair), Melody C. Barnes, Jay M. Gellert, Robert D. Reed

Key Responsibilities

►	Develops and recommends a set of corporate governance principles
►	Reviews and advises the Board on corporate governance issues and practices
►	Evaluates the size and composition of our Board and its committees
►	Develops and recommends Board membership criteria
►	Identifies, evaluates and recommends qualified director nominees
►	Manages annual Board and committee evaluation process
►	Reviews and oversee responses regarding stockholder proposals
►	Assists our Board in reviewing succession planning for the executive officers

All Members Independent

►	Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent and satisfies the NYSE listing standards

Investment Committee	2021 Meetings: 1
Current Members: Matthew J. Lustig (Chair), Debra A. Cafaro, Michael J. Embler, Jay M. Gellert, Roxanne M. Martino, Walter C. Rakowich, Robert D. Reed

Key Responsibilities

►	Oversees, reviews and monitors the Company’s investment and divestiture activities, including by reviewing and approving, or recommending approval by the Board of, proposed investment and divestiture activities (including the financing thereof) in accordance with the Company’s Investment and Divestiture Approval Procedures
►	Periodically reviews the Company’s investment policies and procedures

Executive Committee	2021 Meetings: 0
Current Members: James D. Shelton (Chair), Debra A. Cafaro, Jay M. Gellert, Matthew J. Lustig, Roxanne M. Martino, Walter C. Rakowich, Robert D. Reed

Key Responsibilities

►	Directs the management of our business and affairs in emergency situations when it is impracticable to convene the full Board

Only Meets Under Extraordinary Circumstances

►	No meetings in 2021

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Committee Composition, Leadership Selection and Chair Rotation

The Nominating and Corporate Governance Committee annually reviews and determines the makeup of the Board’s committees and committee chairs, with a view toward balancing the benefits derived from continuity against the benefits derived from diversity of experience and the viewpoints of each committee’s members. Our Guidelines specify a rigorous annual evaluation process to determine whether to rotate a committee chair after a director’s service as a particular committee chair approximates five years. This evaluation process is conducted on a holistic basis and a chair’s years of service on a committee is a single factor in the analysis rather than a sole determinant as to whether a committee’s leadership position should be rotated. Committee chair rotations may occur sooner or later than after a director has reached five years of service as a committee chair.

Recent Committee Changes

During 2021:

Marguerite M. Nader and Maurice S. Smith were appointed to our Audit and Compliance Committee;
Sean P. Nolan moved from the Audit and Compliance Committee to the Compensation Committee;
Roxanne M. Martino became Chair of the Compensation Committee and a member of the Executive Committee;
Matthew J. Lustig became Chair of the Investment Committee; and
Walter C. Rakowich became a member of the Executive Committee and the Investment Committee.

On March 6, 2022, Michael J. Embler was appointed a member of the Board of Directors and a member of the Audit and Compliance and Investment Committees. Our Board has approved committee rotations following the 2022 Annual Meeting and contingent upon the election of the director nominees as directors at the 2022 Annual Meeting, including: replacing James D. Shelton with Melody C. Barnes as the Chair of the Nominating and Corporate Governance Committee and adding Melody C. Barnes to the Executive Committee.

Committee Charters

Our Audit and Compliance Committee, Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee each operates under a written charter. The charters of our Audit and Compliance Committee, Compensation Committee and Nominating and Corporate Governance Committee are available in the Corporate Governance section of our corporate website at www.ventasreit.com. We also provide copies of these charters, without charge, upon request to our Corporate Secretary at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

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Stockholder Engagement

Our Board and senior management value frequent and regular engagement with our stockholders to promote transparency, improve our understanding of stockholder perspectives and increase the Board’s accountability to stockholders. We maintain an active and broad-based stockholder outreach program, communicating with and seeking input from stockholders on issues of importance to them, including a variety of topics related to our corporate governance practices, executive compensation, ESG matters and business strategy.

Our stockholder engagement and outreach activities are conducted year-round, as detailed in the table below, and generally occur in the following contexts:

►	Our executive officers, investor relations team and other members of senior management share information and speak with hundreds of investors in a variety of settings and formats. During a typical year, we deliver presentations at industry conferences, hold investor calls, attend analyst-sponsored meetings with investors and engage in small group and one-on-one conversations with investors.
►	Our Compensation Committee Chair leads a proactive stockholder outreach program each spring, fall and at other times as appropriate by inviting our top 50 stockholders to engage in a direct dialogue with us through participation in individual meetings. In connection with this program, we invite stockholders to engage with us about our corporate governance practices, executive compensation, ESG matters and any other issues of concern or interest.

We believe this year-round engagement provides stockholders with visibility and transparency into our business, financial performance and executive compensation, governance and ESG practices, allows us to connect with stockholders to share viewpoints and expectations and allows us to assess emerging issues that may affect our approach to governance and inform our decision-making.

Stockholder Engagement Cycle

Fall	Winter	Spring	Summer
Comprehensive engagement with stockholders to gather feedback following the Annual Meeting and discuss developments in the Company’s business and strategy, Board and corporate governance matters, executive compensation, ESG matters and other topics of interest	Review of stockholder feedback and consideration of potential changes to corporate governance, executive compensation program and proxy disclosures	Pre-Annual Meeting engagement to update stockholders and gather feedback on compensation and governance changes and to discuss items on Annual Meeting agenda	Review feedback and results from the Annual Meeting and plan for Fall engagement

Conversations at Investor Conferences, Investor Calls, Analyst Meetings and Other Activity Throughout the Year

2021 Stockholder Outreach Program

As a continuation of our robust Board-driven stockholder engagement program, in both the Spring and Fall of 2021, we invited our top 50 stockholders, representing approximately 70% of our outstanding shares, to engage and share their perspectives with us. We ultimately met with 11 different stockholders, representing approximately 23% of our outstanding shares. The remainder of the stockholders we contacted confirmed that they did not view a discussion to be necessary or did not respond to our request. Our Compensation Committee Chair, Roxanne Martino, led these stockholder calls.

The COVID-19 pandemic was an overarching theme in our calls with stockholders, who recognized that the COVID-19 pandemic has had a significant and disproportionate impact on our business due to our senior housing and healthcare focus. They expressed appreciation and support for our continued commitment to health and safety.

Stockholders were supportive of our ESG program and commitment to DE&I and our responsiveness to stockholders. All stressed that ESG and DE&I matters should continue to be an expanding focus for management and the Board.

The stockholders we spoke to were generally supportive of our executive compensation program. Many noted, in particular, the Committee’s use of negative discretion in the annual incentive compensation plan and the below-target payouts under the performance-based portion of the long-term equity incentive compensation plan, which in their view has created alignment between realized pay and the experience of our stockholders.

Notwithstanding that realized pay has been below target compensation for a number of years, certain stockholders expressed concerns regarding the level of target compensation for our CEO given the Company’s TSR performance over the last one, three and five years compared to peers. Certain stockholders noted the importance of maintaining a pay and performance alignment while balancing retention during this challenging time for our industry. They also thought it would be helpful for them to better understand how the Compensation Committee assesses executives’ individual performance under the annual incentive compensation plan and establishes performance metrics for the annual incentive and long-term equity incentive compensation plans. Consistent with prior years, some stockholders expressed the view that we give too much weight to TSR-based metrics in the long-term equity incentive compensation plan, while others expressed strong support for maintaining TSR-based metrics as the dominant metrics in the plan.

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In response to this and other feedback received during our 2021 stockholder engagement program, we:

reduced the 2022 target compensation for Ms. Cafaro by $2 million, or 14%, and for Messrs. Probst and Cobb by $0.4 million, or 8%, in each case compared to their 2021 target compensation, with the agreement and support of the executives affected;
included in this Proxy Statement additional disclosure regarding how executives’ individual performance was assessed under the 2021 annual incentive compensation plan (see “Compensation Discussion and Analysis—2021 Annual Performance Metrics and Results”);
included in this Proxy Statement additional disclosure regarding how the performance metrics for the annual incentive and long-term equity incentive compensation plans have been developed over the past five years and how each component ties to the Company’s overall strategy (see “Compensation Discussion and Analysis—Performance Metrics and How They are Linked to Our Strategy”);
amended our Securities Trading Policy to eliminate the ability of the Audit and Compliance Committee to grant waivers to executive officers and directors to the prohibition on pledging the Company’s common stock; and
conducted additional benchmarking related to the use of TSR as a performance metric in the long-term equity incentive compensation plan, which demonstrated that TSR is the dominant performance metric among our peers.

Additional information regarding comments concerning our executive compensation program, and some of the actions we have taken in response, are discussed in the “Compensation Discussion and Analysis—Stockholder Input” section of this Proxy Statement.

Contacting the Board of Directors

Stockholders and other parties interested in communicating directly with our Board or any director on Board-related issues may do so.

Communication	Letter	Email
Communicate directly with the Board on Board-related issues	Board of Directors c/o Corporate Secretary Ventas, Inc. 353 North Clark Street, Suite 3300 Chicago, Illinois 60654	bod@ventasreit.com
Communicate with the Presiding Director or the independent directors as a group	Presiding Director Ventas, Inc. 353 North Clark Street, Suite 3300 Chicago, Illinois 60654	independentbod@ventasreit.com

Communications addressed to our Board or individual members of the Board are screened by our Corporate Secretary for appropriateness before distribution to the Board or to any individual director or directors.

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Non-Employee Director Compensation

Structure of Directors’ Compensation

Our Board believes that the compensation paid to our non-employee directors should (i) be competitive with the S&P 500 and our Compensation Peer Group, consisting of publicly traded REITs with similar enterprise values and total assets, as further described in “Compensation Discussion and Analysis—Procedures for Determining Compensation—Executive Compensation Decision-Making Process” and (ii) enable us to attract and retain individuals of the highest quality to serve as our directors. In addition, the Board believes that a significant portion of non-employee director compensation should align director interests with the long-term interests of our stockholders. Accordingly, non-employee directors receive a combination of cash and equity-based compensation for their services. Each of these components is described below. We also reimburse each non-employee director for travel and other expenses associated with attending Board and committee meetings, director education programs and other Board-related activities. Ms. Cafaro, the only member of the Board employed by us, does not receive compensation for her service as a director.

Components of Directors’ Compensation

The majority of our Directors’ Compensation is in the form of annual restricted stock unit grants that are typically awarded immediately following our annual meeting and vest in two equal installments on the first and second annual meeting dates following the grant dates.

2021 Compensation*

* Excludes supplemental annual retainers and excess board and committee fees

Elements of Non-Employee Director Compensation

Annual Cash Retainer(1)	$ 110,000
Supplemental Annual Retainer for Presiding Director	$ 25,000
Supplemental Annual Retainer for Chair of	$ 25,000
► Audit and Compliance Committee
► Compensation Committee
Supplemental Annual Retainer for Nominating and Corporate Governance Committee Chair	$ 20,000
Supplemental Annual Retainer for Members of	$ 20,000
► Audit and Compliance Committee
► Compensation Committee
Supplemental Annual Retainer for Members of Nominating and Corporate Governance Committee	$ 15,000
Excess Board and Committee Meeting Fees(2)	$ 1,500
Annual Stock Grant under the Company’s Directors’ Stock Compensation Plan(3)	Number of shares having a grant date market value of $175,000
Initial Stock Grant under the Company’s Director’s Stock Compensation Plan	Number of shares having a grant date market value equal to a pro rata portion of $175,000
Stock Ownership Guidelines	5 times Annual Cash Retainer

(1)	Non-employee directors are generally paid quarterly in advance. Pursuant to our Non-employee Directors’ Deferred Stock Compensation Plan (the “Director Deferred Compensation Plan”), non-employee directors may elect to defer receipt of all or a portion of their cash retainers and meeting fees. Deferred fees are credited to each participating director in the form of stock units, based on the fair market value of our common stock on the deferral date.

2022 Proxy Statement	41

(2)	Each non-employee director receives $1,500 for each Board meeting attended in excess of the eighth Board meeting held during the year; $1,500 for each Audit, Compensation or Nominating and Corporate Governance Committee meeting attended in excess of the sixth committee meeting held during the year; and $1,500 for each Investment or Executive Committee meeting attended during the year in each case, unless the meeting was 30 minutes or less.
(3)	Shares of restricted stock and restricted stock units are granted to our non-employee directors and vest 50% on the subsequent annual meeting date and 50% on the next succeeding annual meeting date.

Review of Non-Employee Director Compensation

Our Compensation Committee is responsible for annually reviewing the amount and types of compensation to be paid to our non-employee directors and recommending any changes to our non-employee director compensation program for approval by our Board. As part of its annual review, the Compensation Committee may consider (i) the director compensation levels of the Company’s peer group of companies and (ii) director compensation levels at competing S&P 500 companies and other relevant compensation and benchmarking information contained in surveys compiled by Nareit, Spencer Stuart or the National Association of Corporate Directors.

The Compensation Committee did not recommend any changes to director compensation for 2021. In October 2021, the Compensation Committee reviewed market data and received advice from Semler Brossy, the Compensation Committee’s independent compensation consultant, regarding appropriate levels of director compensation for 2022. The Compensation Committee considered the materials presented by Semler Brossy and did not recommend any changes to the director compensation program, which was last adjusted in July 2020, for 2022.

2021 Non-Employee Director Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, each of our non-employee directors during 2021:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Melody C. Barnes	$145,000	$174,953	$319,953
Jay M. Gellert	126,500	174,953	301,453
Richard I. Gilchrist(3)	55,648	--	55,648
Matthew J. Lustig	111,500	174,953	288,453
Roxanne M. Martino	134,508	174,953	309,461
Marguerite M. Nader	128,945	174,953	303,898
Sean P. Nolan	130,000	174,953	304,953
Walter C. Rakowich	135,000	174,953	309,953
Robert D. Reed	126,500	174,953	301,453
James D. Shelton	175,000	174,953	349,953
Maurice S. Smith	112,560	229,600	342,160

(1)	The amounts shown in the Fees Earned or Paid in Cash column reflect quarterly retainer and meeting fees described above under “—Elements of Non-Employee Director Compensation.” Of the amounts shown in this column, the following directors elected to defer all or a portion of their retainer and meeting fees pursuant to our Director Deferred Compensation Plan and were credited with the following stock units: Mr. Gellert, 126,500 or 2,343 units; Mr. Lustig, $111,500 or 2,065 units; Ms. Martino, $134,508 or 2,488 units; and Mr. Shelton, $87,500 or 1,621 units.
(2)	The amounts shown in the Stock Awards column represent the full grant date fair value of shares of restricted stock or restricted stock units (excluding stock units credited in lieu of retainer and meeting fees) granted to each non-employee director in 2021, calculated by multiplying the number of shares awarded by the closing price of a share of company common stock on the grant date, in accordance with FASB guidance regarding fair value provisions for share-based awards. Each director received an annual stock grant on May 25, 2021; Mr. Smith also received an initial stock grant on February 1, 2021, when he joined the Board of Directors. Directors are generally entitled to dividends paid on unvested shares of restricted stock and dividend equivalents on vested and unvested restricted stock units. As of December 31, 2021, the aggregate number of unvested shares of restricted stock and restricted stock units held by each non-employee director were as follows:

Name	Unvested Shares of Restricted Stock and Restricted Stock Units
Melody C. Barnes	5,870
Jay M. Gellert	5,870
Richard I. Gilchrist(3)	--
Matthew J. Lustig	5,870
Roxanne M. Martino	5,870
Marguerite M. Nader	5,242
Sean P. Nolan	5,870
Walter C. Rakowich	5,870
Robert D. Reed	5,870
James D. Shelton	5,870
Maurice S. Smith	4,307

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(3)	Mr. Gilchrist retired from the Board of Directors effective May 25, 2021 and did not receive a stock award in 2021.

Minimum Stock Ownership Guidelines for Non-Employee Directors

Our minimum stock ownership guidelines require each non-employee director to maintain a minimum number of shares of our common stock with a value not less than five times the current annual cash retainer (currently $110,000) paid to such director for service on our Board (excluding, among other things, any additional retainer paid for service as a committee member or committee chair or the Presiding Director). Each non-employee director must satisfy the minimum stock ownership levels within five years from the date that they first become subject to the guidelines (or, upon any increase in the annual cash retainer, within five years from the date of such increase to satisfy the guidelines with respect to such incremental amount) and, until such time, must retain 100% of the shares of our common stock or stock units granted to him or her as compensation. All our non-employee directors are currently in compliance with these guidelines, after taking into consideration the transition period for new directors.

2022 Proxy Statement	43

 Our Executive Officers

Set forth below is certain biographical information about our executive officers. Ages shown for all executive officers are as of the date of the 2022 Annual Meeting.

Debra A. Cafaro, 64 Chairman and Chief Executive Officer

Ms. Cafaro has been our Chief Executive Officer and a director since 1999 and Chairman of our Board of Directors since 2003. She also served as our President from 1999 to November 2010. In addition to her work at Ventas, Ms. Cafaro is broadly engaged across the business, public policy, arts, academic, sports and non-profit sectors. She serves on the Board of Directors of The PNC Financial Services Group, Inc., a bank holding company and financial services corporation (NYSE: PNC). Additionally, Ms. Cafaro is the immediate past Chair of the Real Estate Roundtable, a public policy organization that brings together leaders of the nation’s top real estate firms to address key national policy issues relating to real estate; the Chair of the Executive Committee and immediate past Chair of the Board of Directors of The Economic Club of Chicago, whose mission is to foster meaningful connections among the city’s leaders on important economic and social issues; a member of the Business Council, a private association of chief executive officers; serves on the Boards of Trustees for the University of Chicago and the Chicago Symphony Orchestra; and was appointed by Mayor Rahm Emanuel to successive terms on the Board of the Chicago Infrastructure Trust (2015 to 2019). Prior to joining Ventas, Ms. Cafaro was President and a director of an NYSE-listed multi-family REIT, a practicing lawyer for 13 years and a judicial clerk for the Hon. J. Dickson Phillips, U.S. Court of Appeals for the Fourth Circuit. Ms. Cafaro earned her B.A. magna cum laude from the University of Notre Dame and her J.D. cum laude from the University of Chicago Law School, where she was named its 2011 Distinguished Alumna.

Widely acclaimed for her strategic vision and enduring business success, Ms. Cafaro has received multiple professional recognitions including being named in Harvard Business Review’s The CEO 100 for six consecutive years—one of only 14 global CEOs to have attained this honor—and as one of Modern Healthcare’s 100 Most Influential People in Healthcare six times. To honor her contributions to her industries, Ms. Cafaro received the Industry Leadership Award from the National Association of Real Estate Investment Trusts (Nareit), where she previously served as Chair, and, in 2019, she was inducted into the ASHA (American Seniors Housing Association) Senior Living Hall of Fame. Ms. Cafaro is also a Member of the American Academy of Arts & Sciences, an honorary society, and an owner and member of the Management Committee of the NHL Pittsburgh Penguins, back-to-back Stanley Cup Champions in 2016 and 2017.

Robert F. Probst, 54 Executive Vice President and Chief Financial Officer

Mr. Probst has been our Executive Vice President and Chief Financial Officer since October 2014. As a member of the Ventas executive leadership team, Mr. Probst plays a key role in all aspects of finance, accounting, IT, tax, strategy and investor relations. Prior to joining Ventas, Mr. Probst served as Senior Vice President and Chief Financial Officer of Beam Inc., a global spirits distributor, from its inception as a standalone publicly traded spirits company in October 2011 to its sale to Suntory Holdings Limited in May 2014. Mr. Probst also previously served as Vice President of Finance, Strategy and M&A for the Medication Delivery business division at Baxter International, Inc., a multinational healthcare company, and he spent eight years with UK-based Diageo PLC, a British multinational beverage alcohol company, most recently as its Chief Financial Officer, Global Supply. His early career in finance began with roles at The Pillsbury Company, a flour miller and food products manufacturer, and as a Commercial Lending Officer with The Northern Trust Bank, a financial services company.

In addition to his work for Ventas, Mr. Probst is a member of The Economic Club of Chicago and he serves on the board of the Chicago Botanic Garden. In 2018, he was named the Chicago Public Company CFO of the Year by the Chicago Chapter of Financial Executives International (FEI), and, in 2019, he was named FEI’s Public Company Financial Executive of the year, a national award. Mr. Probst earned his B.A. degree with honors in Economics from Duke University and received his M.B.A. degree with highest honors in Finance and Accounting from The University of Chicago Booth School of Business.

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Peter J. Bulgarelli, 63 Executive Vice President, Office, Ventas, Inc. President and CEO, Lillibridge Healthcare Services, Inc.

Mr. Bulgarelli is the Executive Vice President, Office of Ventas, Inc. and the President and Chief Executive Officer of Lillibridge Healthcare Services, Inc. (“LHS”), a fully integrated medical office building operating company and wholly owned subsidiary of Ventas. As a member of the Ventas executive leadership team, Mr. Bulgarelli is responsible for Ventas’s growing integrated Office platform which combines the LHS MOB and university-based life science and research and innovation center portfolios, as well as its healthcare asset management team. Mr. Bulgarelli joined Ventas in April 2018 following a successful 28-year career at Jones Lang LaSalle, a global professional services firm specializing in real estate, where he most recently led their industry-focused businesses including life sciences, higher education and academic medical centers.

Mr. Bulgarelli serves on the Board of Directors of PMB Real Estate Services, LLC, a real estate service firm, and Ardent Health Services, a hospital and healthcare company, and he was the Illinois Board Chair for the American Diabetes Association. Mr. Bulgarelli earned his B.S. in civil engineering from the University of Illinois and received his M.B.A. from Northwestern University’s Kellogg Graduate School of Business.

John D. Cobb, 50 Executive Vice President and Chief Investment Officer

Mr. Cobb has been our Executive Vice President and Chief Investment Officer since March 2013; he previously served as our Senior Vice President and Chief Investment Officer beginning in 2010. As a member of the Ventas executive leadership team, Mr. Cobb is responsible for Ventas’s extensive acquisition, disposition and investment strategy across multiple healthcare sectors including senior housing, life science & innovation centers, medical office buildings and hospitals. Prior to joining Ventas, Mr. Cobb served as President and Chief Executive Officer at Senior Lifestyle Corporation, an owner, operator and developer of senior living communities. He spent much of his formative career at General Electric (GE) in roles of increasing responsibility, most recently serving as Senior Managing Director of GE Healthcare Financial Services.

In addition to his work at Ventas, Mr. Cobb serves as a member of the Executive Board of the American Seniors Housing Association (ASHA), the premier source for research, conferences and advocacy for senior housing and on the Board of the Geneva Lake Conservancy, a not-for-profit organization dedicated to the preservation of open space, ecology and history. Mr. Cobb earned his B.A. degree in Finance from Lehigh University.

J. Justin Hutchens, 47 Executive Vice President, Senior Housing

Mr. Hutchens has been our Executive Vice President, Senior Housing since March 2020. As a member of the Ventas executive leadership team, Mr. Hutchens is responsible for Ventas’s Senior Housing portfolio. Prior to joining Ventas, Mr. Hutchens served as Chief Executive Officer for HC-One, where he led the company through a significant period of refinement and growth resulting in Britain’s largest residential and nursing care home operator. Prior to that, Mr. Hutchens held senior executive and leadership positions in various publicly traded and private equity-backed organizations, including serving as President of HCP (now Healthpeak Properties, Inc.), a healthcare real estate investment trust (NYSE: PEAK), Chief Executive Officer, Chief Operating Officer and President of National Health Investors (NYSE: NHI), a real estate investment trust specializing in senior housing, and Chief Operating Officer of Emeritus Corporation, a senior living company that was the largest operator of assisted living facilities in the United States during his tenure and which was acquired in 2014 by Brookdale Senior Living, Inc. (NYSE: BKD).

A frequent speaker on investment practices, company performance and senior housing and care operations, Mr. Hutchens was recognized in Forbes Magazine’s Top 20 “Most Powerful CEOs Age 40 and Under” list for four consecutive years. In addition to his work at Ventas, Mr. Hutchens currently serves on the Board of Directors of Atria Senior Living, a national manager of senior housing communities, and the National Investment Center for Seniors Housing. Mr. Hutchens earned his B.S. in Human Services from the University of Northern Colorado and his M.S. in Management from Regis University.

2022 Proxy Statement	45

Carey S. Roberts, 51 Executive Vice President, General Counsel and Ethics & Compliance Officer

Ms. Roberts has been our Executive Vice President, General Counsel and Ethics & Compliance Officer since March 2020. She also serves as our Corporate Secretary and principal counsel to our Board of Directors. As a member of the Ventas executive leadership team, Ms. Roberts is responsible for Ventas’s legal, compliance and enterprise risk management functions. Prior to joining Ventas, Ms. Roberts was Executive Vice President, Chief Legal Officer and Corporate Secretary of Assurant, Inc., a global provider of risk management products and services (NYSE: AIZ). Prior to that, Ms. Roberts served as Deputy General Counsel, Global Chief Compliance Officer and Corporate Secretary of Marsh & McLennan Companies, Inc., a global professional services firm (NYSE: MMC) and as a partner in the corporate practice of Covington & Burling LLP, an international law firm, where she counseled companies in a wide range of industries, including financial services, life sciences and biotechnology and information technology.

In addition to her work at Ventas, Ms. Roberts is a member of The Economic Club of Chicago and serves on the Board of Directors of The American Alpine Club. In 2021, she was named a Next Generation Leader by Legal Momentum, the nation’s first and longest-serving legal advocacy group for women in the United States. She received her bachelor’s degree from the University of Chicago and her J.D. from the George Washington University Law School, both with honors.

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Executive Compensation

Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers

At the 2022 Annual Meeting, we are asking you to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. Our Compensation Committee believes that our executive compensation program achieves our objectives of retaining and motivating talented executives and rewarding superior performance while discouraging excessive risk-taking. The program supports a performance- and achievement-oriented environment that is geared toward delivering long-term stockholder value.

Accordingly, our Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and the related narrative disclosure.”

Although the results of the stockholder vote on this proposal are non-binding, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. The Company currently provides an opportunity to cast an advisory vote on this topic every year, accordingly, the next opportunity to vote will occur in connection with the Company’s 2023 Annual Meeting.

     Our Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

2022 Proxy Statement	47

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) summarizes our executive compensation philosophy, objectives and programs, the compensation decisions made under those programs and the factors considered by our Compensation Committee in making those decisions. The CD&A focuses on the compensation of our Named Executive Officers:

Name	Title
Debra A. Cafaro	Chairman and Chief Executive Officer
Robert F. Probst	Executive Vice President and Chief Financial Officer
Peter J. Bulgarelli	Executive Vice President, Office, Ventas, Inc. President and CEO, Lillibridge Healthcare Services, Inc.(1)
John D. Cobb	Executive Vice President and Chief Investment Officer
J. Justin Hutchens	Executive Vice President, Senior Housing

(1)    Lillibridge Healthcare Services, Inc. is a wholly owned subsidiary of the Company.

Company Overview

Ventas, Inc., an S&P 500 company, operates at the intersection of two powerful and dynamic industries – healthcare and real estate. As one of the world’s foremost REITs, we use the power of capital and our team’s expertise to unlock the value of real estate, partnering with leading care providers, developers, research and medical institutions, innovators and healthcare organizations.

We hold a highly diversified portfolio of senior housing communities, medical office buildings (“MOBs”), life science, research and innovation (“R&I”) centers, hospitals and other healthcare facilities located throughout the United States, Canada and the United Kingdom. As of December 31, 2021, we owned or had investments in approximately 1,200 properties.

For more than 20 years, Ventas has followed a successful, enduring strategy. Working with industry-leading tenants, operators and partners and supported by a collaborative and experienced team, we are focused on owning a high-quality diverse portfolio of properties unified by strong growing demand from an aging demographic to produce consistent, growing cash flows and superior returns on a strong balance sheet for the benefit of our stockholders.

Executive Summary

Our executive pay program aligns with long-term stockholder value creation. More than 90% of our CEO compensation and more than 80% of the compensation for our other Named Executive Officers is variable and at risk, tied to our stock price performance or subject to achievement of pre-set rigorous performance targets that are important to the creation of value for our stockholders.

We delivered strong results and continued to advance our strategic growth initiatives in 2021, despite significant continued challenges from the COVID-19 pandemic. The COVID-19 pandemic and its extended consequences continued to have a significant impact on our business in 2021. A substantial portion of our business is in senior housing, an industry that has been particularly devastated by the pandemic, including throughout this past year. As a result, our revenues and NOI remained materially below pre-pandemic levels in 2021. Nonetheless, with a relentless focus on execution, we positioned our business to capture the upside in the expected multi-year senior housing recovery, delivered strong organic growth in our Office and healthcare triple-net businesses and enhanced the Company’s portfolio and financial strength. We also extended our long track record of value-creating external growth with $3.7 billion in new investments focused on our strategic priorities of senior housing and life science.

Our 2021 annual incentive program was comprised of two performance periods to support an agile response to the pandemic. At the start of 2021, the volatile market and operating environment made it challenging to forecast reliable financial performance targets or establish other performance objectives for the full year. Instead, we established metrics for two six-month performance periods that reflected key operational, strategic and financial priorities designed to enhance our ability to effectively manage our business through a volatile period and position the Company for a post-pandemic recovery.

The Compensation Committee applied negative discretion to reduce annual incentive payouts for fiscal 2021 to more closely align with stockholder experience. The Compensation Committee applied discretion to lower annual incentive program payouts for Ms. Cafaro, Mr. Probst and Mr. Cobb. As a result, Ms. Cafaro and Mr. Cobb received annual incentive payouts that were below target while Mr. Probst’s payout was slightly above target.

Long-term performance shares for the 2019-2021 performance period were forfeited. Based on the Company’s total stockholder return and financial performance for the three-year period ending December 31, 2021, which included two years of the COVID-19 pandemic, all performance shares for the 2019-2021 performance period have been forfeited. These performance shares were valued at $5.7 million for Ms. Cafaro, $1.6 million for each of Mr. Probst and Mr. Cobb and $0.7 million for Mr. Bulgarelli when they were awarded in February 2019.

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Realized compensation for the last three years, including fiscal 2021, was significantly below total compensation reported in the Summary Compensation Table. Consistent with our long-term stockholder returns, pRSUs for the 2017-2019 and 2018-2020 performance periods granted to our CEO and other NEOs paid out at 49%-59% and 36%-39% of target respectively and pRSUs for the 2019-2021 performance period were forfeited in full.

In January 2021, the Compensation Committee approved one-time equity retention awards for certain key employees and NEOs, other than the CEO, to retain a cohesive and motivated team to rebuild the Company’s business during a critical period of the pandemic. In making these awards, the Compensation Committee considered the continued profound impact of the COVID-19 pandemic on our business and the broader industry, the need to retain specialized expertise in senior housing and healthcare real estate, costs associated with replacing critical employees, and incentivizing a continued focus on strong risk management. The CEO was not eligible for and did not participate in the program.

We maintain regular and ongoing dialogue with our stockholders and take affirmative steps to respond to their perspectives. As part of our year-round stockholder engagement, we invited our top 50 stockholders, representing approximately 70% of our outstanding shares, to meet with us during the spring and fall of 2021. We ultimately met with 11 different stockholders, representing approximately 23% of our outstanding shares.

In response to stockholder feedback, the Compensation Committee reduced the 2022 target compensation for Ms. Cafaro by $2 million (14%), and for each of Messrs. Probst and Cobb by $0.4 million (8%), from their 2021 target compensation, with the agreement and support of the executives affected. We have also included more detailed information regarding how executives’ individual performance was assessed under the 2021 annual incentive compensation plan and a detailed overview of the incentive program design evolution in this year’s proxy statement. See “—Procedures for Determining Compensation—Stockholder Input” below.

For 2022, the annual incentive program is returning to predominantly financial performance metrics. Due to the continued market volatility, our 2022 incentive program will continue to be comprised of two six-month performance periods. The financial performance metrics will represent 60% of the target awards, while individual objectives & performance will represent 40% of the target awards, moving us closer to the 65% / 35% weighting that was in place prior to the pandemic. The metrics in our 2022 long-term incentive program are also more heavily weighted toward TSR-based metrics, consistent with our pre-pandemic practice and with our peer group.

2022 Proxy Statement	49

2021 Executive Realized Pay

The compensation realized by our Named Executive Officers in 2021 is consistent with our pay for performance philosophy, with realized pay reflecting the experience of our stockholders. As noted previously:

the performance goals established for our 2019-2021 long-term performance plan were not achieved and, as a result, the Performance Restricted Stock Units (“pRSUs”) granted in 2019 were forfeited in their entirety; and
payouts under the 2021 Annual Cash Incentive Compensation Plan ranged from 94% - 123% of target, reflecting performance against corporate and individual annual metrics and the exercise of negative discretion by the Compensation Committee to reduce annual cash incentive payouts for three of our Named Executive Officers to align with stockholder experience.

As a result, the compensation realized by our Named Executive Officers for 2021 was significantly lower than their 2021 reported compensation, as reflected in the chart below.

Cafaro
Realized
$5,567,725
Reported
$14,238,974
Probst
Realized
$2,856,163
Reported
$7,316,589
Bulgarelli
Realized
$1,990,841
Reported
$4,914,782
Cobb
Realized
$2,778,515
Reported
$7,303,422
Hutchens
Realized
$2,610,912
Reported
$4,186,387
$0
$2,900,000
$5,800,000
$8,700,000
$11,600,000
$14,500,000
Base Salary
Annual Incentive
RSUs
pRSUs

As used above,

Realized Pay is the sum of (i) 2021 base salary (ii) amounts actually paid under the 2021 annual cash incentive awards (iii) value actually realized on vesting of RSUs that vested during 2021 and (iv) value actually realized on vesting of the 2019-2021 pRSU awards. Mr. Hutchens joined the Company in 2020 and was not a participant in the 2019-2021 pRSU award program. His 2021 realized compensation therefore was not affected by the forfeiture of 2019-2021 pRSU awards but does reflect the value received on vesting of 18,604 RSUs from a “sign-on” equity award granted when Mr. Hutchens joined the Company in 2020.
Reported Pay is the sum of (i) 2021 base salary (ii) target value of the 2021 annual cash incentive award (iii) grant date fair value of 2021 RSU awards, including one-time equity retention awards for Messrs. Probst, Bulgarelli, Cobb and Hutchens and (iv) grant date fair value of the 2021-2023 pRSU awards assuming performance at target.

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2021 Performance

The COVID-19 pandemic has had, and is continuing to have, a significant and disproportionate impact on our business and our tenants, operators and partners, many of whom have been on the frontline of responding to the pandemic by providing care to seniors, patients and other vulnerable members of our communities. A substantial portion of our business—representing nearly half of our Annualized Adjusted NOI—is in senior housing, an industry that has been particularly devastated by the COVID-19 pandemic, including the Delta and Omicron variants in 2021. Many other industries and real estate subsectors were able to achieve results above pre-pandemic levels during 2021, some even achieving record results. In 2021, we delivered total annual return to stockholders of approximately 8%, net income attributable to common stockholders of $0.13 per share, FFO of $2.65 per share and Normalized FFO of $2.90 per share. Driven primarily by decreased revenues and increased operating costs in senior housing, our NOI continued to decline in 2021, with our reported SHOP Same-Store NOI declining 21.7% in 2021 on top of a 30.5% decline in 2020.* As a result, our stock underperformed the broader market and REIT indices on a relative basis.

We remain optimistic about the prospects for our enterprise and various business lines, which are driven by demographic demand that continues to grow. As we enter 2022, we believe that rate and revenue will grow for the first time since the onset of the pandemic, which underpins optimism for our business.

Throughout the crisis, our team continued to rise to the challenge, demonstrating resilience, agility and high productivity while holding firm to our core values of integrity, transparency and accountability and our commitment to corporate citizenship. Our ability to remain strong and even achieve significant strategic objectives during the prolonged and continuing impact of COVID-19 shows what a resilient, diverse and focused company we’ve built. As a result, in 2021, we delivered strong results and continued to advance our strategic growth objectives, including by:

•	Rolling out life-saving vaccines to residents and caregivers in our senior housing communities in early 2021 and continuing to prioritize health and safety throughout the year.
•	Completing or announcing over $3.7 billion of investment activity, including:
o	Completing the acquisition of New Senior for a purchase price of $2.3 billion, a strategic investment in independent living communities in advantaged markets that appeals to a large and growing middle-market senior demographic.
o	Expanding our Life Science, R&I portfolio to approximately 10 million square feet, inclusive of developments underway. This portfolio includes the commencement of a $500 million new project with research leader University of California, Davis and the delivery of our exciting immunotherapy research and innovation center anchored by healthcare and research pioneers the University of Pittsburgh and the University of Pittsburgh Medical Center (UPMC).
•	Experiencing sustained occupancy growth in our senior housing communities for 10 consecutive months beginning in March and continuing through the year. Leveraging our Ventas Operational InsightsTM, which combines our data and analytical active asset management approach, we executed on our Right Asset, Right Market, Right OperatorTM strategy for our SHOP segment, which included transitioning 90 communities to multiple operators, executing on significant senior housing dispositions and expanding and realigning operator relationships.
•	Remaining an industry leader in Environmental, Social and Governance matters, including:
o	Continuing to invest in sustainability capex and other initiatives throughout our portfolio, as well as a goal to achieve LEED Silver or better on 100% of Life Science, R&I development pipeline.
o	Receiving a number of recognition and awards, including being recognized on CDP’s “A-List,” which recognizes the top 2% of global companies scored, being named to the Bloomberg Gender Equality Index for the third consecutive year, winning Nareit’s Healthcare Leader in the Light award for the fifth consecutive year and being selected to the DJSI World Index for the third year.
o	Continuing our ongoing refreshment of the Ventas Board of Directors with the appointment of Maurice Smith, President and CEO of Health Care Service Corporation, in 2021 and the appointment of Michael Embler, former Chief Investment Officer of Franklin Mutual Advisers, in 2022. Jay M. Gellert, a valued director who has served on the Board since 2001, will not be standing for re-election at the 2022 Annual Meeting.
o	Continuing to advance our DE&I framework, including establishing a diverse, cross-functional DE&I committee dedicated to implementing the DE&I framework centered around people, culture and celebration, investment and community.
o	Ensuring a smooth return to an office working environment in the fourth quarter of 2021.
•	Executing on strategic disposition volume totalling $1.2 billion, including receipt of $360 million in loan repayments on high IRR, well-structured loans and disposition of $850 million in non-core assets that recycled capital, improved our portfolio and reduced leverage.
•	Developing and executing on a multi-pronged approach to retaining financial strength and flexibility by repaying $1.1 billion in near-term debt maturities, issuing over $1 billion in attractively priced fixed income securities, which extended debt maturities at low long-term rates, maintaining our BBB+ credit ratings and ending the year with a fixed charge coverage ratio of 3.6x.
•	Accelerating growth of our VIM platform, which ended 2021 with over $4.5 billion in assets under management, and building the infrastructure that will make the business scalable.
•	Delivering total annual return to stockholders of approximately 8%.

*	FFO, Normalized FFO, NOI and SHOP Same-Store NOI are non-GAAP financial measures. Please see Appendix B for additional information and a reconciliation to the most directly comparable GAAP measures.

2022 Proxy Statement	51

Executive Compensation Philosophy

We recognize that effective compensation strategies are critical to recruiting, incentivizing and retaining key employees who contribute to our long-term success and thereby create value for our stockholders. Accordingly, our compensation program is designed to achieve the following primary objectives:

attract, retain and motivate talented executives;
focus executives on accomplishing company and individuals goals that support our strategic objectives;
pay for performance that aligns with the creation of long-term stockholder value;
provide balanced incentives that discourage excessive risk-taking; and
support our goal to deliver sustained, superior returns to stockholders.

We align the interests of our executive officers and stockholders by maintaining a performance- and achievement-oriented program that provides executives with the opportunity to earn market-competitive levels of cash and equity compensation for strong performance against key strategic, financial and operating goals that create long-term stockholder value.

In determining the design and scope of our executive compensation program, we also consider the perspectives that our stockholders share with us, including through our proactive Board-led stockholder outreach program and our annual say-on-pay advisory vote at our annual stockholders’ meetings. Certain of our decisions regarding our 2021 and 2022 executive compensation program reflect that feedback, including with respect to the unique challenges presented by the COVID-19 pandemic.

Our Compensation Structure

Consistent with our compensation philosophy, over 90% of our CEO’s pay and over 80% of the pay of our other Named Executive Officers is variable and at risk. Further, a significant portion of our incentive pay is dependent on achieving pre-established performance metrics.

CEO TOTAL DIRECT COMPENSATION	OTHER NEOs TOTAL DIRECT COMPENSATION*

* Excludes 2021 one-time equity retention awards made to named executive officers other than our CEO, which are not part of our regular annual compensation program

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The objectives of our program are as follows:

Base Salary	Base Salary compensates our executives for the knowledge, skill and expertise they bring to our Company on a day-to-day basis. Base salaries are generally targeted to approximate the competitive market median of the Compensation Peer Group,(1) but may deviate from this target based on an individual’s sustained performance, contributions, leadership, experience, expertise and specific roles within our Company as compared to the benchmark data.
Annual Cash Incentive Compensation	Annual Cash Incentive Compensation rewards our executives for achieving pre-determined corporate and individual goals established for the fiscal year. These goals typically represent milestones we have determined need to be met within a given year to advance our annual and long-term objectives.
Long-Term Equity Incentive Compensation	Long-Term Equity Incentive Compensation rewards our executives for performance that supports our long-term strategy and growth. This compensation consists of (i) Restricted Stock Units (“RSUs”) that generally vest over three years and (ii) pRSUs that vest at the end of a three-year period, subject to achieving performance metrics established at the beginning of that performance period.

(1)	The Compensation Peer Group are the companies we use to benchmark our Executive Compensation, as more fully discussed below.

Performance Metrics and How They Are Linked to Our Strategy

Performance metrics for our annual and long-term incentive plans are designed to encourage our executives to focus on initiatives that will further the Company’s annual and long-term strategic priorities and objectives. Annual metrics typically relate to items that can be completed within one year or are appropriately considered on a year-over-year basis, but we may also establish annual metrics linked to longer term objectives to emphasize the importance of a particular element of our strategy or incentivize completion of a preliminary step. Long-term performance metrics typically relate to items that are most appropriately assessed over a period of several years. The Compensation Committee reviews the annual and long-term incentive program design annually.

Set forth below are timelines that show the evolution of the performance metrics used in our annual and long-term incentive plans from 2017 through 2021. The metrics are designed to be complementary and to work together holistically, as illustrated by the use of metrics relating to the Company’s Research & Innovation (“R&I”) Development initiative:

In 2018, the Company identified R&I Development as an important component of its strategy.
In 2019, the Committee included an R&I Development Growth metric in the annual incentive plan to focus the executive team on identifying and committing to appropriate R&I projects in the first full year of this initiative.
In 2020, the Committee continued to employ a metric related to this initiative (Investment in Development) in the annual incentive plan to ensure opportunities identified in the prior year were aggressively pursued in the second year. The Committee also added an R&I Pipeline Openings metric to the long-term incentive plan to incentivize project completion and new facilities opening within anticipated time frames, which ensures that revenue from the projects is generated and contributes to financial performance on a timely basis.
In 2021, the third full year of this initiative, the Committee removed the Investment in Development metric from the annual incentive plan, reflecting the maturity of the initiative, but retained the R&I Pipeline Openings metric in the long-term incentive plan to ensure that the initiated projects continued to be pursued and completed within anticipated time frames.

We believe this approach appropriately incentivizes our executives to take actions required in the short term to achieve our short- and long-term strategic priorities and objectives and ensures that the interests of our executives are aligned with those of our stockholders.

2022 Proxy Statement	53

Timeline of Annual Incentive Metrics(1)

(1)	The annual incentive program for the Office Executive Vice President includes metrics and goals specific to the Office business. In 2021, 25% of the opportunity was allocated to corporate metrics as described in the table above, 25% was allocated to metrics and goals specific to the Office business and 50% was allocated to individual objectives & performance, consistent with our other Executive Officers. Please see the “Compensation Discussion & Analysis—2021 Executive Compensation—Annual Incentive Compensation—2021 Annual Incentive Performance Metrics and Results” for further information.

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Timeline of Long-Term Incentive Metrics

Year	Metrics and Weightings			
2017-2019	60%	Total pRSU Opportunity	40%	RSUs
	25%	TSR vs. MSCI		
	17.5%	TSR vs. NAREIT		
	17.5%	Balance Sheet (Net Debt: EBITDA)		
2018-2020	60%	Total pRSU Opportunity	40%	RSUs
	22%	TSR vs. MSCI		
	22%	TSR vs. NAREIT		
	16%	Balance Sheet (Net Debt: EBITDA)		
2019-2021	CEO:		Non-CEO:	
	70%	Total pRSU Opportunity	60%	Total pRSU Opportunity
	25.7%	TSR vs. MSCI	22%	TSR vs. MSCI
	25.7%	TSR vs. NAREIT	22%	TSR vs. NAREIT
	18.6%	Balance Sheet (Net Debt: EBITDA)	16%	Balance Sheet (Net Debt: EBITDA)
	30%	RSUs	40%	RSUs
2020-2022	CEO:		Non-CEO:	
	70%	Total pRSU Opportunity	60%	Total pRSU Opportunity
	25.7%	TSR vs. MSCI	22%	TSR vs. MSCI
	25.7%	TSR vs. NAREIT	22%	TSR vs. NAREIT
	Added in 2020:		Added in 2020:	
	11.7%	R&I Pipeline Openings	10%	R&I Pipeline Openings
	6.9%	DE&I (Gender Balance)	6%	DE&I (Gender Balance)
	30%	RSUs	40%	RSUs
2021-2023	CEO:		Non-CEO:	
	70%	Total pRSU Opportunity	60%	Total pRSU Opportunity
	17.5%	TSR vs. MSCI	17.5%	TSR vs. MSCI
	17.5%	TSR vs. NAREIT	17.5%	TSR vs. NAREIT
	7%	R&I Pipeline Openings	5%	R&I Pipeline Openings
	Added in 2021:		Added in 2021:	
	14%	Balance Sheet (Net Debt: EBITDA)	10%	Balance Sheet (Net Debt: EBITDA)
	14%	Measurable Improvement in key DE&I Metrics	10%	Measurable Improvement in key DE&I Metrics
	30%	RSUs	40%	RSUs

Procedures for Determining Compensation

Executive Compensation Decision-Making Process

The Company is committed to a competitive compensation structure that allows us to attract, retain and motivate our key executives while creating alignment with long-term stockholder value. We review executive compensation regularly to ensure that our compensation programs align with this philosophy. As part of this process, we engage in extensive benchmarking with the assistance of our independent compensation consultant. We also maintain an ongoing dialogue with our stockholders to solicit their perspectives on our executive compensation program.

Benchmarking and Compensation Peer Group

For benchmarking purposes, our independent compensation consultant, Semler Brossy, provides our Compensation Committee with comparative market data on compensation practices and programs of our peer companies (the “Compensation Peer Group”) and provides guidance on compensation trends and best practices. Using this market data, Semler Brossy advises the Compensation Committee and makes recommendations with respect to program design and setting base salaries and incentive award opportunity levels for our Named Executive Officers.

2022 Proxy Statement	55

2021 Compensation Peer Group

The Compensation Committee reviews the Compensation Peer Group each summer to ensure the Company is using an appropriate group for pay level and pay practice comparisons. The Compensation Peer Group generally consists of large-cap REITs in our healthcare sector or large-cap REITS in other sectors (such as office, retail and lodging) that are similar to us in other ways, such as total assets, revenue and enterprise value. The chart below shows our positioning relative to our 2021 Compensation Peer Group as of June 30, 2020.

The Compensation Committee reviewed the Compensation Peer Group in August 2020 and did not make any changes to the Compensation Peer Group for purposes of setting 2021 compensation.

2020 and 2021 Compensation Peer Group

American Tower Corp.	Prologis, Inc.
AvalonBay Communities, Inc.	Public Storage, Inc.
Boston Properties, Inc.	Realty Income Corp.
Crown Castle International Corp.	Simon Property Group, Inc.
Digital Realty Trust, Inc.	The Macerich Company
Equinix, Inc.	Vornado Realty Trust, Inc.
Equity Residential	Welltower, Inc.
Healthpeak Properties, Inc.	Weyerhaeuser Co.

In determining 2021 compensation targets for our Named Executive Officers, our Compensation Committee, in consultation with Semler Brossy, considered the competitive positioning of our executive compensation levels relative to compensation data for the 2021 Compensation Peer Group with respect to the following components of pay: base salary; total annual compensation opportunity (base salary plus annual incentive awards); long-term equity incentives (annualized expected value of long-term equity incentive awards) and total direct compensation (base salary plus annual incentive awards and annualized expected value of long-term equity incentive awards). The Committee also considered the impact the COVID-19 pandemic had already had on our business, the prolonged nature of the pandemic and the ongoing uncertainty regarding its continuing impact, including, in particular, the pace and slope of recovery of our senior housing business and the resulting impact on our earnings, stock price and credit profile.

Consistent with our compensation philosophy, our Compensation Committee reviewed each element of pay in the context of the Compensation Peer Group. The Committee does not target a specific percentile of market when making pay decisions, but rather determines overall total direct compensation relative to the Compensation Peer Group based on the unique skills, expertise and individual contributions of each Named Executive Officer. Our 2021 executive compensation program was designed to deliver compensation levels at, above or below these targets if performance met, exceeded or failed to achieve the goals established for the annual and long-term incentive awards.

Stockholder Input

We have a longstanding practice of engaging with our stockholders and taking appropriate action considering the perspectives they shared with us. Additionally, each year the Compensation Committee considers the outcome of the advisory vote on our executive compensation program. Based on our 85% support among the stockholders who participated in the 2020 and 2021 advisory votes on executive compensation, we understand stockholders are generally supportive of our executive compensation program.

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As a continuation of our robust Board-driven stockholder engagement program, in both the Spring and Fall of 2021, we invited our top 50 stockholders, representing approximately 70% of our outstanding shares, to engage and share their perspectives with us. We ultimately met with 11 different stockholders, representing approximately 23% of our outstanding shares. The remainder of the stockholders we contacted confirmed that they did not view a discussion to be necessary or did not respond to our request. Our Compensation Committee Chair, Roxanne Martino, led these stockholder calls.

The COVID-19 pandemic was an overarching theme in our calls with stockholders, who recognized that the COVID-19 pandemic has had a significant and disproportionate impact on our business due to our senior housing and healthcare focus and expressed appreciation and support for our continued commitment to health and safety.

Stockholders expressed strong support for our ESG program, commitment to DE&I and responsiveness to stockholders. All stressed that ESG and DE&I matters should continue to be an expanding focus for management, the Board and the Company.

The stockholders we spoke to were also generally supportive of our executive compensation program. Many noted the Committee’s use of negative discretion in the annual incentive compensation plan and reduced payouts under the performance-based portion of the long-term equity incentive compensation plan, which in their view has created alignment between realized pay and the experience of our stockholders.

Notwithstanding that realized pay has been below target compensation for a number of years, certain stockholders expressed concerns regarding the level of target compensation for our CEO given the Company’s TSR performance over the last one, three and five years compared to peers. They also thought it would be helpful for them to better understand how the Compensation Committee and the Board assesses executives’ individual performance under the annual incentive compensation plan and establishes performance metrics for the annual incentive and long-term equity incentive compensation plans. Consistent with prior years, some stockholders expressed the view that we give too much weight to TSR-based metrics in the long-term equity incentive compensation plan, while others expressed strong support for maintaining TSR-based metrics as the dominant metrics in the plan.

Actions Taken in Response to Stockholder Input

Based in part on the commentary provided by our stockholders, we:

Reduced the 2022 total target compensation for our CEO by 14%
Reduced the 2022 total target compensation for two of our other Named Executive Officers by 8%
Exercised negative discretion to reduce the 2021 annual incentive payouts to our CEO and two of our Named Executive Officers
Enhanced the disclosures regarding our annual and long-term performance metrics and their alignment with our long-term strategy in our Proxy Statement
Amended our Securities Trading Policy to eliminate the ability of the Audit and Compliance Committee to grant waivers to executive officers and directors with respect to the prohibition on pledging the Company’s common stock
Did not adjust formulaic metrics used to measure performance under our incentive programs in response to the COVID-19 pandemic, despite the significant impact the pandemic had and continues to have on our business.
Conducted additional benchmarking relating to the use of TSR as a performance measure
Reduced the weighting assigned to the TSR metrics in our 2021-2023 Long-Term Incentive Plan

More broadly, our Compensation Committee has taken numerous actions over the last several years to evolve and align our executive compensation program with stockholders’ interests and feedback received, including the following:

Action	Year(s)
Applied negative discretion to reduce our CEO’s annual cash incentive awards to align to stock performance	2019 2020 2021
Increased weight of CEO’s performance equity awards from 60% to 70% of the total long-term incentive opportunity	2019
Adopted a performance metric related to gender diversity in our 2020-2022 Long-Term Incentive Plan	2020
Adopted a performance metric related to diversity, equity and inclusion in our 2021-2023 and 2022-2024 Long-Term Incentive Plans	2021 2022

2022 Proxy Statement	57

Compensation Policies and Practices—Good Governance

THINGS WE DO

Include a balanced mix of cash and equity compensation, with a strong emphasis on performance-based incentive awards that contain a blend of metrics designed to promote responsible growth and risk management
Emphasize long-term performance-based on pre-established metrics, awarding 70% of long-term incentive awards in pRSUs for our CEO and at least 60% in pRSUs for our other Named Executive Officers
Cap incentive award opportunities
Exercise negative discretion to reduce incentive award payouts when appropriate
Measure performance over a three-year prospective period for long-term incentive awards
Establish metrics and goals at the beginning of each performance cycle for our annual and long-term incentive programs
Annually review and assess the potential risks of our compensation policies and practices for all employees
Maintain meaningful stock ownership guidelines of 6X for CEO and 3X for all other executive officers
Maintain a recoupment policy that enables our Board to “claw back” incentive compensation in the event of a financial restatement
Prohibit hedging or pledging of Company stock

THINGS WE DON’T DO

Provide excessive perquisites
Provide income or excise tax gross ups on executive severance benefits
Use single-trigger change-in-control provisions

2021 Executive Compensation

Base Salary

Our Compensation Committee reviews the base salaries of our executive officers annually to determine whether any adjustments are warranted. In January 2021, the Compensation Committee reviewed benchmarking data and a realized pay analysis provided by its independent compensation consultant, Semler Brossy. Following that review, the Compensation Committee approved modest merit increases of 2-3% in the 2021 base salaries of our Named Executive Officers other than Ms. Cafaro. Ms. Cafaro’s base salary has not been increased since 2015.

The chart below shows the base salary approved by the Compensation Committee for each of our Named Executive Officers for 2019, 2020 and 2021. Each of our executives agreed to accept a temporary base salary reduction for the second half of 2020 when it became apparent that the COVID-19 pandemic was going to have a significant negative impact on our business; the adjusted salaries are provided in note 1 to the chart below.

Named Executive Officer	2019 Base Salary	2020 Base Salary	(1)	2021 Base Salary
Debra A. Cafaro	$1,075,000	$1,075,000		$1,075,000
Robert F. Probst	646,119	646,119		659,041
Peter J. Bulgarelli	468,000	500,760		515,783
John D. Cobb	644,960	644,960		657,859
J. Justin Hutchens(2)	—	500,000		515,000

(1)	The 2020 Base Salary does not reflect temporary reductions in the second half of 2020 due to the COVID pandemic. COVID Adjusted salaries were as follows: Ms. Cafaro, $947,654; Mr. Probst, $607,849; Mr. Bulgarelli, $471,870; Mr. Cobb, $606,759 and Mr. Hutchens, $470,000 (annualized).
(2)	The 2020 Base Salary shown for Mr. Hutchens, who joined the Company in March 2020, is provided on an annualized basis. The amount earned by Mr. Hutchens during 2020 is shown in the Summary Compensation Table.

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Annual Incentive Compensation

We provide our executive officers with an annual opportunity to earn cash incentive awards based on the achievement of pre-established corporate and individual performance metrics. In establishing the performance metrics and goals, the Compensation Committee considers the Company’s strategic priorities and the specific challenges and opportunities facing the Company at the time. Annual performance metrics and goals are designed to incentivize our executive officers to address the near-term priorities that are necessary to implement our strategy without taking inappropriate risk.

The annual program typically measures performance over the full fiscal year, and the Compensation Committee generally approves specific performance metrics, goals and weightings and an award opportunity range (expressed as multiples of base salary at each applicable level of performance) early in the year for each executive officer. The corporate performance metrics for our annual incentive plan usually comprise 65% of the award opportunity, with the individual performance component comprising the remaining 35% of the award opportunity.

The Compensation Committee took a different approach in 2021. When our 2021 annual incentive program was established in the first quarter of 2021, our business continued to be significantly impacted by the COVID-19 pandemic and there was considerable uncertainty regarding its trajectory. The volatile market and operating environment made it challenging to forecast reliable financial performance targets or establish other performance objectives for the full year. The Compensation Committee therefore elected to establish corporate performance metrics at the beginning of each of two six-month periods: January 1, 2021 to June 30, 2021 and July 1, 2021 to December 31, 2021, and to weight individual performance at 50% rather than the usual 35%. Instead of the more typical financial metrics used in prior years, the corporate performance metrics that were established represented key operational, strategic and financial priorities aligned to our short- and long-term strategy and objectives, which were designed to effectively manage our business through a volatile period and position the Company for a post-pandemic recovery.

2021 Annual Incentive Award Opportunities

The award opportunity under our annual incentive plan is tied to each executive officer’s base salary in effect at the time of grant. The 2021 annual incentive award opportunity for each of our Named Executive Officers is set forth in the table below; there were no increases, as a percentage of base salary, from the 2020 annual incentive award opportunities. There is no payout for performance that falls below threshold and no increase above the maximum payout for performance above maximum.

Named	Incentive Opportunity as a percentage of base salary			Threshold Incentive	Target Incentive	Maximum Incentive
Executive Officer	Threshold	Target	Maximum	Award	Award	Award
Debra A. Cafaro	120%	200%	360%	$1,290,000	$2,150,000	$3,870,000
Robert F. Probst	125%	175%	250%	823,801	1,153,322	1,647,603
Peter J. Bulgarelli	100%	150%	200%	515,783	773,675	1,031,566
John D. Cobb	125%	175%	250%	822,324	1,151,253	1,644,648
J. Justin Hutchens	100%	150%	200%	515,000	772,500	1,030,000

2021 Annual Incentive Performance Metrics and Results

Corporate Performance Metrics and Results

Because of the continuing uncertainties of the COVID-19 pandemic, as noted above, the corporate performance metrics established for 2021 focused on effectively managing our business through a volatile period and ensuring that the Company is well positioned for a post-pandemic environment.

The corporate metrics for the first six months of the year fell into four distinct categories aligned to our strategic objectives: balance sheet, senior housing, internal culture and Ventas Investment Management. For the second half, we removed the Ventas Investment Management metric and added dispositions and the closing and integration of New Senior, which we agreed to acquire at the end of June 2021.

The charts on the following pages set forth the corporate performance metrics and goals that were established for 2021, management’s progress against those goals and the level of achievement that the Compensation Committee determined was attained. Certain of our financial performance metrics are non-GAAP financial measures. For information regarding non-GAAP performance metrics, please see Appendix B.

Based on the results described below, the Compensation Committee determined that achievement on corporate metrics was 113% of target for the first half of the year and 133% of target for the second half.

2022 Proxy Statement	59

First Half 2021 Corporate Metrics and Results			113% OF TARGET ATTAINED
Category	Weighting	Attainment
Balance Sheet
Develop and Execute on Multi-Pronged Approach to Reducing Leverage and Managing Access to Capital, Commencing with Completion of Revolver Refinancing

Why this Metric was Chosen: Reducing leverage and effectively managing access to capital was an important objective for 2021 because liquidity, access to and cost of capital and risk management are crucial to protecting stockholder value, particularly in a volatile and uncertain environment.

Results: Developed a strategic capital allocation and disposition strategy that balances funding growth, improving our portfolio and reducing leverage.

Began to execute on the disposition and capital allocation strategies, including successful completion of the refinancing of the company’s corporate revolver and select dispositions.

Senior Housing
Develop and Execute on “Right Market, Right Asset, Right Operator” Strategy for the Company’s SHOP Segment

Why this Metric was Chosen: The Company’s SHOP segment represents approximately 30% of Annualized Adjusted NOI and was significantly impacted by the COVID-19 pandemic. This metric was chosen to ensure the Company is well positioned to take advantage of strong underlying demographic trends as the senior living industry begins to recover from the pandemic.

Results: Developed a comprehensive, data-driven review of the Company’s SHOP portfolio and key SHOP operating relationships. Informed by that review, developed and began to execute on a “right market, right asset, right operator” strategy that included identification of disposition and realignment opportunities.

Internal Culture
Advance DE&I Framework

Why this Metric was Chosen: In 2020, the Company established a multidimensional DE&I framework. This metric was chosen to encourage continued advancement of the DE&I framework in 2021.

Results: Established a DE&I Committee and cross-functional subcommittees dedicated to advancing the DE&I framework across each of its distinct focus areas: people, culture and celebration, investment and community. During the first half of 2021, each subcommittee began developing action plans in each of the focus areas, informed by a review of best practices and current Company activities.

Ventas Investment Management
Develop and Execute Infrastructure Management Plan for Ventas Investment Management (“VIM”)

Why this Metric was Chosen: VIM consolidated our extensive third-party capital ventures, including the Ventas Life Science & HealthCare Real Estate Fund, under a single platform. VIM now has over $4.5 billion in assets under management, including unfunded commitments, development projects underway and gross asset value. This metric was chosen to ensure the Company established an effective internal infrastructure to manage and promote VIM’s growth.

Results: Developed a comprehensive infrastructure and risk management plan for VIM (the “VIM Plan”).

Commenced execution of the VIM Plan, including by advancing reporting capabilities, expanding investor outreach efforts, enhancing controls in key areas and launching a dedicated VIM webpage.

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Second Half 2021 Corporate Metrics and Results			133% OF TARGET ATTAINED
Category	Weighting	Attainment
Balance Sheet
Execute on Capital Allocation Strategy Developed in First Half 2021 by Reducing 2022-2024 Debt Maturities and Effectively Managing Fixed Charge Coverage

Why this Metric was Chosen: Reducing leverage and effectively managing access to capital was an important objective for 2021 because liquidity, access to and cost of capital and risk management are crucial to protecting stockholder value, particularly in a volatile and uncertain environment.

Results: Reduced debt by over $1.1 billion, exceeding $1.0 billion target by more than 10%. Achieved Fixed Charge Coverage of 3.6x, exceeding 3.4x target.

Dispositions
Net Disposition Volume (including Loan repayments)

Why this Metric was Chosen: This metric ensured continued focus on the disposition strategy that management developed in the first half 2021, which was designed to recycle capital, improve our portfolio and reduce leverage.

Results: 2021 Net Disposition Volume (including loan repayments) totaled $1.2 billion, exceeding $0.9 billion target by approximately 33%.

Senior Housing
Continue to Execute on “Right Market, Right Asset, Right Operator” Strategy for the Company’s SHOP Segment. Proactively manage triple-net senior housing business.

Why this Metric was Chosen: This metric ensured continued focus on the Company’s senior housing businesses, which represent nearly 50% of annualized adjusted NOI and were significantly impacted by the COVID-19 pandemic.

Results: Completed significant portfolio-level activity in senior housing, including transitioning 90 communities to multiple operators, executing on significant senior housing dispositions and expanding and realigning operator relationships.

New Senior Acquisition
Successfully Close Acquisition of and Integrate New Senior; Identify Annualized Synergies to Capture in 2022

Why this Metric was Chosen: In June 2021, the Company agreed to acquire New Senior and its high quality independent living portfolio for approximately $2.3 billion. This metric was designed to encourage successful closing and integration of New Senior and identification of synergies that would realize the benefits of the transaction.

Results: Successfully closed and integrated acquisition of New Senior in late September 2021. Identified $18 million in annualized synergies, in excess of $17 million target.

Internal Culture
Continue to Advance DE&I Framework

Why this Metric was Chosen: This metric was chosen to encourage continued advancement of the Company’s DE&I framework.

Results: The Company’s DE&I Committee and its subcommittees finalized action plans across each of the distinct focus areas of our DE&I framework: people, culture and celebration, investment and community.

Effective Return to Office

Why this Metric was Chosen: This metric was chosen to ensure a smooth return to an office working environment in the second half of 2021.

Results: Managed return to the office smoothly, instituting improvements in IT infrastructure in the office, mandating vaccines and transitioning to a hybrid work arrangement.

2022 Proxy Statement	61

Individual Performance

The individual performance component of our annual incentive plan takes the form of tailored individual metrics and objectives, which are typically finalized in March and relate to areas of special emphasis within an executive’s specific responsibilities and duties. The individual metrics and objectives for each of our Named Executive Officers for 2021 related to one or more of the following: (i) our long-term strategic objectives, (ii) corporate objectives established for the 2021 fiscal year and (iii) specific areas of personal development.

The Compensation Committee assessed the Named Executive Officers’ performance against the pre-established individual performance metrics and objectives during meetings throughout the year and following the completion of fiscal 2021. With some individual performance results exceeding pre-set objectives and some having partial achievement, the Committee determined that, on balance, the Named Executive Officers demonstrated remarkable commitment and leadership navigating the uncertainties of the COVID-19 pandemic, maintaining financial and operational resilience and executing several pivotal strategic initiatives that set a strong foundation for a post-pandemic environment. Set forth below are summaries of key achievements of each of our Named Executive Officers during 2021 that informed the Compensation Committee’s assessment of their individual performance.

In addition to the individual achievements, the Committee considered the experience of the Company’s stockholders when determining payments to be made in respect of the 2021 annual incentive awards. As described in more detail below, the Committee applied negative discretion to reduce payments to Ms. Cafaro, Mr. Probst and Mr. Cobb to maintain alignment of our annual incentive program with stockholders.

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Ms. Cafaro	Individual Performance Rating: 67th Percentile

✓      Led the development and execution of key strategic initiatives, including the Company’s capital allocation, disposition and senior housing strategies, designed to position the Company for a post-pandemic environment

✓      Improved the Company’s financial strength and flexibility

o       Reduced debt by over $1.1 billion

o       Ended 2021 with robust liquidity of $2.5 billion and a fixed charge coverage ratio of 3.6x

✓      Refined the Company’s portfolio and reduced leverage by driving significant investment activity in a challenging market

o       Oversaw approximately $3.7 billion in investments and $1.2 billion in dispositions in a challenging market, refining the Company’s portfolio and reducing leverage

o        Led the $2.3 billion acquisition of New Senior, retaining key personnel and communicating the benefits of the transaction effectively

✓      Strengthened the Company’s asset management platform

o       Consolidated the Company’s extensive third-party capital ventures under the VIM platform, implemented an effective infrastructure and risk management plan and continued to grow the platform

o       Maintained strong relationships with certain key operating partners

o       Oversaw strong organic growth in the Office segment and healthcare triple-net businesses

✓      Drove employee recruitment, retention and engagement

o       Served as a values-based leader, promoting the key values of safety and wellness, collaboration, productivity, diversity and culture

o       Decisively and proactively implemented enhanced recruitment and retention efforts in a challenging labor environment

o       Successfully implemented and transitioned to a hybrid work arrangement that balances flexibility with productivity and culture

o       Championed and supported several new initiatives to drive employee engagement

✓      Continued to prioritize and champion a strong commitment to ESG

o      Continued the Company’s track record of strong corporate governance, successfully recruiting Mr. Smith to the Board and refreshing the leadership and membership of the Board’s committees

o        Drove advancement of our multi-dimensional DE&I framework to drive lasting change throughout our company, our industry and our communities

o        Published the Company’s 4th Corporate Sustainability Report

✓      Maintained the Company’s leadership position in prominent ESG rankings

o        GRESB (#1 large-cap, listed healthcare REIT; 4-star rating for ninth consecutive year)

o       CDP (“A List” Leadership band for the first time, top 2% of 13,000 companies globally)

o        2021 Dow Jones Sustainability World Index

o        2021 Dow Jones Sustainability North America Index

o        Fifth consecutive Nareit Health Care Leader in the Light Award, which honors Nareit member companies that have demonstrated superior sustainability practices

o        Included on Newsweek’s Most Responsible Companies 2022, which recognizes the 500 most responsible public companies in the United States across 14 industries

o        Named a 2021 100 Best Corporate Citizens by 3BL Media which recognizes outstanding ESG transparency and performance across the 1,000 largest public companies

o        Included on the Drucker Institute’s 2021 Management Top 250 ranking of best managed companies, one of only 11 companies named in the real estate and construction sector

o        Named to Bloomberg Gender-Equality (GEI) Index for second consecutive year, which tracks the financial performance of public companies committed to disclosing their efforts to support gender equality and earned GEI’s strongest scores for overall disclosure and data excellence with respect to equal pay, gender pay parity and sexual harassment policies

o        Awarded Silver at Nareit’s 2021 Diversity, Equity & Inclusion Recognition Awards

✓    Represented Ventas as a civic, real estate and senior housing leader

2022 Proxy Statement	63

Mr. Probst	Individual Performance Rating: 67th Percentile

✓      With other members of the executive team, led the development and execution of critical Company strategic initiatives, including its capital allocation and disposition strategies

✓      Effectively managed capital structure and executed on substantial financing transactions amidst a volatile and uncertain environment

o        Raised $1.4 billion in equity at attractive pricing with proceeds used for new investment

o        Raised $1.1 billion in long-term debt to support investments and retire near-term debt maturities

o        Retired over $1.1 billion in near-term debt

o        Oversaw a highly successful renewal of the Company’s corporate revolver

o        Maintained BBB+ credit rating

o        Developed and executed on financing plan for the acquisition of New Senior, which provided flexibility to optimize outcome in dynamic circumstances

✓       Advanced the Company’s VIM initiatives

o        Supported development of the VIM infrastructure and risk management plan

o        Recruited and developed a strong team of internal and newly-hired finance professionals to support VIM

o        Advanced reporting and analytic capabilities and responsiveness to investors

✓      Led enhanced investor engagement activities with regular business updates and heightened buy- and sell-side engagement that provided valuable insights into the Company’s performance during a dynamic period

✓     Successfully delivered on 2021 corporate G&A commitment to investors

✓     Provided strong tax compliance and planning support across multiple transactions, including the acquisition of New Senior

✓  Maintained strong information technology infrastructure, security and service, supporting the Company’s transition to a hybrid work environment

✓     Provided consistent and reliable information and support to the Board regarding strategic and financial matters

✓      Recruited new, diverse employees throughout the finance, accounting and information technology organizations

✓  Served as an effective, value-based leader, driving engagement within his team and the Company more broadly

Mr. Bulgarelli	First Half Office Segment Performance: 124% of Target Second Half Office Segment Performance: 128% of Target Individual Performance Rating: 90th Percentile

As noted above, Mr. Bulgarelli’s annual incentive award included metrics tied to our Office segment that accounted for 25% of his total 2021 opportunity and individual performance metrics and objectives that accounted for 50% of his total 2021 opportunity. The Office metrics included development and implementation of strategic plans to restructure the Medical Office portfolio, development and execution of strategies to manage MOB expense growth, effectively manage assets within the Ventas Life Science and Healthcare Fund and optimize occupancy, leasing and retention. Highlights of Mr. Bulgarelli’s performance against both the Office segment and individual performance metrics are below.

✓    Drove strong organic growth in the Office and healthcare triple-net businesses

✓  With other members of the executive team, supported the corporate disposition strategy, ultimately closing $440 million in Medical Office dispositions

✓     Effectively managed expense growth, reducing controllable expenses in the Medical Office portfolio year-over-year

✓ Optimized occupancy, leasing, retention and tenant satisfaction

o        Achieved same-store occupancy of 94% in our Life Science, R&I portfolio and 91.8% in our Medical Office portfolio

o        Achieved retention in our Medical Office portfolio ahead of pre-COVID historical average

o        Increased overall tenant satisfaction scores and remained in top quartile of surveyed peers for second straight year

✓      Promoted the health and safety of our buildings and among our on-site teams

o       Achieved ~90% field personnel vaccination rate, higher than most health systems

o       Conducted aggressive communications and controls campaign to support COVID-19 safety protocols with tenants

o       Completed other critical health and safety initiatives throughout the portfolio

✓      Advanced the Company’s ESG initiatives

o        Developed a strategy to increase the amount of directable spend going to minority and woman-owned business enterprises in the Office segment

o        Executed on a number of environmental and energy savings projects across the Office portfolio

✓      Served as a strong leader, fostering a culture of excellence and respect throughout the organization and increasing engagement of his team

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Mr. Cobb	Individual Performance Rating: 50th Percentile

✓      With other members of the executive team, led the development and execution of the Company’s capital allocation and disposition strategies

✓ In collaboration with other executives, led extensive investment and disposition activity in a dynamic and challenging market

o       Sourced over $45 billion of investment opportunities

o       Made approximately $3.7 billion of investments, including the $2.3 billion acquisition of New Senior

o       Closed $1.2 billion in dispositions and loan repayments

✓    Advanced the Company’s VIM initiatives

o       With other executives, led development and execution of the VIM infrastructure and risk management plan

o       Augmented processes and procedures for external and internal reporting

o       Supported VIM fundraising efforts and implemented process improvements to better support VIM growth initiatives

o       Developed a strong team to support the VIM initiative

✓      Effectively managed Life Science, R&I development activity

o       Oversaw ~$2.5 billion of work at ongoing development projects

o       Ensured on-budget / on-time management of projects and associated processes

✓      Advanced the Company’s ESG initiatives

o       Oversaw development of our ESG strategy and execution of its initiatives

o       Engaged with joint venture and development partners on sustainability aspects of new development projects

o       As Chair of our DE&I Committee, advanced our DE&I framework and development of action plans to support that framework

✓      Served as an effective leader, maintaining a motivated and cohesive team, executing on complex transactions, driving the evolution of our VIM platform and making significant contributions to initiatives across the organization

Mr. Hutchens	Individual Performance Rating: 80th Percentile

✓       Effectively managed our senior housing operating and NNN businesses, which continued to be significantly impacted by the pandemic, positioning the Company for a post-pandemic environment

✓       With other executives, led the $2.3 billion acquisition and integration of New Senior and its portfolio of 103 independent living communities

✓     Developed “right market, right asset, right operator” strategy for the senior housing operating business based on a data-driven review of the portfolio designed to enhance the portfolio profile, achieve corporate objectives and position the portfolio for a post-pandemic environment

o       Effectively transitioned 90 communities to multiple new operators

o       Closed $400 million in senior housing dispositions in support of the corporate dispositions strategy

o       Developed a proactive capital spending and repositioning strategy, making significant investments in the portfolio

o       Realigned key operator relationships

✓        Implemented significant operational improvements to enhance effectiveness and efficiency and improve financial performance of our senior housing operating and NNN businesses

o       Developed enhanced analytics to improve operating performance and oversight

o       Established dedicated senior housing and NNN portfolio teams with appropriate support structures

o       Enhanced operator information sharing and collaboration

✓      Participated in investor outreach activities, providing transparency and expert insights into the senior housing industry during a dynamic period

✓  Joined and served on the board of directors of Atria Senior Living, one of the Company’s key operating partners

✓       Prioritized health and safety of residents and staff by ensuring adequate access to personal protective equipment, vaccinations, testing and labor within senior living communities

✓        Invested in the senior housing team, including by launching recurring analyst training to improve team capabilities and promote knowledge sharing

✓  Advanced the Company’s ESG initiatives, including by diversifying the senior housing team and driving sustainability initiatives in senior housing capital investments

✓       Served as a compelling leader for the senior housing team and throughout the organization, supporting and advocating for Company values and providing strong industry leadership

2022 Proxy Statement	65

Payout Decisions

In early January 2022, the Compensation Committee reviewed the resulting calculated payouts for each Named Executive Officer based on the attainment described above for the corporate and individual performance metrics. The Committee considered the perspectives of stockholders and input received from Semler Brossy. Recognizing that the Company’s TSR over the last one, three and five years underperformed compared to peers, the Compensation Committee elected to exercise negative discretion to reduce the 2021 annual incentive award payouts to Ms. Cafaro, Mr. Probst and Mr. Cobb.

Accordingly, in January 2022, our Compensation Committee and, for Ms. Cafaro, the Board of Directors, approved 2021 annual incentive award payouts for our Named Executive Officers as shown in the table below.

Named Executive Officer	Threshold	Target	Maximum	First Half Corporate Metrics	Second Half Corporate Metrics	First Half Office Metrics	Second Half Office Metrics	Individual Metrics	Total Calculated Payout	Percent of Target	Total Actual Payout	Percent of Target
Debra A. Cafaro	$1,290,000	$2,150,000	$3,870,000	$640,700	$792,060	--	--	$1,367,400	$2,800,160	130%	$2,042,500	95%
Robert F. Probst	823,801	1,153,322	1,647,603	317,988	361,484	--	--	660,689	1,340,160	116%	1,159,238	101%
Peter J. Bulgarelli	515,783	773,675	1,031,566	104,446	115,793	119,920	123,788	489,994	953,941	123%	953,941	123%
John D. Cobb	822,324	1,151,253	1,644,648	317,417	360,836	--	--	575,627	1,253,879	109%	1,084,605	94%
J. Justin Hutchens	515,000	772,500	1,030,000	208,575	231,235	--	--	463,500	903,310	117%	903,310	117%

 Long-Term Equity Incentive Compensation

Our Compensation Committee believes that a substantial portion of each executive officer’s compensation should be in the form of long-term equity incentive compensation. Our equity compensation program has two components: RSUs that vest over a three-year period and pRSUs that vest in three years based on performance achieved relative to approved performance metrics. These awards encourage management to create and sustain long-term stockholder value because their value is directly attributable to changes in the price of our common stock over time. In addition, equity awards promote management retention because their full value cannot be realized until vesting occurs, which generally requires continued employment for multiple years.

The chart below shows the percentage of our 2021 long-term equity incentive compensation that is in the form of RSUs (excluding one-time retention RSUs) and the percentage of long-term equity incentive compensation attributable to each metric that will be used to measure performance under the 2021-2023 pRSU awards.

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2021 Long-Term Equity Incentive Compensation

In the first quarter of 2021, each of our Named Executive Officers was granted long-term equity awards delivered in the form of RSUs that vest ratably over three years and pRSUs that will be distributed in the first quarter of 2024 if performance goals for the 2021-2023 performance period are achieved.

As originally disclosed in our 2021 proxy statement, due to the impact of the COVID-19 pandemic on the organization and in order to manage risk for the enterprise, maintain continuity during a critical period and provide a necessary retention and motivation mechanism, in January 2021, in addition to other equity actions taken with respect to non-executive employees, the Compensation Committee established special long-term equity retention pools for our employees. From these special long-term equity retention pools, the Compensation Committee granted time-based RSU or restricted stock awards to certain non-NEO employees and to each of our NEOs other than our CEO.

In making these one-time retention awards, the Compensation Committee considered the continued profound impact of the COVID-19 pandemic on our business and the broader industry, the need to retain specialized expertise in senior housing and healthcare real estate, costs associated with replacing critical employees, and incentivizing a continued focus on strong risk management. The Compensation Committee chose to grant time-based awards because they continue to provide value and support the Company’s talent retention objectives during a period of ongoing economic and business uncertainty, which may persist for an extended period. The one-time retention RSUs granted to our NEOs other than our CEO vest ratably over a three-year term and are generally forfeited if an executive leaves the Company prior to vesting.

The target value of the 2021 long-term equity awards at the grant date was as follows:

	Standard Long- Term Equity	Standard Long- Term Equity Target Units (#)		One-Time Retention RSUs Value	One-Time Rentention RSUs (#)	Total 2021 Long-Term Equity Target Value[2]
Named Executive Officer	Target Value[1]	RSUs	pRSUs
Debra A. Cafaro	$10,775,000	70,164	163,718	--	--	$10,775,000
Robert F. Probst	3,130,445	26,136	39,204	$2,347,834	49,005	5,478,279
Peter J. Bulgarelli	1,805,241	12,373	22,607	1,805,241	37,679	3,610,482
John D. Cobb	3,124,830	26,089	39,133	2,343,623	48,917	5,468,453
J. Justin Hutchens	1,802,500	15,049	22,573	1,081,500	22,573	2,884,000

(1) Standard Long-Term Equity Target Value reflects the value of the shares awarded (excluding one-time retention RSUs) based on the closing price of a share of stock on the date of grant and assuming performance at Target. The 2021 target opportunities, as a percentage of base salary, were unchanged for Messrs. Probst, Bulgarelli and Cobb. Mr. Hutchens’ target opportunity was increased to better align his target total direct compensation with market. Ms. Cafaro’s 2021 stock awards reflected an increase in her target long-term equity opportunity for the 2021-2023 performance period to better align her total direct compensation with market and to recognize her performance, valuable experience and strong leadership.

(2) Total 2021 Long Term Equity Target Value adds to the Standard Long-Term Equity Target Value the value, based on the closing price of a share of stock on the date of grant, of the one-time retention RSUs that were granted to Messrs. Probst, Bulgarelli, Cobb, and Hutchens at the beginning of 2021 to address retention concerns associated with the COVID-19 pandemic. Further information regarding these grants is provided below under “Time-Based RSU Awards.”

2022 Proxy Statement	67

pRSU Awards

2021-2023 pRSU METRICS AND GOALS

pRSUs may be earned, if at all, based on the Company’s three-year performance from January 1, 2021 through December 31, 2023 in relation to five performance metrics. More than 50% of the 2021 pRSU value for our Named Executive Officers continues to be tied to rigorous relative TSR metrics, while the Net Debt to EBITDA ratio metric represents 20% of the pRSU value for our CEO and 17% for our other Named Executive Officers. Consistent with our strategic plan and commitment to ESG initiatives, our Compensation Committee changed the Gender Balance metric that was included in the 2020-2022 awards to a broader Diversity, Equity and Inclusion metric and increased the weighting of that metric to 20% for our CEO and 17% for other Named Executive Officers.

(1)	Our Net Debt to EBITDA Ratio, R&I Pipeline Openings and Diversity, Equity & Inclusion goals are confidential to us and competitively sensitive and therefore are not disclosed.
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Our Compensation Committee sets goals for the long-term pRSUs based on our strategy and long-term objectives. For our TSR metrics, the Compensation Committee established a band that provides a market-based spread of performance across potential performance scenarios in line with our peer companies. Our Net Debt to EBITDA goal is set at a level designed to ensure that we have access to and a cost of capital that allows us to be opportunistic and a margin of safety that protects our stockholders. Our R&I Pipeline Openings is designed to incentivize timely completion of pipeline projects and commencement of the related revenue generation while reducing the risk of cost overruns. The Gender Balance goal supports our DE&I initiatives.There will be no payouts for performance below threshold and payouts will not be increased for performance above maximum.

2021-2023 PRSU OPPORTUNITIES

The range of potential pRSU payouts is 0% - 200% of target for Ms. Cafaro and 0% - 180% of target for the other Named Executive Officers. Set forth below are the award opportunities for the 2021-2023 performance period:

	pRSUs (#)
Named Executive Officer	Threshold	Target	Maximum
Debra A. Cafaro	40,929	163,718	327,436
Robert F. Probst	13,068	39,204	70,567
Peter J. Bulgarelli	7,535	22,607	40,694
John D. Cobb	13,044	39,133	70,440
J. Justin Hutchens	7,524	22,573	40,632

These awards will be earned, if at all, based on the Company’s performance from January 1, 2021 through December 31, 2023 in relation to the pre-established performance metrics and goals described above. Dividends will be accrued on pRSU awards and will be paid if and only to the extent pRSUs are earned and ultimately pay out to award recipients. These pRSUs are intended to reward long-term performance, strengthen our pay for performance alignment with our stockholders and enhance retention of our Named Executive Officers.

2019-2021 PRSU PERFORMANCE & PAYOUTS

In January 2022, our Compensation Committee determined that threshold had not been achieved for any of the performance goals established for the January 1, 2019 - December 31, 2021 performance period. As a result, none of our Executive Officers received a payout pursuant to the 2019-2021 pRSU Awards and all awards were forfeited. Set forth in the charts below are (i) the applicable goals for each metric, (ii) the achievement with respect to each metric, (iii) the pRSU opportunity associated with each metric and (iv) the total earned 2019 pRSUs for each of our Named Executive Officers. Certain of our financial performance metrics are not calculated in accordance with U.S. GAAP. For information regarding performance metric calculations, please see Appendix B. Mr. Hutchens joined the Company in 2020 and therefore had no 2019 pRSUs.

Performance Metric	CEO Weighting	Other NEO Weighting		Goals		Achievement
			Threshold	Target	Maximum
Three-Year Compound Annual TSR Compared to MSCI U.S. REIT Index (from January 1, 2019 through December 31, 2021)						Below Threshold
Three-Year Compound Annual TSR Compared to the FTSE Nareit Equity Health Care Index (from January 1, 2019 through December 31, 2021)						Below Threshold
Normalized Net Debt to Adjusted Pro Forma EBITDA (simple average of 12 quarter ends from January 1, 2019 through December 31, 2021)						Below Threshold

2022 Proxy Statement	69

OPPORTUNITY & PAYOUT

	Opportunity (units)
Named Executive Officer	Threshold	Target	Maximum	Grant Date Fair Value at Target	Payout	Percentage of Target Paid
Debra A. Cafaro	25,051	96,352	193,669	$5,722,186	$0	0%
Robert F. Probst	9,628	28,885	51,993	1,607,569	0	0%
Peter J. Bulgarelli	4,404	13,214	23,785	735,415	0	0%
John D. Cobb	9,611	28,833	51,900	1,604,674	0	0%
J. Justin Hutchens(1)	—	—	—	—	—	—

(1)	Mr. Hutchens was not a participant in the 2019-2021 pRSU program, as he joined the Company in 2020.

Time-Based RSU Awards

Annual grants of time-based RSU awards are an important component of the Company’s executive compensation program. Through these awards, a percentage of each executive officer’s pay is directly linked to our stock price.

As a component of our 2021 long-term equity compensation, in January 2021, the Company granted time-based RSUs to each of our Named Executive Officers that vest in three equal annual installments on the first three anniversaries of the grant date. In addition, to address retention concerns, the Company granted one-time retention RSUs to each of Messrs. Probst, Bulgarelli, Cobb and Hutchens. These awards also vest in three equal annual installments on the first three anniversaries of the grant date but have broader forfeiture provisions than our standard annual grants.

Vesting of time-based RSU grants is generally subject to the Named Executive Officer’s continued employment with the Company on each vesting date. Annual time-based RSU awards such as the 2021 RSU awards are intended to enhance retention of our Named Executive Officers. One-time retention RSUs were awarded in 2021 to our NEOs, except our CEO, to address retention concerns in the midst of the COVID-19 pandemic. These awards vest in equal installments on each of the first three anniversaries of the grant date. Unvested retention RSUs will be forfeited by the executive in the event of retirement, termination by the Company with or without cause or termination by the executive with or without good reason. Accelerated vesting occurs only upon death, disability or upon a qualifying termination in connection with a change in control. Dividends are paid on all time-based awards, including unvested awards, as and when dividends are paid to all of our stockholders.

The grants to each of our Named Executive Officers during 2021 are set forth in the table below.

Named Executive Officer	2021 RSUs (#)	2021 RSUs as a Percentage of Target Plan Awards	Retention RSUs (#)	Total Time-Based RSUs (#)
Debra A. Cafaro	70,164	30%	--	70,164
Robert F. Probst	26,136	40%	49,005	75,141
Peter J. Bulgarelli	15,071	40%	37,679	52,750
John D. Cobb	26,089	40%	48,917	75,006
J. Justin Hutchens	15,049	40%	22,573	37,622

Other Benefits and Perquisites

Our executive compensation program focuses on the elements described above, with limited provision for perquisites. Our Named Executive Officers are generally eligible to participate in the same benefit programs that we offer to other employees, which in 2021 included the following:

health, dental and vision insurance (for which we paid 10% of the premium in 2021);

short-term disability, long-term disability and life insurance coverage (at no cost to the employee); and

participation in a 401(k) plan (to which we made matching contributions of up to 3.5% of the employee’s base salary, up to the 2021 limit permitted by the Internal Revenue Service).

We believe these benefits are competitive with overall market practices. In addition, we provide certain limited perquisites and other benefits to attract and retain superior employees for key positions. The only benefits provided to our Named Executive Officers in 2021 that were not otherwise available to all employees consisted of legacy supplemental disability and life insurance coverage, including reimbursement for taxes relating to that life insurance coverage for Ms. Cafaro, an opportunity to receive an executive physical medical examination paid for by the Company and travel for Mr. Hutchens and members of his family, with other Company employees, on a Company-leased aircraft to a networking event that was hosted by Ms. Cafaro and included other employees of the Company and members of their families. See footnote 4 to the Summary Compensation Table for additional information. Our Compensation Committee periodically reviews the perquisites and other personal benefits provided to each Named Executive Officer and has determined that they are consistent with current market practice. Except for the eligibility to participate in, and our matching contributions to, the 401(k) plan, as described above, we do not provide our Named Executive Officers with any retirement benefits.

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2022 Compensation Decisions

In July 2021, with input from Semler Brossy, the Compensation Committee initiated a thorough review of executive compensation that considered, among other factors, stockholder perspectives. Based on this review, the Compensation Committee recommended, and the independent members of the Board of Directors approved, with the affected executives’ agreement and support:

•	a $2.0 million, or 14%, reduction in 2022 target compensation for Ms. Cafaro, effectuated through a 19% reduction in her annual long-term incentive opportunity; and
•	a $0.4 million, or 8%, reduction in regular 2022 annual target compensation for each of Mr. Probst and Mr. Cobb, effectuated through a 13% reduction in their annual long-term incentive opportunities.

Ms. Cafaro, Mr. Probst and Mr. Cobb’s maximum and threshold long-term compensation opportunities were also proportionately reduced. The Compensation Committee approved 7% merit increases in base salary for Mr. Bulgarelli and Mr. Hutchens effective January 1, 2022. There were no other changes to the compensation structure for the Named Executive Officers. The effect of these 2022 compensation decisions is outlined below.

2022 Base Salary

Based on benchmarking data provided by Semler Brossy, in January 2022, Mr. Bulgarelli and Mr. Hutchens received merit increases to their base salaries of 7%. Base salaries for Ms. Cafaro, Mr. Probst and Mr. Cobb were not changed.

Named Executive Officer	2022 Base Salary
Debra A. Cafaro	$ 1,075,000
Robert F. Probst	659,041
Peter J. Bulgarelli	551,888
John D. Cobb	657,859
J. Justin Hutchens	551,050

2022 Annual Incentive Awards

The 2022 annual incentive award opportunities for each of our Named Executive Officers remained unchanged as a percentage of base salary from the 2021 opportunities. The value of each Named Executive Officer’s opportunity at target is as follows:

Named Executive Officer	Value at Target
Debra A. Cafaro	$2,150,000
Robert F. Probst	1,153,322
Peter J. Bulgarelli	827,832
John D. Cobb	1,151,253
J. Justin Hutchens	826,575

In light of the considerable continuing uncertainty regarding the ongoing impact of the pandemic on the Company’s business, the Compensation Committee established corporate performance metrics and goals for the first half of 2022. The corporate performance metrics for the first half of 2022 are more quantitative than in 2021 and represent 60% of the target awards, while individual objectives & performance represent 40% of the target awards, moving closer to the 65% / 35% weighting that was in place prior to the pandemic.

2022 Long-Term Equity Incentive Compensation

As in prior years, Executives will receive a blend of performance-based RSUs and time-vesting RSUs under our long-term equity incentive compensation program. As discussed above, target long-term incentive opportunities were reduced for Ms. Cafaro (by 19%), Mr. Probst (by 13%) and Mr. Cobb (by 13%), resulting in a 14% reduction in Ms. Cafaro’s total target compensation and an 8% reduction in target compensation for Mr. Probst and Mr. Cobb. Target opportunities for Mr. Bulgarelli and Mr. Hutchens remained unchanged as a percentage of base salary. The approved target long-term incentive award opportunities for the January 1, 2022 to December 31, 2024 performance period for our Named Executive Officers are:

2022 Proxy Statement	71

	Long-Term Equity	Long-Term Equity Target Units (#)
Named Executive Officer	Target Value	RSUs	pRSUs
Debra A. Cafaro	$8,775,000	49,408	115,287
Robert F. Probst	2,729,666	20,492	30,739
Peter J. Bulgarelli	1,931,608	14,501	21,752
John D. Cobb	2,724,770	20,456	30,684
J. Justin Hutchens	1,928,675	14,479	21,719

The 2022 long-term incentive awards are comprised of (i) pRSUs representing 70% of the award for our CEO and 60% of the award for our other Named Executive Officers and (ii) RSUs representing 30% of the award for our CEO and 40% of the award for our other Named Executive Officers. The performance metrics and weightings for the pRSUs, expressed as a percentage of the total long-term opportunity, are:

TSR relative to the MSCI U.S. REIT Index at 17.5% for our CEO and 15% for our other Named Executive Officers;

TSR relative to the FTSE Nareit Health Care REIT Index at 27.5% for our CEO and 23% for our other Named Executive Officers;

Balance Sheet (Net Debt to Adjusted Pro Forma EBITDA) at 13% for our CEO and 12% for our other Named Executive Officers;

Measurable Improvement in Key DE&I metrics at 12% for our CEO and 10% for our other Named Executive Officers.

Employment Arrangements with Named Executive Officers

Agreement with Debra A. Cafaro, Chief Executive Officer

The Company entered into a second amended and restated employment agreement with Ms. Cafaro on March 22, 2011 (the “Cafaro Agreement”). Pursuant to the Cafaro Agreement, Ms. Cafaro is entitled to receive an annual base salary of not less than $915,000 and is eligible to participate in our incentive and other employee benefit plans. The Cafaro Agreement also requires that we provide Ms. Cafaro with $2 million of life insurance coverage and executive disability coverage that would provide annual benefits of at least 100% of her base salary. The term of Ms. Cafaro’s employment will continue until terminated or the Cafaro Agreement is amended.

Agreement with Peter J. Bulgarelli, Executive Vice President, Office and President & CEO, Lillibridge Healthcare Services Inc.

In connection with his employment by the Company, Mr. Bulgarelli and the Company entered into a Letter Agreement dated March 20, 2018 (the “Bulgarelli Offer Letter”). Under the terms of the Bulgarelli Offer Letter, Mr. Bulgarelli’s annual base salary was initially set at $450,000. Mr. Bulgarelli is eligible to participate in the annual incentive plan with a target bonus opportunity of 150% of base salary, 200% of base salary at maximum performance and 100% of base salary at threshold performance, and to participate in the Company’s long-term incentive plans, with the opportunity to earn equity awards (a combination of performance-based restricted stock units and time-based restricted stock units) on an annual basis at 250% of base salary at target, 370% of base salary at maximum performance and 150% of base salary at threshold.

Mr. Bulgarelli is eligible to participate in the Company’s medical and other benefit plans pursuant to their terms.

Agreement with J. Justin Hutchens, Executive Vice President, Senior Housing

In connection with his employment by the Company, Mr. Hutchens and the Company entered into a Letter Agreement dated January 26, 2020 (the “Hutchens Offer Letter”). Under the terms of the Hutchens Offer Letter, Mr. Hutchens’ annual base salary was initially set at $500,000. Mr. Hutchens is eligible to participate in the Company’s annual incentive plan with a target bonus opportunity of 150% of base salary and 200% of base salary at maximum performance and to participate in the Company’s long-term incentive plans, with the opportunity to earn equity awards (a combination of performance-based restricted stock units and time-based restricted stock units) on an annual basis at 300% of base salary at target and 444% of base salary at maximum performance. Mr. Hutchens received a restricted stock award having a grant date fair value of $3 million that will vest in three equal annual installments on the first three anniversaries of the grant date, with accelerated vesting upon termination due to death or disability.

Mr. Hutchens is eligible to participate in the Company’s medical and other benefit plans pursuant to their terms. Because the Company required Mr. Hutchens to relocate his principal residence to the Chicago metropolitan area, Mr. Hutchens also received a relocation package.

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Severance Arrangements

The Cafaro Agreement and the Employee Protection and Noncompetition Agreements (the “Executive Severance Agreements”) executed with each of our other Named Executive Officers contain provisions regarding payments to be made in certain termination scenarios. These arrangements, and the provisions in our equity award agreements regarding termination, are summarized in the Executive Compensation Tables of this Proxy Statement, under the heading “Termination Provisions—Potential Payments Upon Termination or Change in Control.”

Other Policies

Minimum Stock Ownership Guidelines for Executive Officers. Our minimum stock ownership guidelines require each executive officer to maintain a minimum equity investment in our Company based upon a multiple of their base salary, as set forth below. During 2021, our Company reviewed its minimum stock ownership guidelines against prevailing practice among REITs and the broader market for talent. Based on this review, we determined that our stock ownership guidelines are consistent with prevailing practice. Pursuant to our guidelines, each executive officer must achieve the minimum equity investment within five years from the date they first become subject to the guidelines and, until that time, must retain at least 60% of the after-tax shares of our common stock granted to the executive officer or purchased by the executive officer through the exercise of stock options. Each of our Named Executive Officers is in compliance with these Guidelines. The Minimum Ownership Guidelines for Executive Officers can be found in our Guidelines on Governance at https://ir.ventasreit.com/governance.

Stock Ownership Requirement
CEO	6X base salary
All other Executive Officers	3X base salary

Recoupment Policy. The Board has adopted a Policy for Recoupment of Incentive Compensation that allows us to recapture amounts paid to our executive officers under certain circumstances. Under this policy, our Compensation Committee may require an executive officer to repay all or a portion of any excess cash or equity incentive compensation they received during the preceding three-year period if the incentive compensation was based on achieving certain financial results that were later required to be restated due to our material noncompliance with any financial reporting requirement.

Anti-Hedging and Pledging Policy. Our Securities Trading Policy prohibits our directors, executive officers and employees from engaging in derivative and other hedging transactions in our securities and prohibits our executive officers and directors from holding our securities in margin accounts or otherwise pledging our securities to secure loans. No executive officer or director engaged in hedging transactions, pledged or held our securities in margin accounts at any time during 2021.

Tax Considerations. Section 162(m) of the Code generally places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to certain covered executive officers. Although we consider the impact of Section 162(m), as well as other tax and accounting consequences, when developing and implementing our executive compensation programs, our Compensation Committee retains flexibility to make compensation decisions that do not meet the requirements for tax deductibility when it considers it appropriate or necessary to do so.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on such review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2021 Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Roxanne M. Martino, Chair

Sean P. Nolan
James D. Shelton

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2021, Messrs. Gilchrist, Nolan and Shelton and Ms. Martino served on our Compensation Committee. No director who served on the Compensation Committee in fiscal year 2021 is, or has been, employed by us or our subsidiaries or is an employee of any entity for which any of our executive officers serves on the board of directors.

2022 Proxy Statement	73

Executive Compensation Tables

2021 Summary Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, each of our Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Debra A. Cafaro Chairman of the Board and CEO	2021	$1,075,000	$—	$11,013,974	$2,042,500	$132,254	$14,263,728
	2020	947,654	—	9,509,954	2,042,500	128,606	12,628,714
	2019	1,075,000	—	8,354,679	1,789,631	129,025	11,348,335
Robert F. Probst EVP and Chief Financial Officer	2021	659,041	—	5,504,226	1,159,238	22,561	7,345,066
	2020	607,849	—	3,142,057	1,067,389	16,536	4,833,831
	2019	646,119	—	2,835,139	1,387,864	24,155	4,893,277
Peter J. Bulgarelli EVP, Office and President & CEO, Lillibridge Healthcare Services, Inc.	2021	515,783		3,625,324	953,941	16,410	5,111,458
	2020	471,870		1,794,305	791,217	62,925	3,120,317
	2019	468,000		1,296,989	887,953	16,867	2,669,809
John D. Cobb EVP and Chief Investment Officer	2021	657,859	—	5,494,310	1,084,605	23,175	7,259,949
	2020	606,759	—	3,136,373	963,893	16,440	4,723,465
	2019	644,960	—	2,830,077	1,447,451	20,228	4,942,716
J. Justin Hutchens EVP, Senior Housing, North America	2021	515,000	—	2,898,887	903,310	17,570	4,334,767
	2020	387,692	750,000	4,334,695	0	134,417	5,606,804
	2019	—	—	—	—	—	—

(1)	Bonus: Mr. Hutchens joined the Company in the first quarter of 2020. In connection with his employment, he was guaranteed a payout of at least his target annual incentive award for 2020. The guaranteed amount is included in the Bonus column of the 2021 Summary Compensation Table and is the full amount that Mr. Hutchens received under the annual incentive plan in 2020.

(2)	Stock Awards: The amounts shown in the Stock Awards column reflect the grant date fair value of pRSUs and time-based RSUs granted in each applicable year (including, in the case of Mr. Hutchens, the Sign-On RSUs that he received in March 2020 when he joined the Company and, for Messrs. Probst, Bulgarelli, Cobb and Hutchens, the one-time retention RSUs granted in January 2021), calculated pursuant to FASB ASC Topic 718 for financial reporting purposes. In calculating the grant date fair value of pRSUs for financial reporting purposes, we use a Monte Carlo simulation to calculate the grant date fair value of the TSR-driven components and the closing price on the date of grant, assuming performance at target—which was the probable outcome at the grant date—for other components. The Monte Carlo simulation “probability weights” potential outcomes of the relative TSR metrics of each pRSU award as of the grant date, based on, among other things, assumptions related to volatility, correlation and interest rates, which can fluctuate significantly year-over-year. As a result, the grant date fair value of our pRSU Awards is higher in some years and lower in other years than the grant date face value at target, which is calculated using the closing stock price on the date of grant.

The following table presents the (i) grant date fair value of our stock awards in accordance with FASB ASC Topic 718 as outlined above (“Grant Date Fair Value”) and (ii) grant date value of our stock awards using our closing stock price on the date of grant assuming (a) target level of performance is achieved for the pRSU awards (“Target Grant Date Face Value”) and (b) maximum level of performance is achieved for the pRSU awards (“Max Grant Date Face Value”). For further information about these awards, see the 2021 Grants of Plan-Based Awards Table and 2021 Outstanding Equity Awards at Fiscal Year-End Table in this Proxy Statement.

	2021			2020			2019
Name	Grant Date Fair Value	Target Grant Date Face Value	Max Grant Date Face Value	Grant Date Fair Value	Target Grant Date Face Value	Max Grant Date Face Value	Grant Date Fair Value	Target Grant Date Face Value	Max Grant Date Face Value
Debra A. Cafaro	$11,013,974	$10,774,944	$18,317,432	$9,509,954	$8,774,921	$14,978,852	$8,354,679	$8,774,933	$14,978,891
Robert F. Probst	5,504,226	5,478,269	6,980,870	3,142,057	3,069,022	4,542,122	2,835,139	3,068,989	4,542,124
Peter J. Bulgarelli	3,625,324	3,610,354	4,476,902	1,794,305	1,752,601	2,593,877	1,296,989	1,403,966	2,077,868
John D. Cobb	5,494,310	5,468,399	6,968,318	3,136,373	3,063,473	4,533,989	2,830,077	3,063,506	4,534,028
J. Justin Hutchens	2,898,887	2,883,942	3,749,149	4,334,695	4,499,896	5,219,878	—	—	—

As discussed above, the one-time retention RSU Awards were one-time grants to support the Company’s talent retention objectives during a period of ongoing economic and business uncertainty, which may persist for an extended period. These awards vest over a three-year period and are generally forfeited if an executive leaves prior to vesting. The annual vesting value of the one-time retention RSUs is as follows:

Name	Annual Vesting Value of One-Time Retention RSUs
Robert F. Probst	$ 782,611
Peter J. Bulgarelli	601,747
John D. Cobb	781,208
J. Justin Hutchens	360,500

74

(3)	Non-Equity Incentive Plan Compensation: 2021 amounts shown in the Non-Equity Incentive Plan Compensation column reflect the amounts each of our NEOs was paid in the first quarter of 2022 based on performance under our 2021 annual incentive plan. Amounts for Ms. Cafaro reflect the exercise of negative discretion by the Compensation Committee with respect to the 2019, 2020 and 2021 annual incentive plan payouts; amounts for Mr. Cobb and Mr. Probst reflect the exercise of negative discretion with respect to the 2021 annual incentive plan payout.

(4)	All Other Compensation: The amounts shown in the All Other Compensation column for 2021 include supplemental disability and life insurance premiums, group term life insurance premiums (“GTL”), GTL tax reimbursement, 401(k) matching contributions, executive physicals, parking and accrued interest on dividend equivalents paid upon vesting in 2021 of the 2018-2020 pRSU awards, as shown below. The amount shown in the “Miscellaneous” column below reflects the Company’s cost for Mr. Hutchens and members of his family to travel, with other Company employees, on a Company-leased aircraft to a networking event that was hosted by Ms. Cafaro and included other employees of the Company and members of their families.

Name	Supp. Disability	Supp. Life	GTL	GTL Tax	401(k)	Executive Physicals	Parking	Misc.	pRSU Interest	Total
Debra A. Cafaro	$73,373	$31,515	$288	$2,333	$10,150	$4,295			$10,300	$132,254
Robert F. Probst	—	—	288	—	10,150	7,490	$674		3,959	22,561
Peter J. Bulgarelli	—	—	288	—	10,150	4,295			1,677	16,410
John D. Cobb	—	—	288	—	10,150	4,295	4,490		3,952	23,175
J. Justin Hutchens	—	—	288	—	10,150	—	4,580	$2,552	—	17,570

2021 Grants of Plan-Based Awards Table

The following table provides additional information relating to grants of plan-based awards made to our Named Executive Officers during 2021:

								All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (Units)(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Debra A. Cafaro		$1,290,000	$2,150,000	$3,870,000
	1/29/2021				40,929	163,718	327,436		$7,781,519
	1/29/2021							70,164	$3,232,455
Robert F. Probst		$823,801	$1,153,322	$1,647,603
	1/25/2021				13,068	39,204	70,567		$1,904,221
	1/25/2021							26,136	$1,252,176
	1/25/2021							49,005	$2,347,830
Peter J. Bulgarelli		$515,783	$773,675	$1,031,566
	1/25/2021				7,535	22,607	40,694		$1,098,071
	1/25/2021							15,071	$722,052
	1/25/2021							37,679	$1,805,201
John D. Cobb		$822,324	$1,151,253	$1,644,648
	1/25/2021				13,044	39,133	70,440		$1,900,773
	1/25/2021							26,089	$1,249,924
	1/25/2021							48,917	$2,343,613
J. Justin Hutchens		$515,000	$772,500	$1,030,000
	1/25/2021				7,524	22,573	40,632		$1,096,417
	1/25/2021							15,049	$720,998
	1/25/2021							22,573	$1,081,472

2022 Proxy Statement	75

(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards: The amounts shown represent each Named Executive Officer’s threshold, target and maximum annual incentive opportunities for performance in 2021. These opportunities were approved by our Compensation Committee in January 2021. The actual amount of each Named Executive Officer’s award is based on the achievement of certain performance goals as discussed in our CD&A. The annual incentive awards earned by our Named Executive Officers for performance in 2021 were paid during the first quarter of 2022 and are shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

(2)	Estimated Future Payouts Under Equity Incentive Plan Awards: The amounts shown represent our Named Executive Officer’s threshold, target and maximum pRSU award opportunities for the January 1, 2021 – December 31, 2023 performance period. These opportunities were approved by our Compensation Committee in January 2021. The actual amount of each Named Executive Officer’s earned pRSUs, if any, will be based on the achievement of certain performance goals as discussed in our CD&A.

(3)	All Other Stock Awards: The amounts shown reflect the grant date fair value of time-based RSUs granted to our Named Executive Officers as part of our long-term equity incentive plan in 2021 plus one-time retention RSU grants to Messrs. Probst, Bulgarelli, Cobb and Hutchens made to address retention concerns as discussed in our CD&A. These awards vest in three equal annual installments, with the first installment vesting on the first anniversary of the date of grant, provided, however, that any unvested portion of the retention RSUs will be forfeited in the event the executive leaves the company for any reason other than a qualifying termination following a change in control.

(4)	Grant Date Fair Value: The amounts shown reflect the full grant date fair value at target of the awards calculated pursuant to FASB ASC Topic 718 regarding fair value provisions for share-based payments. See Note 2 to the Summary Compensation Table for a discussion of the relevant assumptions used in calculating grant date fair value.

2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding equity-based awards granted to our Named Executive Officers that were outstanding at December 31, 2021:

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested(2)	Market Value of Shares or Units That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Debra A. Cafaro	208,802	—	55.50	1/23/2023	—	—	—	—
	401,756	—	51.85	1/29/2024	—	—	—	—
	377,758	—	65.94	1/21/2025	—	—	—	—
	123,870	—	53.79	1/27/2026	—	—	—	—
	123,870	—	65.45	5/4/2026	—	—	—	—
	123,870	—	73.71	8/3/2026	—	—	—	—
	123,870	—	63.24	11/2/2026	—	—	—	—
	673,079	—	62.22	1/18/2027	—	—	—	—
	—	—	—	—	111,762	$5,713,273	261,140	$13,910,742
Robert F. Probst	26,083	—	65.94	1/21/2025	—	—	—	—
	33,592	—	53.79	1/27/2026	—	—	—	—
	33,591	—	65.45	5/4/2026	—	—	—	—
	33,591	—	73.71	8/3/2026	—	—	—	—
	33,591	—	63.24	11/2/2026	—	—	—	—
	185,692	—	62.22	1/18/2027	—	—	—	—
	—	—	—	—	94,539	$4,832,834	68,410	$3,652,047
Peter J. Bulgarelli	—	—	—	—	63,098	$3,225,570	39,285	$2,097,017
John D. Cobb	28,724	—	59.21	3/8/2023	—	—	—	—
	26,634	—	51.85	1/29/2024	—	—	—	—
	78,753	—	65.94	1/21/2025	—	—	—	—
	31,005	—	53.79	1/27/2026	—	—	—	—
	31,005	—	65.45	5/4/2026	—	—	—	—
	31,004	—	73.71	8/3/2026	—	—	—	—
	31,004	—	63.24	11/2/2026	—	—	—	—
	172,789	—	62.22	1/18/2027	—	—	—	—
	—	—	—	—	94,369	$4,824,143	68,286	$3,645,427
J. Justin Hutchens	—	—	—	—	82,271	$4,205,694	39,317	$2,098,837

76

(1)	Option Awards: The Company has not granted stock options to any Named Executive Officer since 2017. All awards are reported on a post-Spin-off basis in order to reflect the arithmetic adjustment made to outstanding awards as of August 17, 2015, the effective date of the Spin-off, to exclude the impact of the Spin-off. All outstanding option awards are fully vested and will expire on the tenth anniversary of the grant date.
2022 Proxy Statement	77

(2)	Shares or Units That Have Not Vested as of fiscal year end consist of time-based RSUs that vest in three equal annual installments beginning on the first anniversary of the date of grant. Our Named Executive Officers are generally entitled to dividends paid on unvested time-based RSUs. The vesting dates and number of shares vesting for each of our Named Executive Officers are as follows:

Year	Date	Ms. Cafaro	Mr. Probst	Mr. Bulgarelli	Mr. Cobb	Mr. Hutchens
2022	January 25		25,047	17,584	25,003	12,542
	January 29	23,388
	February 11	13,764	6,418	2,936	6,407
	February 24	13,917	6,490	3,706	6,478
	March 4					22,325
2023	January 25		25,047	17,584	25,002	12,540
	January 29	23,388
	February 24	13,917	6,490	3,706	6,478
	March 4					22,324
2024	January 25		25,047	17,582	25,001	12,540
	January 29	23,388

(3)	Equity Incentive Awards That Have Not Vested as of fiscal year end consist of estimated payouts for our 2020-2022 and 2021-2023 pRSU Awards. These awards may be earned and vest, if at all, following completion of the applicable three-year performance period. Performance under our 2020-2022 program and our 2021-2023 program was tracking between threshold and target at the end of the 2021 fiscal year. Accordingly, the amounts shown in the table reflect the number of shares that would be payable for achievement at target under both our 2020-2022 and our 2021-2023 pRSU programs.

(4)	The Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested includes the following:

(i)	the market value of unvested RSUs and pRSUs was determined by multiplying the number of shares/units by $51.12, the closing price of our common stock on December 31, 2021;

(ii)	the number of pRSUs used to calculate the payout value assumes performance at target for our 2020-2022 and 2021-2023 pRSU programs; and

(iii)	the payout value of pRSUs includes the value of dividend equivalent rights relating to those pRSUs. Dividend equivalents are accrued and paid on our Named Executive Officers’ pRSUs if and only to the extent pRSUs are earned based on performance during the applicable performance period. Accordingly, for the reasons set forth in Note 3, the value of the dividend equivalent rights reported below and included in the total pRSU value in the Outstanding Equity Awards at Fiscal Year End Table reflects dividends that would have been earned as of fiscal year end assuming achievement at target under our 2020-2022 and 2021-2023 pRSU programs.

Name	2020-2022 pRSU Dividend Equivalents	2021-2023 pRSU Dividend Equivalents	Total Dividend Equivalents
Debra A. Cafaro	$ 384,086	$294,692	$ 678,779
Robert F. Probst	115,145	70,567	185,712
Peter J. Bulgarelli	65,753	40,693	106,446
John D. Cobb	114,936	70,439	185,375
J. Justin Hutchens	66,013	40,631	106,645

78

2021 Options Exercised and Stock Vested Table

The following table sets forth information regarding the value realized by our Named Executive Officers pursuant to the vesting or exercise of equity-based awards during 2021:

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting
Debra A. Cafaro	144,606	$1,188,294	47,495	$2,450,232
Robert F. Probst	—	—	20,017	1,037,901
Peter J. Bulgarelli	—	—	9,654	521,120
John D. Cobb	—	—	19,981	1,036,038
J. Justin Hutchens	—	—	22,326	1,192,655

(1)	Option Awards: shares acquired include shares sold or withheld to cover the exercise price or taxes at the time of exercise; value realized reflects the difference between the market price at exercise and the exercise price of shares acquired.

(2)	Stock Awards: shares acquired include shares delivered on vesting of RSU Awards in 2021. Performance criteria for our 2019-2021 pRSU Awards were not met, so all shares that would have been delivered pursuant to that program were forfeited. Figures include any shares withheld to cover taxes on distribution of RSUs on the distribution date; value realized is determined by multiplying the number of shares acquired by the closing stock price on the distribution date and adding to that the amount paid in respect of accrued dividend equivalents and interest.

Termination Provisions

Potential Payments Upon Termination or Change in Control

Agreement with Debra A. Cafaro, Chief Executive Officer

Pursuant to the terms of the Cafaro Agreement, if Ms. Cafaro’s employment is terminated by the Company other than for “Cause” (but not for “Disability”) or is terminated by Ms. Cafaro for “Good Reason” (all as defined in the Cafaro Agreement), subject to her execution and delivery to the Company of a waiver and release, Ms. Cafaro will be entitled to receive:

a prorated portion of her target bonus (defined as the greater of (i) the highest bonus paid to Ms. Cafaro pursuant to our annual incentive plan for any of the three preceding calendar years and (ii) the full amount of Ms. Cafaro’s annual bonus, assuming maximum individual and company performance, in respect of service for the year of termination) for the year of termination;

three times the sum of (x) her base salary in effect at the termination date plus (y) her target bonus for the year of termination;

full vesting of all outstanding restricted stock, stock options and other performance-related compensation, including any cash-based performance awards, assuming maximum payout for any open performance cycles;

continuation of medical, dental, life and disability insurance benefits at the Company’s expense for two years; and

outplacement services, including executive office space and an executive secretary, for one year following termination, with an aggregate cost not to exceed $50,000.

Upon termination of Ms. Cafaro’s employment for any reason, Ms. Cafaro will be subject to noncompetition and nonsolicitation restrictions for a period of one year, as well as certain confidentiality and nondisparagement restrictions.

2022 Proxy Statement	79

Executive Severance Agreements

The Company has entered into Executive Severance Agreements with Messrs. Probst, Bulgarelli, Cobb and Hutchens. Under the terms of these Agreements:

in the event such executive officer’s employment is terminated by the Company other than (i) for Cause or (ii) by the executive officer for Good Reason, and not in connection with a Change in Control (all as defined in the Executive Severance Agreements), subject to their execution and delivery to the Company of a waiver and release, the affected executive officer will receive:

a lump sum payment calculated as follows:

Robert F. Probst	Base salary	Target annual incentive bonus
Peter J. Bulgarelli	Base salary	Target annual incentive bonus
John D. Cobb	Base salary	Maximum annual incentive bonus
J. Justin Hutchens	Base salary	Target annual incentive bonus

continuation of medical, dental and vision insurance benefits for up to one year (or lump sum equivalent in cash)

in the event an executive officer’s employment is terminated by the Company other than for Cause or by the executive officer for Good Reason, in each case in connection with a Change in Control, subject to their execution and delivery to the Company of a waiver and release, the affected executive officer will receive:

a lump sum payment calculated as follows:

Robert F. Probst	2	The sum of	Base salary	Maximum annual incentive bonus
Peter J. Bulgarelli	2.5	The sum of	Base salary	Target annual incentive bonus
John D. Cobb	2.5	The sum of	Base salary	Target annual incentive bonus
J. Justin Hutchens	2.5	The sum of	Base salary	Target annual incentive bonus

continuation of medical, dental and vision insurance benefits for up to two years (or lump sum equivalent in cash)

each of the executives is subject to confidentiality, non-competition, non-solicitation, non-interference and non-disparagement restrictions that apply during the term of employment and for one year thereafter; and
the non-compete restriction for Mr. Probst is extended to two years following termination of his employment in the event he is terminated by the Company without Cause or he terminates his employment for Good Reason within one year following a Change in Control.
80

Severance Provisions in Equity Awards

Our equity awards generally require that an executive be employed through the end of the performance period or the vesting date, as applicable, for an award to vest. The treatment of outstanding equity awards is different on death, disability or retirement, or in certain termination scenarios, as set forth below.

Awards to Ms. Cafaro

	Termination by Company without Cause or by Executive for Good Reason	Termination without Cause in Connection with a Change in Control	Death or Disability	Retirement(1)
Time based RSUs	Full vesting	Full vesting upon Qualifying Termination(2)	Full vesting	Full vesting
Performance based RSUs	Full vesting; payout at maximum	Full vesting upon Qualifying Termination; payout at maximum	Full vesting; payout at greater of (i) actual performance through date of termination and (ii) target	Full vesting; payout at greater of (i) actual performance through date of termination and (ii) target

Awards to Other Named Executive Officers

	Termination by Company without Cause or by Executive for Good Reason	Termination without Cause in Connection with a Change in Control	Death or Disability	Retirement(1)
Time based RSUs	Accelerated vesting of shares that were scheduled to vest within one year from date of termination	Full vesting upon Qualifying Termination(2)	Full vesting	Full vesting
Performance based RSUs	Prorated vesting; payout based on actual performance through date of termination	Full vesting upon Qualifying Termination; payout at greater of (i) actual performance through Change in Control and (ii) target	Full vesting; payout based on actual performance through date of termination	Prorated vesting; payout based on actual performance through date of termination
2021 Retention RSUs	Forfeit	Full vesting	Full vesting	Forfeit

(1)	Retirement is defined as age plus years of service equal to 75, with a minimum age of 62. Ms. Cafaro is retirement eligible. In the event of his Early Retirement, defined as age plus years of service equal to 70, with a minimum age of 65, Mr. Bulgarelli will receive accelerated vesting of Time based RSUs that were scheduled to vest within one year from the date of his Early Retirement.

(2)	A Qualifying Termination is defined as a termination by the Company without Cause or by the Executive for Good Reason that occurs (a) within six months prior to the announcement of a proposed transaction that results in a Change in Control; (b) between the date of that announcement and the Change in Control; or (c) within 24 months following a Change in Control.

Payments

The table below reflects the amount of compensation and benefits payable to each Named Executive Officer in the event of:

Termination for Cause or without Good Reason;

Termination other than for Cause or with Good Reason (“involuntary termination”);

a Change in Control (without any termination of employment);

Involuntary Termination following a Change in Control;

Death or Disability; and

Retirement, if eligible.
2022 Proxy Statement	81

The amounts shown are the amounts that would have been payable to the current Named Executive Officers assuming the applicable termination had occurred on December 31, 2021. Receipt of benefits upon termination is subject to the execution of a general release of claims by the Named Executive Officer or their beneficiary.

Benefit	Termination for Cause or without Good Reason	Involuntary Termination (without Change in Control)	Change in Control (without Termination)	Involuntary Termination in Connection with a Change in Control	Death or Disability	Retirement
Debra A. Cafaro
Payment equal to multiple of base salary in effect at termination(1)	—	$3,225,000	—	$3,225,000	$—	$—
Prorated Maximum Bonus for year of termination		3,870,000		3,870,000	3,870,000
Payment equal to multiple of Maximum Bonus for year of termination(1)	—	11,610,000	—	11,610,000	—	—
Vesting of equity awards(2)(3)	—	32,462,069	—	32,462,069	19,062,750	19,062,750
Continued insurance benefits(4)	—	268,362	—	268,362	54,696	—
Office space and administrative services	—	50,000	—	50,000	—	—
Reduction(5)	—	—	—	(10,062,362)	—	—
Total for Debra A. Cafaro	—	$51,485,432	—	$41,459,070	$22,987,446	$19,062,750
Robert F. Probst
Payment equal to multiple of base salary in effect at termination(1)	—	659,041	—	1,318,082	—	—
Payment equal to multiple of Target Annual Bonus for year of termination(1)	—	1,153,322	—	—	—	—
Payment equal to multiple of Maximum Annual Bonus for year of termination(1)	—	—	—	3,295,205	—	—
Vesting of equity awards(2)(3)	—	3,603,602	—	8,329,953	8,329,953	—
Continued insurance benefits(4)	—	$27,501	—	$55,003	—	—
Reduction(5)	—	—	—	—	—	—
Total for Robert F. Probst	—	$5,443,466	—	$12,998,243	$8,329,953	$—
Peter J. Bulgarelli
Payment equal to multiple of base salary in effect at termination(1)	—	515,783	—	1,289,458	—	—
Payment equal to multiple of Target Annual Bonus for year of termination(1)	—	773,675	—	1,934,186	—	—
Vesting of equity awards(2)(3)	—	2,191,974	—	5,233,819	5,233,819	—
Continued insurance benefits(4)	—	27,501	—	55,002	—	—
Reduction(5)	—	—	—	—	—	—
Total for Peter J. Bulgarelli	—	$3,508,933	—	$8,512,465	$5,233,819	$—
John D. Cobb
Payment equal to multiple of base salary in effect at termination(1)	—	657,859	—	1,644,648	—	—
Payment equal to multiple of Target Annual Bonus for year of termination(1)	—	—	—	2,878,133	—	—
Payment equal to multiple of Maximum Annual Bonus for year of termination(1)	—	1,644,648	—	—	—	—
Vesting of equity awards(2)(3)	—	3,597,161	—	8,314,924	8,314,924	—
Continued insurance benefits(4)	—	27,501	—	55,003	—	—
Reduction(5)	—	—	—	—	—	—
Total for John D. Cobb	—	$5,927,169	—	$12,892,707	$8,314,924	$—
J. Justin Hutchens
Payment equal to multiple of base salary in effect at termination(1)	—	515,000	—	1,287,500	—	—
Payment equal to multiple of Target Annual Bonus for year of termination(1)	—	772,500	—	1,931,250	—	—
Vesting of equity awards(2)(3)	—	2,737,629	—	6,215,579	6,215,579	—
Continued insurance benefits(4)	—	27,501	—	55,002	—	—
Reduction(5)	—	—	—	—	—	—
Total for J. Justin Hutchens	—	$4,052,630	—	$9,489,331	$6,215,579	$—

82

Notes:

(1)	Multipliers for the Named Executive Officers are as follows:

Name	Involuntary Termination (without Change in Control)	Involuntary Termination Following Change in Control
Debra A. Cafaro	3x	3x
Robert F. Probst	1x	2x
Peter J. Bulgarelli	1x	2.5x
John D. Cobb	1x	2.5x
J. Justin Hutchens	1x	2.5x

(2)	Included in the table are (i) amounts attributable to vesting of unvested time-based RSU awards and (ii) amounts payable pursuant to the 2020-2022 and 2021-2023 pRSU Awards. Because the 2020-2022 and 2021-2023 awards were performing below target as of December 31, 2021, amounts payable reflect target vesting in the scenarios where the award agreements provide for a payout at the higher of actual performance or target.

Because the pRSU awards convert to time-based awards upon a Change in Control and remain subject to the remaining vesting schedule in the event of a Change of Control in the absence of a Qualifying Termination (or subsequent retirement in the case of Ms. Cafaro only), we have not reported any pRSU award values in the “Change in Control (without Termination)” column.

(3)	The value of vesting of RSUs and pRSUs is determined by multiplying the number of units by $51.12, the closing price of our common stock on the last business day of our 2021 fiscal year (December 31, 2021).

(4)	In the event of her Disability, Ms. Cafaro would receive continued medical and dental premiums for a period of 24 months. In the event of her involuntary termination without Cause or for Good Reason, Ms. Cafaro would receive continued health, dental, life, short-term disability and long-term disability insurance premiums for a period of 24 months. In the event of involuntary termination without Cause or for Good Reason for each of our other Named Executive Officers, the executive would receive continued health, dental and vision insurance premiums for a period of 12 months (24 months if such termination occurs within one year of a Change of Control).

(5)	Pursuant to the Cafaro Agreement and the Executive Severance Agreements with our other Named Executive Officers, under certain circumstances, payments or benefits are subject to reduction such that there will be no taxes imposed upon them by Section 4999 of the Code or any similar state or local tax. Determination of the reduction amount is based on a number of assumptions (including no value being assigned to restrictive covenants such as noncompetition and nonsolicitation provisions), which may ultimately be different at the time of a Change of Control or Qualifying Termination, resulting in corresponding adjustments to the reduction amount.
2022 Proxy Statement	83

CEO Pay Ratio

As required by SEC regulations, we are providing information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For 2021, the median of the annual total compensation of all employees of the Company (other than our CEO) was $111,261 and the annual total compensation of our CEO, as reported in the 2021 Summary Compensation Table above, was $14,263,728. The ratio of our CEO’s 2021 annual total compensation to our median employee’s 2021 annual total compensation is 128 to 1. Our median employee was determined as of December 31, 2021 by selecting the employee, out of all of our employees who were employed on such date, with the median 2021 target total direct compensation (sum of base salary, target annual cash bonus and target equity award).

The pay ratio presented in this Proxy Statement is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described above. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Proposal 3: Approval of the Ventas, Inc.
2022 Incentive Plan

At the Annual Meeting, we are asking our stockholders to approve the Ventas, Inc. 2022 Incentive Plan (the “Incentive Plan”), including the number of shares of our common stock authorized for issuance under the Incentive Plan. The Board, upon the recommendation of the Compensation Committee, adopted the Incentive Plan on March 11, 2022, to be effective October 1, 2022 (the “Effective Date”), subject to stockholder approval, and recommends that our stockholders approve the Incentive Plan.

If the Incentive Plan is approved by our stockholders at the Annual Meeting, the Incentive Plan will, as of the Effective Date, replace the existing Ventas, Inc. 2012 Incentive Plan (the “2012 Plan”), and shares of our common stock remaining available for awards under the 2012 Plan as of the Effective Date and shares subject to awards granted under the 2012 Plan that expire, terminate or are forfeited for any reason will become issuable under the Incentive Plan. Awards granted under the 2012 Plan prior to the Effective Date will remain in full force and effect and will remain subject to the terms of the 2012 Plan.

If the Incentive Plan is not approved by our stockholders, awards will continue to be made under the 2012 Plan until its expiration date of January 1, 2023 (or, if earlier, the date that all shares of our common stock available under the 2012 Plan have been acquired pursuant to the exercise of awards and the payment of all benefits in connection with awards). Following the expiration of the 2012 Plan, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success.

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Considerations for the Approval of the Incentive Plan

In designing the Incentive Plan, the Compensation Committee and the Board carefully considered our anticipated future equity needs, our historical equity incentive compensation practices, and the advice of the Compensation Committee’s independent compensation consultant. The Board believes that the grant of our shares and other equity-based incentives for members of management, other employees of the Company, consultants of the Company and the members of the Board is an essential component of the mix of compensation awarded to these individuals. Equity-based incentives encourage proprietorship and commitment to our business goals and objectives, thereby aligning these individuals’ interests with those of our stockholders, and enabling us to continue to attract and retain highly qualified employees, consultants and directors. Stockholders are encouraged to read more about our philosophy regarding the importance of equity-based incentives for senior management in the “Compensation Discussion and Analysis” section of this proxy statement.

Shares Authorization

Subject to equitable adjustment as provided in the Incentive Plan, the maximum number of shares of our common stock that may be issued pursuant to awards granted under the Incentive Plan will be the sum of (i) 10,000,000, plus (ii) the number of shares remaining available for awards under the 2012 Plan as of the Effective Date (the number of available shares was 1,662,363 as of December 31, 2021 and [____________] as of March 14, 2022), plus (iii) the number of shares subject to awards granted under the 2012 Plan that expire, terminate or are forfeited for any reason. Awards granted in connection with a transaction in substitution or exchange for awards granted by any entity that is acquired by, or merges with, the Company or any of its subsidiaries will not count against the foregoing share limit.

In determining the number of shares of our common stock authorized for issuance under the Incentive Plan, the Compensation Committee and the Board carefully considered the needs of our long-term incentive program and the potential impact on stockholders. The Compensation Committee’s independent compensation consultant analyzed the historical average annual equity grant rate, or “burn rate,” under the 2012 Plan, the number of shares remaining available under the 2012 Plan for future awards, the number of outstanding awards under the 2012 Plan, dilution resulting from the proposed maximum number of shares available for issuance under the Incentive Plan and the length of time the shares authorized under the Incentive Plan are expected to last.

The following table sets forth information regarding our burn rate under the 2012 Plan for each of the past three fiscal years, as well as the three-year average. Our modest three-year average burn rate of 0.37% demonstrates our sound approach to granting equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders.

Fiscal Year	Appreciation Rights Granted	Full Value Awards Granted	Total Granted (As Adjusted) (1)	Weighted Average Common Shares Outstanding	Burn Rate(2)
2021	0	1,012,000	2,024,000	382,784,540	0.53%
2020	0	616,000	1,232,000	373,367,809	0.33%
2019	0	447,000	894,000	365,977,100	0.24%
3-Year Average					0.37%
(1)	Reflects the total number of shares subject to awards granted during the fiscal year, adjusted by a multiplier of 2.0 to provide an estimate of equivalent value between appreciation rights and full value shares.
(2)	For purposes of this table, the burn rate is calculated as of December 31 of each fiscal year and is determined by dividing the number of shares of our common stock subject to appreciation rights (such as stock options) and full value awards (as adjusted) granted by the weighted average number of shares of our common stock outstanding during the fiscal year.

The following table includes information regarding outstanding equity awards and shares of our common stock available for future issuance under our 2012 Plan and our Non-Employee Director’s Deferred Compensation Plan as of March 1, 2022:

	Outstanding Appreciation Awards	Weighted Average Exercise Price	Weighted Average Remaining Term	Full Value Awards Outstanding(1)	Number of Shares Available for Grant
As of March 1, 2022	3,754,616	61.66	3.78	1,685,164	2,393,765
(1)	Assumes performance restricted share units vest at target levels.

We estimate that, upon approval of the Incentive Plan, the maximum level of equity dilution caused by our equity compensation program will be less than 5% on a basic dilution basis. We expect that, if approved by our stockholders, the shares of our common stock available for issuance for awards under the Incentive Plan will be sufficient for currently-anticipated awards for the next 10 years. However, expectations regarding future share usage could be impacted by a number of factors, including, for example, hiring and promotion activity, the rate at which shares are returned to the share reserve upon expiration, termination, forfeiture, or cash-settlement of awards, the future performance of our stock price, merger and acquisition activity and other factors.

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Corporate Governance Best Practices

The Incentive Plan incorporates certain corporate governance best practices to further align our equity compensation program with the interests of stockholders. The following is a list of some of these best practices:

✓	No discounted stock options/stock appreciation rights. The Incentive Plan prohibits grants of stock options or stock appreciation rights (“SARs”) with a per share exercise price less than the fair market value per share on the date of grant.
✓	No repricings or cash buyout of “underwater” awards. Neither the repricing of options and SARs nor the exchange of new awards for underwater options or SARs is permitted without stockholder approval (other than in connection with a corporate transaction).
✓	No tax gross-ups. No participant is entitled under the Incentive Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Internal Revenue Code (the “Code”) that may be incurred in connection with awards under the Incentive Plan.
✓	Minimum vesting requirements. Awards under the Incentive Plan are subject to a minimum vesting period of one year from the date of grant, with only narrow exceptions, which we believe will strengthen our employees’ interest in creating long-term value for our stockholders.
✓	Limitations on share recycling of options and SARs. Shares that are withheld as payment of the exercise price, purchase price, or tax-withholding obligation of an award will not be available again for future issuance under the Incentive Plan.
✓	Double-trigger vesting upon a change in control. The Incentive Plan does not provide for automatic acceleration of vesting of outstanding awards; rather, the default provides for “double-trigger” vesting—i.e., upon either (i) a participant’s qualifying termination following such change in control (or a specified period prior to a change in control) or (ii) the failure of the successor corporation to assume or continue the awards following such change in control.
✓	No evergreen provision. The Incentive Plan does not contain an “evergreen” feature pursuant to which the shares of our common stock authorized for issuance under the Incentive Plan can be increased automatically without stockholder approval.
✓	Clawback of awards. Our Compensation Committee (or other administrator of the Incentive Plan) has the authority to implement any policy or procedures necessary to comply with the rules, regulations, and other requirements of the SEC, NYSE and applicable federal or state securities law and awards under the Incentive Plan will be subject to any clawback or recoupment policies that we may have in place from time to time.
✓	Ten-Year Plan Term. The Incentive Plan prohibits the grant of awards after the tenth anniversary of the Effective Date, and limits the exercise term of stock options and SARs to ten years from the grant date.
✓	Director Limits. The Incentive Plan provides that in any calendar year, no non-employee director may be granted awards under the Plan that, when combined with cash compensation received for such non-employee director’s service as a non-employee director during such year, will exceed $1,000,000 in the aggregate.

Description of Incentive Plan

The following is a summary of the principal features of the Incentive Plan. A copy of the Incentive Plan is attached to this Proxy Statement as Appendix C and is incorporated herein by reference. The description below is not intended to be a complete description of the Incentive Plan. Please read the Incentive Plan for more detailed information.

The purpose of the Incentive Plan is to promote our growth and profitability and to increase stockholder value by providing officers, key employees, key consultants and non-employee directors with incentives to achieve our long-term objectives. The Incentive Plan is also intended to help attract and retain officers, key employees, key consultants and non-employee directors, to advance our interests by giving officers, key employees, key consultants and non-employee directors a stake in our future growth and success, and to strengthen the alignment of interests of officers, key employees, key consultants and non-employee directors with our stockholders. The Incentive Plan permits, but does not require, the award of a variety of economic incentives to our employees, consultants and our non-employee directors, including stock options, restricted stock, RSUs, performance awards, such as PSUs, SARs, stock awards and cash awards.

Plan Administration and Eligibility

The Incentive Plan is administered by the Board or one or more committees appointed by the Board to administer all or certain aspects of the Incentive Plan (the “Plan Committee”). In administering the Incentive Plan, the Plan Committee will determine, among other things: (i) individuals to whom grants of awards will be made; (ii) the type, amount and frequency of awards; and (iii) the terms of awards including, but not limited to, vesting provisions, exercise price, treatment upon termination of employment or cessation of other service, restrictions or performance criteria, and deferral opportunity. The Plan Committee may also construe and interpret the Incentive Plan. The Plan Committee will initially be the Compensation Committee.

Notwithstanding the preceding paragraph, the Board or the Plan Committee may delegate its responsibility for granting awards and otherwise administering the Incentive Plan to one or more committees of the Board and may authorize one or more of our officers to grant awards to designated classes of employees or consultants, subject to any limits that may be specified by the Board or the Plan Committee.

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All of our employees and consultants, all employees and consultants of any corporation, partnership, limited liability company or other entity in which we own a majority interest, and all of our non-employee directors are eligible to receive awards under the Incentive Plan when and as designated by the Plan Committee. At December 31, 2021, we had 434 employees and 14 consultants (including employees and consultants of our majority owned entities) and ten non-employee directors. The basis for participation in the Incentive Plan is the decision by the Plan Committee, in its sole discretion, that an award to an eligible individual will further the Incentive Plan’s purposes. In exercising this discretion, the Plan Committee may take into consideration such factors as it deems relevant in promoting the purposes of the Incentive Plan, including the duties of the employees and consultants and their present and potential contribution to our success.

Shares Available for Issuance

As mentioned above, subject to equitable adjustment as provided in the Incentive Plan, the maximum number of shares of our common stock that may be issued pursuant to awards granted under the Incentive Plan will be the sum of (i) 10,000,000, plus (ii) the number of shares remaining available for awards under the 2012 Plan, plus (iii) the number of shares subject to awards granted under the 2012 Plan that expire, terminate or are forfeited for any reason.

The shares of our common stock issued under the Incentive Plan may be authorized but unissued shares or shares held in treasury. Pursuant to the Incentive Plan, the number and kind of shares to which awards are subject may be appropriately adjusted in the event of certain changes in our capitalization, including stock dividends and stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, and certain distributions and repurchases of shares.

If and to the extent an award under the Incentive Plan expires or terminates for any reason without having been exercised in full or is forfeited, the shares (including shares of restricted stock) associated with such award will again become available for issuance pursuant to other awards under the Incentive Plan. However, shares that are exchanged or withheld as full or partial payment in connection with an award or to satisfy tax withholding obligations will not be available for subsequent issuance under the Incentive Plan. Awards may be granted in connection with a transaction in substitution for awards previously granted by an entity acquired by us or combined with us without reducing the aggregate number of shares of common stock available under the Incentive Plan.

Minimum Vesting Requirement.

All awards under the Incentive Plan (other than cash awards) will have a vesting period (or, with respect to performance awards, will have a minimum performance period) of at least one year following the date of grant, except that the Plan Committee may provide for the acceleration of vesting of awards upon (i) a participant’s death or disability, (ii) a participant’s termination under circumstances specified by the Plan Committee, which may include, for example, retirement, or (iii) a “change in control” (as defined in the Incentive Plan). Also, the Plan Committee may grant awards that are not subject to this minimum vesting requirement with respect to 5% or less of the shares available for issuance under the Incentive Plan.

Non-Employee Director Limits

In any calendar year, no non-employee director may be granted awards that, when combined with cash compensation received for such non-employee director’s service as a non-employee director during such calendar year, exceed an aggregate value of $1,000,000 (with value of each equity award being based on its grant date fair value as determined in accordance with U.S. generally accepted accounting principles).

Types of Awards under the Incentive Plan

Stock Options

The Plan Committee may grant stock options in the form of incentive stock options (“ISOs”) that are intended to qualify under Section 422 of the Code to eligible employees or non-qualified stock options to eligible employees, consultants and non-employee directors. ISOs may only be granted to our employees and employees of a subsidiary corporation. The exercise period for any stock option will be determined by the Plan Committee at the time of grant, but may not exceed ten years from the date of grant (five years in the case of an ISO granted to a “Ten-Percent Shareholder,” as defined in the Incentive Plan). The exercise price per share of the common stock covered by a stock option may not be less than 100% of the fair market value of a share of our common stock on the date of grant (110% in the case of an ISO granted to a Ten-Percent Shareholder). The exercise price is payable in cash, in shares of already owned common stock, through a reduction in the number of shares otherwise deliverable pursuant to the option, or in any other reasonable consideration that the Plan Committee may deem appropriate. Stock options may be exercisable in installments as determined by the Plan Committee and as set forth in the applicable option agreement and may be exercised in whole at any time, or in part from time to time, after they become exercisable.

The Plan Committee determines the terms of stock options. However, except for adjustments pursuant to the Incentive Plan or otherwise in connection with a corporate transaction involving us (including without limitation any stock dividend, stock split, etc.), the Plan Committee will not reduce the exercise price of an outstanding stock option or cancel an outstanding stock option with an exercise price greater than current fair market value for cash, other awards or stock options with an exercise price that is less than the exercise price of the original stock option without the approval of stockholders. The Plan Committee also determines the treatment of stock options upon the participant’s termination of employment or consultancy with us or cessation of service as a director as set forth in the applicable option agreement. An in-the-money unexercised option will be automatically exercised immediately prior to its expiration.

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Restricted Stock and Restricted Stock Units (“RSUs”)

The Plan Committee may grant restricted stock or restricted stock units to eligible employees, consultants and non-employee directors. Generally, employees, consultants and non-employee directors receiving restricted stock or restricted stock units are not required to pay us for those awards (except for applicable tax withholding). Restricted stock awards are shares of our common stock that are subject to restrictions on transfer or other incidence of ownership that lapse based on continued employment with us or continued service as a director for specified periods, on the achievement of specified performance standards or upon the satisfaction of other conditions, as determined by the Plan Committee at the time of grant. Restricted stock units are awards denominated in units of our common stock that are also subject to restrictions that lapse based on continued employment or consultancy with us or continued service as a director for specified periods, on the achievement of specified performance standards or upon the satisfaction of other conditions, as determined by the Plan Committee at the time of grant. The Plan Committee determines all terms and conditions pursuant to which restrictions on restricted stock or restricted stock units will lapse. At the discretion of the Plan Committee, certificates representing shares of restricted stock, if so issued, will be deposited with us until the restriction period ends. Recipients of restricted stock will have full voting rights as a stockholder with respect to the restricted stock and, if so determined by the Plan Committee and set forth in the applicable award agreement, will be entitled to receive dividends and other distributions paid with respect thereto; provided that, unless otherwise set forth in an award agreement by the Plan Committee, all such dividends and distributions (whether paid in cash or shares of our common stock) will be held back by us for the participant’s account until such time as the related portion of the restricted stock vests. Recipients of restricted stock units do not have any rights of stockholders, but, if so determined by the Plan Committee and set forth in the applicable award agreement, recipients may be entitled to receive dividend equivalents which, unless the Plan Committee determines otherwise, will be credited for the account of the participant on our books and records, accumulate and be paid out to the participant (in cash or shares, as determined by the Committee) only upon settlement of the restricted stock unit to which the dividend equivalent relates.

Performance Awards (including PSUs)

The Plan Committee may grant performance awards to eligible employees, consultants and non-employee directors. Performance awards may be denominated as a cash amount, number of shares of our common stock or share-denominated units (i.e., performance share units or “PSUs”) or a combination thereof and are awards that may be earned upon achievement or satisfaction of performance conditions during a performance period, as specified by the Plan Committee, and subject to any continuing service requirements as specified by the Plan Committee. In addition, the Plan Committee may specify that any other award will constitute a performance award by conditioning the grant to a participant or the right of a participant to exercise the award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Plan Committee. The applicable award agreement relating to each performance award will specify the performance goals, performance period and the number of performance units granted. Recipients of performance awards, such as PSUs, do not have any rights of stockholders, but, if so determined by the Plan Committee and set forth in the applicable award agreement, recipients may be entitled to receive dividend equivalents which will be credited for the account of the participant on our books and records and accumulate, and will be paid out to the participant (in cash or shares, as determined by the Committee) only upon settlement of the performance award to which the dividend equivalent relates.

Stock Appreciation Rights and Stock and Cash Awards

The Plan Committee may grant SARs to eligible employees, consultants and non-employee directors. A SAR constitutes a right to receive, without payment to us, a share of our common stock, cash or any combination thereof, having a value equal to the appreciation of a share to which the SAR relates (with appreciation measured from fair market value on the date of grant), determined in accordance with the Incentive Plan. The Plan Committee determines all terms and conditions relating to any award of SARs, but the maximum term of a SAR will not exceed ten years from the date of grant. However, except for adjustments pursuant to the Incentive Plan or otherwise in connection with a corporate transaction involving us (including without limitation any stock dividend, stock split, etc.), the Plan Committee will not reduce the base price of an outstanding SAR or cancel an outstanding SAR with a base price greater than current fair market value for cash, other awards or SARs with a base price that is less than the base price of the original SAR without the approval of stockholders. An unexercised SAR will be automatically exercised immediately prior to its expiration.

The Plan Committee may also grant stock and cash awards to eligible employees, consultants and non-employee directors under the Incentive Plan. Stock and cash awards may be subject to terms and conditions, which may vary from time to time and among participants, as the Plan Committee deems appropriate. Each award of stock or cash may provide for a lesser payment in the event of partial fulfillment of performance goals.

Transferability of Awards

Awards generally are not transferable. However, the Plan Committee may, in its discretion and with appropriate restrictions, authorize any award to be transferable to (i) the participant’s family members, (ii) a trust or trusts in which the participant and the participant’s family members hold more than 50% of the beneficial interest or (iii) a partnership, limited liability company or other entity in which the participant and the participant’s family members hold more than 50% of the voting interests in exchange for an interest in the entity.

Change in Control

The Plan Committee will have sole discretion to determine the treatment of outstanding awards in the event of a “change in control” (as defined in the Incentive Plan, in the applicable award agreement or in the participant’s individual’s employment or severance agreement). Such treatment may include one or more of the following: (i) continuation by us of awards or assumption of awards if we are not the surviving entity; (ii) substitution or replacement of awards by a successor entity with cash, securities or other rights with substantially the same terms and value; (iii) acceleration of vesting and exercisability of awards; (iv) cancellation of awards followed by a payment equal in value to awards as determined by the Plan Committee; (v) cash-out of stock options and SARs based on their intrinsic value, if any; or (vi) with respect to awards based on our performance, cessation of any incomplete performance periods with the Plan Committee determining the level of attainment of performance goals. However, any acceleration of the vesting of outstanding awards under the Incentive Plan may only occur on a “double-trigger” basis—(i.e., upon either (i) a participant’s qualifying termination within 12 months (or a longer period specified by the Plan Committee) following such change in control (or, if specified by the Committee in a, period prior to a change in control) or (ii) the failure of the successor corporation to assume or continue the awards following such change in control).

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Prohibition on Repricing

Subject to the adjustment provisions described above or otherwise in connection with a corporate transaction involving the Company, the Plan Committee, without the approval of our stockholders, may not reduce the exercise price or base price of any stock option or SAR.

Clawback

All awards granted under the Incentive Plan will be subject to any clawback policies that we have in place from time to time, and the Plan Committee is expressly authorized, to the extent permitted by applicable law and rules, to cancel or require reimbursement of any awards granted to any participant or any shares issues or cash paid thereunder pursuant to any such clawback policies.

Deferral of Compensation / Fees

The Plan Committee may permit executive officers and/or non-employee directors to elect to defer all or portion their compensation, fees or awards granted under the Incentive Plan upon such terms and conditions as the Plan Committee may established. The Plan Committee may provide that any such deferrals be converted into stock units that are credited to a stock unit account on behalf of the individual and ultimately paid in shares of our common stock at such times as elected by the individual in accordance with the terms and conditions established by the Plan Committee.

Amendments and Termination

The Board may at any time, terminate, and from time to time, amend or modify the Incentive Plan. Any such action of the Board generally may be taken without the approval of our stockholders, unless stockholder approval is required by applicable law or regulation or any national securities exchange on which the shares of our common stock are listed. In no event may an amendment to the Incentive Plan increase the number of shares of common stock available thereunder without the approval of our stockholders.

The Incentive Plan will terminate on the earliest to occur of (i) the tenth anniversary of the Effective Date, (ii) the date when all of the shares of common stock available under the Incentive Plan have been acquired through the exercise or settlement of awards and payment of all benefits in connection with awards under the Incentive Plan has been made and (iii) such other date as the Board may determine.

Federal Income Tax Considerations

The following discussion briefly describes the U.S. federal income tax consequences generally applicable to employees, consultants, non-employee directors and us with respect to awards under the Incentive Plan. It is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the Incentive Plan and is qualified in its entirety by reference to the Code and the regulations adopted under the Code.

Non-Qualified Stock Options

The granting of non-qualified stock options does not produce taxable income to the participant or a tax deduction to us. Taxable ordinary income will generally be recognized by the optionee at the time of exercise in an amount equal to the excess of the fair market value of the common stock purchased at the time of such exercise over the aggregate exercise price. We will be entitled to a corresponding federal income tax deduction for employee stock options at the time of exercise. Upon a subsequent taxable disposition of the common stock, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share market value at the time of exercise and the per share selling price. To the extent an optionee pays all or part of the exercise price by tendering shares of common stock (other than shares acquired pursuant to the exercise of any ISO where the holding period has not yet been met), the tax consequences described above apply, except that the number of shares received upon such exercise that is equal to the number of shares surrendered in payment of the exercise price will have the same basis and tax holding period as the shares surrendered.

ISOs

In the case of an ISO, an optionee will not recognize any taxable income at the time of grant and we will not be entitled to an income tax deduction. No ordinary income will be recognized by the holder of an ISO at the time of exercise. However, the excess of the fair market value of the common stock at the time of exercise over the aggregate exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise.

If the optionee holds the shares acquired upon exercise of the ISO for the greater of two years after the date the option was granted or one year after the acquisition of the common stock, the difference between the aggregate exercise price and the amount realized upon disposition of the common stock will constitute a long-term capital gain or loss, as the case may be, and we will not be entitled to a federal income tax deduction. If the common stock is disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise: (i) the optionee would realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock at the time of exercise or the sales price, whichever is less, over the aggregate exercise price; (ii) we would generally be entitled to a deduction for such year in the amount of the ordinary income so realized; and (iii) the optionee would realize capital gain in an amount equal to the difference between (a) the amount realized upon the sale of the common stock and (b) the exercise price plus the amount of ordinary income, if any, realized upon the disposition.

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Restricted Stock

In the absence of an election under Section 83(b) of the Code (a “Section 83(b) election”), a participant who receives restricted stock will not recognize income at the time of issuance. When the restriction period expires with respect to shares of restricted stock, the participant will recognize ordinary income equal to the fair market value of the common stock as of the date the restrictions expire over the amount paid for such common stock (if any). The participant’s basis for the common stock is equal to the amount included in income on the expiration of the restriction period plus the amount paid (if any), and the holding period begins just after the restriction period ends. Any disposition of the common stock will result in a long-term or short-term capital gain or loss (depending upon the time the shares are held after the end of the restriction period) equal to the difference between the amount received in the disposition and the tax basis of the shares sold. Dividends received on restricted stock constitute ordinary income in the year received. We will be entitled to a deduction equal to the amount of ordinary income recognized by a participant at the time such income is included in the participant’s income, and also are entitled to a deduction for dividends paid on shares of common stock which remain subject to restrictions.

If a Section 83(b) election is made within 30 days of the initial award of restricted stock, the restricted stock is treated, for tax purposes, as though the restriction period did not apply. Thus, the participant must include the excess of the fair market value of the common stock (computed without regard to the restrictions) on the date of the issuance over the amount paid for the common stock, if any, as ordinary income and the holding period begins just after such award date. We are entitled to a corresponding deduction for the grant, but dividends on the restricted stock would not be deductible. Any subsequent disposition of the common stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long-term or short-term depending upon the holding period. No deduction may be claimed by a participant who has made the Section 83(b) election and who subsequently forfeits the restricted stock, other than a deduction for the amount (if any) the employee paid for the restricted stock, which is treated as a long-term or short-term capital loss, depending upon the holding period. In such case, we would be required to include as ordinary income the amount of the deduction we claimed with respect to the restricted stock.

Restricted Stock Units and Performance Awards

Generally, in the case of restricted stock units and performance awards, such as PSUs, the participant will recognize ordinary income on the amount of cash and the fair market value of common stock received on the date of payment or settlement of the award (provided that the award is exempt from or complies with Section 409A of the Code). We generally will be entitled to a deduction for such amount at the time it is includable in the income of the participant.

Stock Appreciation Rights and Stock and Cash Awards

No income is recognized by a participant upon the grant of a SAR. Upon exercise of a SAR, the participant will have ordinary income in an amount equal to the cash received plus the fair market value of any common stock received. We will generally be entitled to a deduction for such amount at the time it is includable in the income of the participant.

Upon the payment of a stock or cash award, the fair market value of the common stock or the amount of cash received will be ordinary income to the participant. We will be entitled to a deduction for such amount at the time it is includable in the income of the participant.

Federal Tax Withholding

Any ordinary income recognized by an employee-participant in connection with an award under the Incentive Plan is subject to withholding of deferral, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, we will have the right to require that, as a condition to the issuance of any shares of common stock, the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares of our common stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations.

Treatment as Deferred Compensation

Section 409A of the Code governs nonqualified deferred compensation, prescribes rules for the timing of elections to defer and the timing of distributions of deferred compensation, and includes certain prohibitions on changing the time or form of payment of deferred compensation. If these requirements are not met, the amounts deferred will generally be subject to immediate tax in the year the amounts are vested, imposition of an additional 20% income tax (in addition to ordinary income taxes) and interest at the underpayment rate plus 1%. Certain awards under the Incentive Plan, such as RSUs and PSUs may, in some cases, and elective deferrals by executive employees and non-employee directors as described above generally will, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code.

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Limitations on Deductions

Under Section 162(m) of the Code, we generally may not deduct compensation of more than $1,000,000 (including performance-based compensation) that is paid to “covered employees” (as defined in Section 162(m) of the Code), which includes an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is the Company’s principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either the Company’s principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Section 162(m) for any tax year beginning on or after January 1, 2017.

If an individual’s rights under the Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

New Plan Benefits

A new plan benefits table for the Incentive Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Incentive Plan if the Incentive Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Incentive Plan will be made at the Plan Committee’s discretion, subject to the terms of the Incentive Plan. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable at this time. However, please refer to the Summary Compensation Table for fiscal year 2021 in this proxy statement which sets forth certain information regarding awards granted to our named executive officers during fiscal year 2021, as well as the section titled “—2022 Compensation Decisions” in the Compensation Discussion and Analysis, which sets forth certain information regarding awards granted to our named executive officers in early fiscal 2022.

The per share closing price of our common stock on the NYSE on March 14, 2022 was ${________].

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans as of December 31, 2021:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	3,760,556	61.63	4,463,405
Equity compensation plans not approved by stockholders(2)	124,184	n/a	992,074
Total	3,884,740	61.63	5,455,479
(1)	These plans consist of: (a) the Employee and Director Stock Purchase Plan; (b) the 2006 Stock Plan for Directors and (c) the 2012 Plan. As of December 31, 2021, 2,801,042 shares were available for future issuance under the Employee and Director Stock Purchase Plan and 1,662,363 shares were available for issuance under the 2012 Plan. No additional grants are permitted under the 2006 Stock Plan for Directors.
(2)	These plans consist of: (a) the Director Deferred Compensation Plan, under which our non-employee directors may receive, in lieu of director fees, units that settle into shares of our common stock on a one-for-one basis; and (b) the Executive Deferred Stock Compensation Plan, under which our executive officers could receive, in lieu of compensation, units that settle into shares of our common stock on a one-for-one basis. None of our Executives has deferred shares pursuant to the Executive Deferred Stock Compensation Plan, and the Plan was terminated in early 2022.

Approval of the Incentive Plan

If a quorum is present (in person or by proxy) at the Annual Meeting, an affirmative vote of holders of a majority of the shares of our common stock having voting power present (in person or by proxy) is required to approve this Proposal 3.

If our stockholders approve the Incentive Plan, we will file a registration statement on Form S-8 with the SEC as soon as reasonably practicable after the approval, to register the shares of our common stock available for issuance under the Incentive Plan.

The Board unanimously recommends that you vote FOR this Proposal 3.

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Audit Matters

Proposal 4: Ratification of Fiscal 2022 Auditor Selection

Our Audit and Compliance Committee is responsible for the retention, compensation and oversight of our independent registered public accounting firm in connection with the preparation and issuance of its audit report on our consolidated financial statements and its audit of our internal control over financial reporting. As part of its regular processes, our Audit and Compliance Committee also annually reviews and approves the leadership and organization of the external audit team, periodically considers the rotation of the independent external audit firm and is directly involved, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, in the review and approval of our independent registered public accounting firm’s lead audit partner. Our Audit and Compliance Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending December 31, 2022. KPMG was first engaged to serve as our independent registered public accounting firm in July 2014, and each member of the Audit and Compliance Committee believes that the continued retention of KPMG to serve as our independent registered public accounting firm for this fiscal year is in the best interests of the Company and its stockholders.

At the 2022 Annual Meeting, we are asking you to ratify the selection of KPMG as our external audit firm for this year. We and the Board value our stockholders’ views on this matter, and we believe seeking stockholder ratification of KPMG’s selection is a matter of good corporate practice. If our stockholders fail to ratify this selection, it will be considered a recommendation to the Audit and Compliance Committee and Board to consider the selection of a different firm, and the Audit and Compliance Committee and Board may select another independent registered public accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit and Compliance Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders. We expect that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and have the opportunity to make a statement if they so desire.

   Our Board recommends that you vote FOR ratification of the selection of KPMG as our independent registered public accounting firm for fiscal year 2022.

2022 Proxy Statement	93

Audit and Non-Audit Fees

KPMG audited our financial statements for the year ended December 31, 2021 and has been our independent registered public accounting firm since July 2014. Fees billed for professional services rendered by KPMG for the years ended December 31, 2021 and 2020, respectively, were as follows:

Fees	2021	2020
Audit Fees(1)	$3,650,860	$4,368,600
Audit-Related Fees(2)	2,450	43,000
Tax Fees	—	—
All Other Fees(3)	—	8,523
Total	$3,653,310	$4,420,223

(1)	Audit Fees include the aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated and entity level financial statements (including debt covenant compliance letters), audit of internal control over financial reporting, review of interim financial statements included in our Quarterly Reports on Form 10-Q, and statutory audits for subsidiaries, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and work on securities offerings and other filings with the SEC, including comfort letters, consents and comment letters.

(2)	Audit-Related Fees in 2021 and 2020 relate to consultations on accounting matters and the Company’s subscription to KPMG’s online accounting research tool.

(3)	All Other Fees in 2020 relate to tax consulting fees.

All audit-related services, tax services and other services provided by KPMG since the date of its engagement have been pre-approved by the Audit and Compliance Committee in accordance with the Committee’s pre-approval policies described below. In addition, consistent with its charter and other applicable rules and policies, the Audit and Compliance Committee determined that the provision of these services by KPMG did not compromise KPMG’s independence and was consistent with its role as our independent registered public accounting firm.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The terms of our engagement of KPMG are subject to the pre-approval of the Audit and Compliance Committee. Our Audit and Compliance Committee observes and implements certain procedures relating to the pre-approval of all audit and permissible non-audit services performed by KPMG to ensure that the provision of such services and related fees does not impair the firm’s independence. In accordance with these procedures, the annual audit services and related fees of KPMG are subject to approval by our Audit and Compliance Committee. Prior to its engagement, KPMG must provide the Audit and Compliance Committee with an engagement letter outlining the scope of proposed audit services for that year and the related fees. The Audit and Compliance Committee will then review and approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition, our Audit and Compliance Committee may grant pre-approval for those permissible non-audit services that it believes would not impair the independence of KPMG. However, the Audit and Compliance Committee may not grant approval for any services categorized by the SEC as “Prohibited Non-Audit Services.” Following review, the Audit and Compliance Committee pre-approves the non-audit services within each category that it believes are reasonable and appropriate and that it concludes will not impair the firm’s independence, and the fees for each category are budgeted. The term of any pre-approved non-audit service is 12 months from the date of pre-approval, unless the Audit and Compliance Committee specifically provides for a different period. Fee levels for all non-audit services to be provided by KPMG are established periodically by the Audit and Compliance Committee, and any proposed services exceeding those levels require separate pre-approval by the Audit and Compliance Committee. To obtain approval of other permissible non-audit services, management must submit to the Audit and Compliance Committee those non-audit services for which it recommends the Audit and Compliance Committee engage the independent registered public accounting firm, and both management and KPMG must confirm to the Audit and Compliance Committee that each non-audit service for which approval is requested is not a Prohibited Non-Audit Service.

Our Chief Accounting Officer is responsible for tracking all fees for pre-approved non-audit services provided by KPMG, and at each regularly scheduled Audit and Compliance Committee meeting, management reports on the pre-approved non-audit services provided during the quarter and year-to-date and the fees incurred for such services during such periods.

All services provided by our independent registered public accounting firm have been pre-approved in accordance with these procedures. The Audit and Compliance Committee has determined that the services performed by KPMG and the related fees were consistent with the maintenance of KPMG’s independence.

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Audit and Compliance Committee Report

A role of the Audit and Compliance Committee is to assist the Board in its oversight of the quality and integrity of the Company’s financial reports. Management has primary responsibility for our financial statements and the reporting process, including our system of internal controls, subject to oversight by our Audit and Compliance Committee on behalf of our Board. KPMG is responsible for auditing the Company’s financial statements and its internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit and Compliance Committee has reviewed and discussed with management our audited financial statements for the year ended December 31, 2021, including the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit and Compliance Committee has reviewed and discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit and Compliance Committee has also received the written disclosures and the letter from KPMG required by applicable PCAOB rules regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence. In addition, our Audit and Compliance Committee has discussed with KPMG that firm’s independence from our Company and its management, and the Audit and Compliance Committee has considered the compatibility of non-audit services with the firm’s independence.

Our Audit and Compliance Committee has discussed with KPMG the overall scope and plans for its audit. The Audit and Compliance Committee meets regularly with KPMG, with and without management present, to discuss the results of its examination of our financial statements, its evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit and Compliance Committee also selected KPMG to serve as our independent registered public accounting firm for fiscal year 2022.

AUDIT AND COMPLIANCE COMMITTEE

Walter C. Rakowich, Chair
Melody C. Barnes
Marguerite M. Nader
Maurice S. Smith

2022 Proxy Statement	95

Securities Ownership

Stock Ownership of Directors, Management and Certain Beneficial Owners

The following table reflects the number of shares of our common stock beneficially owned by certain individuals and entities as of March 1, 2022, except as otherwise noted. These individuals and entities include: (i) owners of more than 5% of our outstanding shares of common stock; (ii) each of our current directors and director nominees; (iii) each of our Named Executive Officers; and (iv) all current directors, director nominees and executive officers as a group.

A person has beneficial ownership of shares if the person has or shares voting or investment power over the shares (whether or not vested) or the right to acquire such power within 60 days of March 1, 2022. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below. For purposes of this table, shares beneficially owned includes shares over which a person has or shares voting power or investment power (whether or not vested).

Name of Beneficial Owner	Vested and Unvested Shares of Common Stock		Shares Subject to Options Exercisable within 60 days		Stock Units That May Be Settled within 60 days			Total Shares of Common Stock Beneficially Owned		Percent of Class(1)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355								63,553,153	(2)	15.91%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055								42,415,032	(3)	10.62%
State Street Corporation One Lincoln Street Boston, MA 02111								26,324,409	(4)	6.59%
Melody C. Barnes	19,162	+	—	+	—		=	19,162		*
Peter J. Bulgarelli	27,619	+	—	+	—		=	27,619		*
Debra A. Cafaro	794,002	+	2,156,875	+	486,528	(5)	=	3,437,405		*
John D. Cobb	89,361	+	430,918	+	—		=	520,279		*
Michael Embler	25	+	—	+	—		=	25		*
Jay M. Gellert	93,714	+	—	+	—		=	93,714		*
J. Justin Hutchens	19,423	+	—		22,325	(5)	=	41,748		*
Matthew J. Lustig	12,387	+	—	+	23,949	(6)	=	36,336		*
Roxanne M. Martino	18,879	+	—	+	15,319	(6)	=	34,198		*
Marguerite M. Nader	7,327	+	—		—		=	7,327		*
Sean P. Nolan	10,713	+	—	+	—		=	10,713		*
Robert F. Probst	68,109	+	346,140	+	—		=	414,249		*
Walter C. Rakowich	18,879	+	—	+	—		=	18,879		*
Robert D. Reed	28,751	+	—	+	10,144	(6)	=	38,895		*
James D. Shelton	12,340	+	—	+	19,183	(6)	=	31,523		*
Maurice S. Smith	4,307	+	—	+	4,307		=	—		*
All directors, director nominees and current executive officers as a group (17 persons)	1,242,756	+	2,933,933	+	599,587		=	4,776,276		1.2%

*	Less than 1%

(1)	Percentages are based on 399,514,832 shares of our common stock outstanding on March 1, 2022.

(2)	Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. for itself and on behalf of certain of its subsidiaries (“Vanguard”) on February 10, 2022. Vanguard reported that, as of December 31, 2021, it had sole voting power over 0 shares of our common stock, shared voting power over 1,019,490 shares of our common stock, sole dispositive power over 61,553,820 shares of our common stock and shared dispositive power over 1,999,333 shares of our common stock.

(3)	Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc., for itself and for certain of its affiliates (collectively, “BlackRock”), on January 26, 2022. BlackRock reported that, as of December 31, 2021, it had sole voting power over 36,465,041 shares of our common stock and sole dispositive power over 42,415,032 shares of our common stock. BlackRock, Inc. is a parent holding company.

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(4)	Based solely on information contained in a Schedule 13G filed by State Street Corp., for itself and on behalf of certain of its subsidiaries (collectively, “State Street”), on February 14, 2022. State Street reported that, as of December 31, 2021, it had sole voting and dispositive power over 0 shares of our common stock, shared voting power over 21,414,152 shares of our common stock and shared dispositive power over 26,275,490 shares of our common stock.

(5)	Reflects equity awards scheduled to vest between March 2 and April 30, 2022 and, in the case of Ms. Cafaro, who is retirement eligible, awards that would vest on retirement.

(6)	Shares underlying units held for the director pursuant to an election to defer stock awards (in the form of Restricted Stock Units) or an election to defer fees pursuant to the Non-Employee Directors’ Deferred Stock Compensation Plan that would be issued to the director within 60 days of his or her ceasing to be a director of the Company. The director has no stockholder rights with respect to the underlying shares.

Director and Executive Officer 10b5-1 Plans

From time to time, certain of our directors and executive officers may adopt non-discretionary, written trading plans that comply with Rule 10b5-1 under the Exchange Act. These 10b5-1 plans permit our directors and executive officers to monetize their equity-based compensation in an automatic and non-discretionary manner over time and are generally adopted for estate, tax and financial planning purposes. Our Securities Trading Policy requires preclearance of any 10b5-1 plan, and any subsequent modification or termination, by our legal department.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers to file initial reports of their ownership of our equity securities and reports of changes in such ownership with the SEC and NYSE. Based on a review of those reports and written representations from our directors and executive officers, we believe that all of our directors and executive officers timely filed required reports in 2021 with the exception of one Form 4 for Gregory R. Liebbe, Chief Accounting Officer and Controller, relating to a December 23, 2021 stock award that, due to inadvertence, was not filed until January 7, 2022.

2022 Proxy Statement	97

Additional Information

Information About Our 2022 Annual Meeting

Meeting Information

Meeting Location, Date and Time

The Ventas 2021 Annual Meeting will begin at [__________] Central Time on [____________], 2022, at [_______________________].

Attending the Meeting

Stockholders who hold shares at the close of business on March 21, 2022, our record date, will be eligible to attend the meeting. The doors will open at [__________] Central Time. In order to be admitted to the Annual Meeting, you must present photo identification (such as a driver’s license) and proof of ownership of shares of our common stock on the record date. Proof of ownership can be accomplished through the following:

1.  a brokerage statement or letter from your broker or custodian with respect to your ownership of shares of our common stock on the Record Date;

2.  a printout of the proxy distribution email (if you receive your materials electronically);

3.  a proxy card;

4.  a voting instruction form; or

5.  a legal proxy provided by your broker, bank or custodian.

We are monitoring developments relating to the COVID-19 pandemic in connection with the Annual Meeting and may implement procedures or impose restrictions that we believe are appropriate in order to safeguard in-person attendees to the Annual Meeting. Such measures may include requirements that stockholders wear a mask, show proof of vaccination, show proof of a negative COVID-19 test result within a certain number of days, complete a health questionnaire or maintain social distancing.

Stockholders are strongly encouraged to vote their shares by proxy in advance of the meeting. In the event that alternative arrangements for the Annual Meeting are advisable or required, including a change to a virtual meeting format, we will promptly communicate this to stockholders through a press release and filing with the Securities and Exchange Commission and on our Investor Relations page at https://ir.ventasreit.com. We advise you to monitor our Investor Relations page regularly, as circumstances may change on short notice.

For the safety and security of our stockholders, we will be unable to admit you to the Annual Meeting if you do not present photo identification and proof of ownership of shares of our common stock or if you otherwise refuse to comply with our security procedures or other requirements.

98

Voting Mechanics

Whether or not you are able to attend the 2022 Annual Meeting, we encourage all stockholders to vote, and we recommend all stockholders vote their shares in advance of the 2022 Annual Meeting by one of the methods described in this Proxy Statement.

How to Vote—Stockholders of Record

Stockholders who own shares registered in their own name (that is, they are a “stockholder of record”) may vote their shares by proxy in advance of the meeting or they may vote during the meeting on [____________]. Stockholders of record who wish to vote by proxy may submit their proxy in any of the following ways:

By Telephone	Call the number shown on the enclosed WHITE proxy card.	By Mail	Request, complete and return the WHITE proxy card in the postage-paid envelope provided
Via the Internet	Visit the website shown on the enclosed WHITE proxy card.		Vote in person at the annual meeting

How to Vote—Beneficial Owners

A stockholder who owns shares registered in the name of a broker, bank or other custodian is a “beneficial owner” and should vote in advance of the meeting by following the instructions provided by their broker, bank or custodian.

If you are a beneficial owner and you do not instruct your broker, bank or custodian how to vote, your broker, bank or custodian will have discretionary authority, under current NYSE rules, to vote your shares in their discretion on the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2022 (Proposal 4). However, your broker, bank or custodian will not have discretionary authority to vote on the election of the eleven director nominees (Proposal 1), on the advisory vote to approve the compensation of our Named Executive Officers (Proposal 2), or on the vote to approve the Ventas, Inc. 2022 Incentive Plan (Proposal 3) without instructions from you. As a result, if you do not provide instructions to your broker, bank or custodian, your shares will not be voted on Proposal 1, Proposal 2 or Proposal 3.

Eligibility

Only Ventas stockholders of record at the close of business on March 21, 2022, the record date, are entitled to vote at the 2022 Annual Meeting. As of the record date, [______________] shares of our common stock, par value $0.25 per share, were outstanding. Each share of our common stock entitles the owner to one vote on each matter properly brought before the 2022 Annual Meeting. However, certain shares designated as “Excess Shares” (generally any shares owned by a beneficial owner in excess of 9.0% of our outstanding common stock) or as “Special Excess Shares” pursuant to our Amended and Restated Certificate of Incorporation, as amended (our “Charter”), may not be voted by the beneficial or record owner of those shares and will be voted in accordance with Article IX of our Charter.

Votes by Proxy

All shares that have been properly voted by proxy and not revoked will be voted at the 2022 Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the Board’s recommendations.

Quorum

The holders of a majority of the shares of our common stock outstanding as of the close of business on March 21, 2022, which is the record date for our 2022 Annual Meeting, must be present in person or represented by proxy to constitute a quorum to transact business at the 2022 Annual Meeting. Stockholders who abstain from voting and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs when a beneficial owner does not provide voting instructions to the beneficial owner’s broker or custodian with respect to a proposal on which the broker or custodian does not have discretionary authority to vote.

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Other Matters

Our Board is not aware of any matters that are expected to come before the 2022 Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If any other matter should properly come before the 2022 Annual Meeting, your executed proxy gives the persons named in the accompanying form of proxy, or their substitutes, discretionary authority to vote your shares in accordance with their best judgment with respect to any such other matter. If the 2022 Annual Meeting is adjourned or postponed, the proxies will vote stockholders’ shares at the meeting, when held, in accordance with instructions provided for the meeting, except for any stockholders who revoke their proxy.

Stockholder List

Our list of stockholders of record as of the March 21, 2022 record date for our 2022 Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the meeting at the Annual Meeting and during ordinary business hours for the ten days preceding the meeting at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

Vote Requirements, Board Recommendations and Voting Results

Agenda Item	Description	Board Recommendation	Vote Requirement for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Proposal to elect the 11 director nominees named in the Proxy Statement	FOR	Majority of votes cast	No effect	No effect
2	Proposal to approve, on an advisory basis, the compensation of our named executive officers	FOR	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	No effect
3	Proposal to approve the Ventas, Inc. 2022 Incentive Plan	FOR	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	No effect
4	Proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year	FOR	Majority of shares present (in person or by proxy) and entitled to vote	Counted as “AGAINST”	Discretionary vote

Voting Results

We will publish the voting results in a Current Report on Form 8-K to be filed with the SEC.

Questions and Answers

What is a proxy? What is a proxy statement?

A proxy is a legal designation of a person to vote on your behalf. A proxy statement is the document we must give you when we solicit your proxy. It is required by SEC rules. By completing and returning the enclosed WHITE proxy card, you are giving each of the individuals designated as proxies in the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

What items will be voted on at the annual meeting?

Stockholders will vote on the following items if each is properly presented at the 2022 Annual Meeting.

		Board Recommendation	Page Reference
Proposal 1:	To elect the 11 director nominees named in the Proxy Statement to serve until the 2023 Annual Meeting of Stockholders	FOR each Director Nominee	●
Proposal 2:	To approve, on an advisory basis, the compensation of our Named Executive Officers	FOR	●
Proposal 3:	To approve the Ventas, Inc. 2022 Equity Incentive Plan	FOR	●
Proposal 4:	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year	FOR	●

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What are the Board’s voting recommendations on each item?

Your Board recommends that you vote FOR ALL the nominees listed in Proposal 1 and FOR Proposals 2 through 4 using the enclosed WHITE proxy card or voting instruction form. Due to ongoing delays in the postal system, we are encouraging all stockholders to vote electronically—by Internet or by telephone—whenever possible. The Board urges you not to sign, return or vote any [___________] proxy card that may be sent to you by Land & Buildings, even as a protest vote, as only your latest-dated proxy card will be counted. If you have previously voted using a proxy card sent to you by Land & Buildings, you can revoke it at any time prior to the annual meeting by voting using the enclosed WHITE proxy card.

Have other candidates been nominated for election as directors at the 2022 Annual Meeting in opposition to the Board’s nominees?

Yes. Land & Buildings, a Company stockholder, has notified us that it intends to nominate Jonathan Litt for election as a director to the Board at the 2022 Annual Meeting. You may receive solicitation materials from Land & Buildings, including a proxy statement and a [_________] proxy card. The Board does not endorse Land & Buildings’ nominee and unanimously recommends that you vote “FOR” the election of all eleven nominees proposed by the Board using the WHITE proxy card or voting instruction form. The Board strongly urges you not to sign or return any [_________] proxy card sent to you by Land & Buildings. If you have previously submitted a [__________] proxy card sent to you by Land & Buildings, you can vote for our Board’s nominees by using the enclosed WHITE proxy card or voting instruction form which will automatically revoke your prior proxy. Any later-dated [_________] proxy card that you may send to Land & Buildings will revoke your proxy, including WHITE proxies that you have voted FOR our Board’s nominees, and we strongly urge you not to vote using any [___________] proxy cards sent to you by Land & Buildings. Only the latest-dated, validly executed proxy that you submit will be counted.

How do I revoke a vote?

If you are a stockholder of record, you can revoke your prior vote by proxy if you:

1.	execute and return a later-dated proxy card before your proxy is voted at the 2022 Annual Meeting;
2.	vote by telephone or over the internet];
3.	deliver a written notice of revocation to our Corporate Secretary at our principal executive offices located at [______________]; or
4.	vote in person at the annual meeting.

If you are a beneficial owner, follow the instructions provided by your broker, bank or custodian to revoke your vote prior to the meeting.

In addition, if you have already voted using the [_____________] proxy card sent to you by Land & Buildings, you can revoke that proxy and vote for our Board’s nominees by using the enclosed WHITE  proxy card or voting instruction form. Only the latest-dated, validly executed proxy that you submit will be counted.

How are proxies solicited and what is the cost?

We bear the cost of soliciting proxies by or on behalf of our Board. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. In addition to solicitation through the mail, proxies may be solicited in person or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services.

As a result of the potential proxy solicitation by Land & Buildings, we will incur additional costs in connection with our solicitation of proxies. We have hired Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to assist us in soliciting proxies for a fee not to exceed $[____________]. Innisfree expects that approximately [_________] of their employees will assist in the solicitation. The total amount to be spent for the Company’s solicitation of proxies from stockholders for the 2022 Annual Meeting, in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, is estimated to be approximately $[___________], approximately $[____________] of which [__________] has been incurred to date.

In addition, our directors, officers, and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation. Appendix A sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position or because they may be soliciting proxies on our behalf.

2022 Proxy Statement	101

What is householding?

To eliminate duplicate mailings, conserve natural resources and reduce our printing costs and postage fees, we engage in “householding,” which means that we will deliver a single set of proxy materials (other than proxy cards, which will remain separate) to our stockholders who share the same address and who have the same last name or consent in writing. If your household receives multiple copies of our proxy materials, you may request to receive only one copy by contacting Innisfree at 1-877-750-9496. Similarly, if your household receives only one copy of our proxy materials, you may request an additional copy by contacting Innisfree as indicated above. We will deliver the requested additional copy promptly following our receipt of your request.

THIS PROXY STATEMENT AND OUR 2021 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT

WWW. [__________]

102

Submission of Stockholder Proposals and Other Items for 2023 Annual Meeting

Stockholder Proposals and Director Nominations for Inclusion in Our Proxy Statement

Any stockholder who wishes to submit a proposal for inclusion in the proxy materials for our 2023 Annual Meeting may do so by following the procedures set out in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, the proposal must be received by our Corporate Secretary at our principal executive offices at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654 no later than [____].

Under the proxy access provisions in our By-Laws, a stockholder or a group of up to 20 stockholders owning at least 3% of our common stock continuously for at least three years and complying with the other requirements set forth in our By-Laws may nominate up to two persons or 20% of the Board, whichever is greater, for election as a director at an annual meeting and have those persons included in our proxy statement. To be eligible for inclusion in the proxy materials for our 2023 Annual Meeting, our Corporate Secretary must receive any proxy access nomination notice at the address provided above no earlier than [____] and no later than [____].

In addition, for next year’s annual meeting of stockholders, we will be required under new SEC Rule 14a-19 to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, the Corporate Secretary must receive notice under SEC Rule 14a-19 no later than [__________]. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our Bylaws described above.

Other Stockholder Nominations and Proposals

Under our By-Laws, stockholders must follow certain procedures to nominate a person for election as a director or introduce an item of business at an annual meeting, even if that item will not be included in our proxy statement.

To be properly brought before our annual meeting of stockholders in 2023, our Corporate Secretary must receive any such nomination or proposal at the address provided above no earlier than [____] and no later than [____]. As required by our By-Laws, a notice of a proposed nomination must include information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments, goals and objectives and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” believe,” “intend,” anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. The forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. Certain factors that could prevent Ventas from achieving its stated goals include those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K for our fiscal year ended December 31, 2021 and and that are otherwise described or updated from time to time in our other filings with the SEC.

2022 Proxy Statement	103

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Appendix A: Supplemental Information Regarding Participants

The following tables (“Directors and Nominees” and “Executive Officers and Employees”) list the name and business address of the directors of the Company, nominees for director, and the name, present principal occupation and business address of the Company’s executive officers and employees who, under SEC rules, are considered to be participants in the Company’s solicitation of proxies from its stockholders in connection with the Annual Meeting (collectively, the “participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees for director are included in the biographies under the section above titled “Proposal 1—Election of Directors.” The name of each director is listed below, and the business address for all the directors is c/o Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

Name
Melody C. Barnes
Debra A. Cafaro
Michael J. Embler
Jay M. Gellert
Matthew J. Lustig
Roxanne M. Martino
Marguerite M. Nader
Sean P. Nolan
Walter C. Rakowich
Robert D. Reed
James D. Shelton
Maurice S. Smith

Executive Officers and Employees

The executive officers and other employees who are considered participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is c/o Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

Name	Title
Peter J. Bulgarelli	Executive Vice President, Office; President and CEO, Lillibridge Healthcare Services
John. D. Cobb	Executive Vice President and Chief Investment Officer
Robert F. Probst	Executive Vice President and Chief Financial Officer
Carey S. Roberts	Executive Vice President, General Counsel and Ethics & Compliance Officer
J. Justin Hutchens	Executive Vice President, Senior Housing
Barak Berman	Senior Vice President, Deputy General Counsel
Kevin Bohl	Senior Vice President, Deputy General Counsel
Ankit Patel	Senior Vice President, Corporate Finance
Kelly Meissner	Vice President, Corporate ESG & Sustainability
Sarah Whitford	Director, Investor Relations

Information Regarding Ownership of Company Securities by participants

The number of shares of the Company’s common stock beneficially held as of March 1, 2022 by its directors and those executive officers who are participants appears in the “Stock Ownership of Directors, Management and Certain Beneficial Owners” section of this Proxy Statement, except for the number of shares of the Company’s common stock beneficially held by Carey S. Roberts, Barak Berman, Kevin M. Bohl, Ankit Patel, Kelly Meissner and Sarah Whitford, which is set forth in the table below. Except as described in this Appendix A or otherwise in this Proxy Statement, none of the persons listed above in “Directors and Nominees” and “Executive Officers and Employees” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

2021 Proxy Statement	A-1

Name of Beneficial Owner	Vested and Unvested Shares of Common Stock	(1)	Shares Subject to Options Exercisable within 60 days	Stock Units That May Be Settled within 60 days	Total Shares of Common Stock Beneficially Owned	Percent of Class
Carey S. Roberts	17,758		0	22,139	39,897	*
Barak Berman	13,119		1,741	0	14,860	*
Kevin M. Bohl	13,126		1,770	0	14,896	*
Ankit Patel	15,959		0	0	15,959	*
Kelly Meissner	4,511		0	0	4,511	*
Sarah Whitford	2,558		0	0	2,558	*

*	Less than 1%.

(1)	For Messrs. Berman, Bohl, Patel and Mses. Meissner and Whitford, includes unvested RSAs as to which the named individual has the right to vote such unvested shares.

Information Regarding Transactions in the Company’s Securities by Participants in the Past Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities beneficially owned by each of the participants during the two-year period beginning March 1, 2020 and ending March 1, 2022. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and no part of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares	Transaction Description
Debra A. Cafaro	December 18, 2020	86,542	Securities Disposed – Transfer of Common Stock to the Debra A. Cafaro 2020 Trust
	December 18, 2020	86,542	Securities Acquired – Acquisition of Common Stock by the Debra A. Cafaro 2020 Trust
	December 30, 2020	40,991	Securities Disposed – Transfer of Common Stock to the Debra A. Cafaro 2020 Trust
	December 30, 2020	40,991	Securities Acquired – Acquisition of Common Stock by the Debra A. Cafaro 2020 Trust
	January 24, 2021	8,836	Securities Disposed – Common Stock withheld to satisfy tax obligations
	January 29, 2021	70,164	Securities Acquired – Grant of Restricted Stock Units
	February 1, 2021	18,076	Securities Acquired – Exercise of Stock Options at $46.88
	February 1, 2021	18,076	Securities Disposed – Sale of Common Stock
	February 11, 2021	6,097	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2021	32,177	Securities Acquired – Vesting and settlement of Performance Restricted Stock Units
	February 24, 2021	14,254	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2021	6,165	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 1, 2021	18,076	Securities Acquired – Exercise of Stock Options at $46.88
	March 1, 2021	18,076	Securities Disposed – Sale of Common Stock
	April 1, 2021	18,076	Securities Acquired – Exercise of Stock Options at $46.88
	April 1, 2021	18,076	Securities Disposed – Sale of Common Stock
	May 3, 2021	18,076	Securities Acquired – Exercise of Stock options at $46.88
	May 3, 2021	18,076	Securities Disposed – Sale of Common Stock
	June 1, 2021	18,076	Securities Acquired – Exercise of Stock Options at $46.88
	June 1, 2021	18,076	Securities Disposed – Sale of Common Stock
	July 1, 2021	18,076	Securities Acquired – Exercise of Stock Options at $46.88
	July 1, 2021	18,076	Securities Disposed – Sale of Common Stock
	August 2, 2021	18,075	Securities Acquired – Exercise of Stock Options at $46.88
	August 2, 2021	18,075	Securities Disposed – Sale of Common Stock
	September 1, 2021	18,075	Securities Acquired – Exercise of Stock Options at $46.88
	September 1, 2021	18,075	Securities Disposed – Sale of Common Stock

A-2

Name	Date	Number of Shares	Transaction Description
	November 17, 2021	3,610	Securities Disposed – Sale of Common Stock
	November 17, 2021	3,610	Securities Acquired – Purchase of Common Stock [Note from Form 4: Reflects shares held by the Debra A. Cafaro 2020 Trust.]
	January 4, 2022	49,408	Securities Acquired – Grant of Restricted Stock Units
	January 29, 2022	6,852	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 11, 2022	6,097	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2022	1,641	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2022	6,165	Securities Disposed – Common Stock withheld to satisfy tax obligations
Melody C. Barnes	May 18, 2020	5,424	Securities Acquired – Grant of Restricted Stock Units
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
Michael J. Embler	January 27, 2021	22	Securities Acquired – Purchase of Common Stock
	February 4, 2021	3	Securities Acquired – Purchase of Common Stock
Jay M. Gellert	March 10, 2020	34	Securities Acquired – Grant of Restricted Stock Units
	April 1, 2020	1,361	Securities Acquired – Grant of Restricted Stock Units
	April 14, 2020	1,124	Securities Acquired – Grant of Restricted Stock Units
	May 18, 2020	5,424	Securities Acquired – Grant of Restricted Stock Units
	July 1, 2020	671	Securities Acquired – Grant of Restricted Stock Units
	July 14, 2020	625	Securities Acquired – Grant of Restricted Stock Units
	September 8, 2020	34	Securities Acquired – Grant of Restricted Stock Units
	October 1, 2020	592	Securities Acquired – Grant of Restricted Stock Units
	October 13, 2020	515	Securities Acquired – Grant of Restricted Stock Units
	December 18, 2020	5,940	Securities Acquired – Exercise of Stock Options at $44.17
	December 24, 2020	30	Securities Acquired – Grant of Restricted Stock Units
	January 1, 2021	637	Securities Acquired – Grant of Restricted Stock Units
	January 20, 2021	473	Securities Acquired – Grant of Restricted Stock Units
	April 1, 2021	574	Securities Acquired – Grant of Restricted Stock Units
	April 14, 2021	432	Securities Acquired – Grant of Restricted Stock Units
	May 21, 2021	27	Securities Acquired – Grant of Restricted Stock Units
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
	July 1, 2021	546	Securities Acquired – Grant of Restricted Stock Units
	July 14, 2021	402	Securities Acquired – Grant of Restricted Stock Units
	October 1, 2021	557	Securities Acquired – Grant of Restricted Stock Units
	October 14, 2021	437	Securities Acquired – Grant of Restricted Stock Units
	December 30, 2021	5,940	Securities Acquired – Exercise of Stock Options at $46.41
	January 3, 2022	611	Securities Acquired – Grant of Restricted Stock Units
	January 19, 2022	490	Securities Acquired – Grant of Restricted Stock Units
Matthew J. Lustig	March 10, 2020	34	Securities Acquired – Grant of Restricted Stock Units
	April 1, 2020	1,198	Securities Acquired – Grant of Restricted Stock Units
	April 14, 2020	438	Securities Acquired – Grant of Restricted Stock Units
	May 18, 2020	5,424	Securities Acquired – Grant of Restricted Stock Units
	July 1, 2020	574	Securities Acquired – Grant of Restricted Stock Units
	July 14, 2020	248	Securities Acquired – Grant of Restricted Stock Units
	September 8, 2020	34	Securities Acquired – Grant of Restricted Stock Units
	October 1, 2020	505	Securities Acquired – Grant of Restricted Stock Units
	October 13, 2020	207	Securities Acquired – Grant of Restricted Stock Units
	December 24, 2020	30	Securities Acquired – Grant of Restricted Stock Units
	January 1, 2021	560	Securities Acquired – Grant of Restricted Stock Units
	January 20, 2021	193	Securities Acquired – Grant of Restricted Stock Units
	April 1, 2021	505	Securities Acquired – Grant of Restricted Stock Units
	April 14, 2021	178	Securities Acquired – Grant of Restricted Stock Units
	May 12, 2021	3,791	Securities Acquired – Grant of Restricted Stock Units
	May 21, 2021	27	Securities Acquired – Grant of Restricted Stock Units
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
	July 1, 2021	480	Securities Acquired – Grant of Restricted Stock Units
	July 14, 2021	168	Securities Acquired – Grant of Restricted Stock Units

2021 Proxy Statement	A-3

Name	Date	Number of Shares	Transaction Description
	October 1, 2021	490	Securities Acquired – Grant of Restricted Stock Units
	October 15, 2021	185	Securities Acquired – Grant of Restricted Stock Units
	December 30, 2021	5,940	Securities Acquired – Exercise of Stock Options at $46.41
	January 3, 2022	537	Securities Acquired – Grant of Restricted Stock Units
	January 19, 2022	210	Securities Acquired – Grant of Restricted Stock Units
Roxanne M. Martino	March 10, 2020	34	Securities Acquired – Grant of Restricted Stock Units
	April 1, 2020	1,416	Securities Acquired – Grant of Restricted Stock Units
	April 14, 2020	230	Securities Acquired – Grant of Restricted Stock Units
	May 18, 2020	5,424	Securities Acquired – Grant of Restricted Stock Units
	July 1 ,2020	704	Securities Acquired – Grant of Restricted Stock Units
	July 14, 2020	135	Securities Acquired – Grant of Restricted Stock Units
	September 8, 2020	34	Securities Acquired – Grant of Restricted Stock Units
	October 1, 2020	620	Securities Acquired – Grant of Restricted Stock Units
	October 13, 2020	117	Securities Acquired – Grant of Restricted Stock Units
	October 13, 2020	34	Securities Acquired – Grant of Restricted Stock Units
	December 9, 2020	30	Securities Acquired – Grant of Restricted Stock Units
	December 24, 2020	30	Securities Acquired – Grant of Restricted Stock Units
	January 1, 2021	662	Securities Acquired – Grant of Restricted Stock Units
	January 20, 2021	113	Securities Acquired – Grant of Restricted Stock Units
	April 1, 2021	597	Securities Acquired – Grant of Restricted Stock Units
	April 14, 2021	107	Securities Acquired – Grant of Restricted Stock Units
	May 21, 2021	27	Securities Acquired – Grant of Restricted Stock Units
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
	July 1, 2021	598	Securities Acquired – Grant of Restricted Stock Units
	July 14, 2021	103	Securities Acquired – Grant of Restricted Stock Units
	October 1, 2021	601	Securities Acquired – Grant of Restricted Stock Units
	October 14, 2021	115	Securities Acquired – Grant of Restricted Stock Units
	January 3, 2022	660	Securities Acquired – Grant of Restricted Stock Units
	January 19, 2022	134	Securities Acquired – Grant of Restricted Stock Units
Marguerite M. Nader	July 6, 2020	4,169	Securities Acquired – Grant of Restricted Stock Units
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
Sean P. Nolan	May 18, 2020	5,424	Securities Acquired – Grant of Restricted Stock Units
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
Walter C. Rakowich	May 18, 2020	5,424	Securities Acquired – Grant of Restricted Stock Units
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
Robert D. Reed	May 18, 2020	5,424	Securities Acquired – Grant of Restricted Stock Units
	November 12, 2020	5,940	Securities Acquired – Exercise of Stock Options at $44.17
	November 12, 2020	5,940	Securities Disposed – Sale of Common Stock
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
	November 12, 2021	5,940	Securities Acquired – Exercise of Stock Options at $46.41
	November 12, 2021	5,940	Securities Disposed – Sale of Common Stock
James D. Shelton	April 1, 2020	953	Securities Acquired – Grant of Restricted Stock Units
	April 14, 2020	351	Securities Acquired – Grant of Restricted Stock Units
	May 18, 2020	5,424	Securities Acquired – Grant of Restricted Stock Units
	July 1, 2020	499	Securities Acquired – Grant of Restricted Stock Units
	July 14, 2020	198	Securities Acquired – Grant of Restricted Stock Units
	October 1, 2020	439	Securities Acquired – Grant of Restricted Stock Units
	October 13, 2020	166	Securities Acquired – Grant of Restricted Stock Units
	October 13, 2020	17	Securities Acquired – Grant of Restricted Stock Units
	November 12, 2020	5,940	Securities Acquired – Exercise of Stock Options at $44.17
	November 12, 2020	5,940	Securities Disposed – Sale of Common Stock
	December 9, 2020	15	Securities Acquired – Grant of Restricted Stock Units
	January 1, 2021	446	Securities Acquired – Grant of Restricted Stock Units
	January 20, 2021	155	Securities Acquired – Grant of Restricted Stock Units
	April 1, 2021	402	Securities Acquired – Grant of Restricted Stock Units
	April 14, 2021	143	Securities Acquired – Grant of Restricted Stock Units

A-4

Name	Date	Number of Shares	Transaction Description
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
	July 1, 2021	382	Securities Acquired – Grant of Restricted Stock Units
	July 14, 2021	135	Securities Acquired – Grant of Restricted Stock Units
	October 1, 2021	390	Securities Acquired – Grant of Restricted Stock Units
	October 14, 2021	148	Securities Acquired – Grant of Restricted Stock Units
	November 12, 2021	5,940	Securities Acquired – Exercise of Stock Options at $46.41
	November 12, 2021	5,940	Securities Disposed – Sale of Common Stock
	January 3, 2022	427	Securities Acquired – Grant of Restricted Stock Units
	January 19, 2022	168	Securities Acquired – Grant of Restricted Stock Units
Maurice S. Smith	February 1, 2021	1,149	Securities Acquired – Grant of Restricted Stock Units
	May 25, 2021	3,158	Securities Acquired – Grant of Restricted Stock Units
Peter J. Bulgarelli	April 9, 2020	1,333	Securities Disposed – Common Stock withheld to satisfy tax obligations
	January 25, 2021	15,071	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2021	37,679	Securities Acquired – Grant of Restricted Stock Units
	February 11, 2021	1,371	Securities Disposed – Sale of Common Stock
	February 24, 2021	5,239	Securities Acquired – Vesting and settlement of Performance Restricted Stock Units
	February 24, 2021	2,320	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2021	1,642	Securities Disposed – Common Stock withheld to satisfy tax obligations
	April 9, 2021	1,333	Securities Disposed – Common Stock withheld to satisfy tax obligations
	January 4, 2022	14,501	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2022	7,738	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 11, 2022	1,300	Securities Disposed – Common Stock withheld to satisfy tax obligations
John D. Cobb	January 24, 2021	3,242	Securities Disposed – Common Stock withheld to satisfy tax obligations
	January 25, 2021	26,089	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2021	48,917	Securities Acquired – Grant of Restricted Stock Units
	February 11, 2021	2,838	Securities Disposed – Sale of Common Stock
	February 24, 2021	12,347	Securities Acquired – Vesting and settlement of Performance Restricted Stock Units
	February 24, 2021	5,469	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2021	2,870	Securities Disposed – Common Stock withheld to satisfy tax obligations
	January 4, 2022	20,456	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2022	11,075	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 11, 2022	2,838	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2022	2,869	Securities Disposed – Common Stock withheld to satisfy tax obligations
Robert F. Probst	August 11, 2020	16,000	Securities Disposed – Sale of Common Stock
	November 24, 2020	5,500	Securities Disposed – Sale of Common Stock
	January 24, 2021	3,247	Securities Disposed – Common Stock withheld to satisfy tax obligations
	January 25, 2021	26,136	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2021	49,005	Securities Acquired – Grant of Restricted Stock Units
	February 11, 2021	2,843	Securities Disposed – Sale of Common Stock
	February 22, 2021	5,200	Securities Disposed – Sale of Common Stock
	February 24, 2021	12,369	Securities Acquired – Vesting and settlement of Performance Restricted Stock Units
	February 24, 2021	5,479	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2021	2,875	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 11, 2021	5,100	Securities Disposed – Sale of Common Stock
	January 4, 2022	20,492	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2022	11,095	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 11, 2022	2,843	Securities Disposed – Common Stock withheld to satisfy tax obligations
	February 24, 2022	2,875	Securities Disposed – Common Stock withheld to satisfy tax obligations
Carey S. Roberts	March 4, 2020	55,813	Securities Acquired – Grant of Restricted Stock Units
	March 4, 2020	10,604	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2021	12,373	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2021	15,466	Securities Acquired – Grant of Restricted Stock Units
	March 4, 2021	9,808	Securities Disposed – Common Stock withheld to satisfy tax obligations

2021 Proxy Statement	A-5

Name	Date	Number of Shares	Transaction Description
	January 4, 2022	13,138	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2022	3,855	Securities Disposed – Common Stock withheld to satisfy tax obligations
J. Justin Hutchens	March 4, 2020	55,813	Securities Acquired – Grant of Restricted Stock Units
	March 4, 2020	11,162	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2021	15,049	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2021	22,573	Securities Acquired – Grant of Restricted Stock Units
	March 4, 2021	9,890	Securities Disposed – Common Stock withheld to satisfy tax obligations
	January 4, 2022	14,479	Securities Acquired – Grant of Restricted Stock Units
	January 25, 2022	5,555	Securities Disposed – Common Stock withheld to satisfy tax obligations
Barak Berman	March 6, 2020	2,392	Securities Acquired – Restricted Stock Award
	March 8, 2020	606	Securities Acquired – Restricted Stock Vesting
	March 8, 2020	177	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 9, 2020	648	Securities Acquired – Restricted Stock Vesting
	March 9, 2020	189	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 10, 2020	347	Securities Acquired – Restricted Stock Vesting
	March 10, 2020	101	Securities Disposed – Common Stock withheld to satisfy tax obligations
	June 5, 2020	1,638	Securities Disposed – Common Stock sold
	March 5, 2021	2,787	Securities Acquired – Restricted Stock Award
	March 6, 2021	798	Securities Acquired – Restricted Stock Vesting
	March 6, 2021	233	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 8, 2021	606	Securities Acquired – Restricted Stock Vesting
	March 8, 2021	177	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 9, 2021	648	Securities Acquired – Restricted Stock Vesting
	March 9, 2021	189	Securities Disposed – Common Stock withheld to satisfy tax obligations
	May 28, 2021	3,091	Securities Acquired – Restricted Stock Vesting
	May 28, 2021	905	Securities Disposed – Common Stock withheld to satisfy tax obligations
	December 23, 2021	4,493	Securities Acquired – Restricted Stock Award
Kevin Bohl	March 6, 2020	2,392	Securities Acquired – Restricted Stock Award
	March 8, 2020	606	Securities Acquired – Restricted Stock Vesting
	March 8, 2020	177	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 9, 2020	659	Securities Acquired – Restricted Stock Vesting
	March 9, 2020	193	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 10, 2020	353	Securities Acquired – Restricted Stock Vesting
	March 10, 2020	103	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 5, 2021	2,787	Securities Acquired – Restricted Stock Award
	March 6, 2021	798	Securities Acquired – Restricted Stock Vesting
	March 6, 2021	233	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 8, 2021	606	Securities Acquired – Restricted Stock Vesting
	March 8, 2021	177	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 9, 2021	659	Securities Acquired – Restricted Stock Vesting
	March 9, 2021	193	Securities Disposed – Common Stock withheld to satisfy tax obligations
	May 11, 2021	3,400	Securities Disposed – Common Stock sold
	May 28, 2021	3,091	Securities Acquired – Restricted Stock Vesting
	May 28, 2021	905	Securities Disposed – Common Stock withheld to satisfy tax obligations
	December 23, 2021	4,493	Securities Acquired – Restricted Stock Award
Ankit Patel	March 6, 2020	2,601	Securities Acquired – Restricted Stock Award
	March 8, 2020	720	Securities Acquired – Restricted Stock Vesting
	March 8, 2020	210	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 9, 2020	838	Securities Acquired – Restricted Stock Vesting
	March 9, 2020	245	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 10, 2020	215	Securities Acquired – Restricted Stock Vesting
	March 10, 2020	62	Securities Disposed – Common Stock withheld to satisfy tax obligations
	June 5, 2020	1,155	Securities Disposed – Common Stock sold
	March 5, 2021	1,813	Securities Acquired – Restricted Stock Award
	March 5, 2021	3,030	Securities Acquired – Restricted Stock Award
	March 6, 2021	867	Securities Acquired – Restricted Stock Vesting

A-6

Name	Date	Number of Shares	Transaction Description
	March 6, 2021	254	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 8, 2021	719	Securities Acquired – Restricted Stock Vesting
	March 8, 2021	210	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 9, 2021	837	Securities Acquired – Restricted Stock Vesting
	March 9, 2021	245	Securities Disposed – Common Stock withheld to satisfy tax obligations
	December 23, 2021	6,640	Securities Acquired – Restricted Stock Award
Kelly Meissner	March 6, 2020	542	Securities Acquired – Restricted Stock Award
	March 8, 2020	115	Securities Acquired – Restricted Stock Vesting
	March 8, 2020	39	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 9, 2020	171	Securities Acquired – Restricted Stock Vesting
	March 9, 2020	59	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 10, 2020	134	Securities Acquired – Restricted Stock Vesting
	March 10, 2020	46	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 31, 2020	4	Securities Acquired – Employee Stock Purchase Plan
	April 30, 2020	3	Securities Acquired – Employee Stock Purchase Plan
	May 29, 2020	3	Securities Acquired – Employee Stock Purchase Plan
	June 30, 2020	3	Securities Acquired – Employee Stock Purchase Plan
	July 31, 2020	4	Securities Acquired – Employee Stock Purchase Plan
	August 31, 2020	2	Securities Acquired – Employee Stock Purchase Plan
	September 30, 2020	2	Securities Acquired – Employee Stock Purchase Plan
	October 30, 2020	3	Securities Acquired – Employee Stock Purchase Plan
	November 30, 2020	2	Securities Acquired – Employee Stock Purchase Plan
	December 3, 2020	512	Securities Acquired – Restricted Stock Award
	December 31, 2020	3	Securities Acquired – Employee Stock Purchase Plan
	January 29, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	February 26, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	March 5, 2021	609	Securities Acquired – Restricted Stock Award
	March 6, 2021	181	Securities Acquired – Restricted Stock Vesting
	March 6, 2021	62	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 8, 2021	115	Securities Acquired – Restricted Stock Vesting
	March 8, 2021	39	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 9, 2021	170	Securities Acquired – Restricted Stock Vesting
	March 9, 2021	58	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 31, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	April 30, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	May 28, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	June 30, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	July 30, 2021	3	Securities Acquired – Employee Stock Purchase Plan
	August 31, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	September 30, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	October 29, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	November 30, 2021	2	Securities Acquired – Employee Stock Purchase Plan
	December 23, 2021	1,085	Securities Acquired – Restricted Stock Award
	December 31, 2021	3	Securities Acquired – Employee Stock Purchase Plan
	January 31, 2022	2	Securities Acquired – Employee Stock Purchase Plan
	February 28, 2022	2	Securities Acquired – Employee Stock Purchase Plan
Sarah Whitford	March 6, 2020	537	Securities Acquired – Restricted Stock Award
	March 8, 2020	64	Securities Acquired – Restricted Stock Vesting
	March 8, 2020	22	Securities Disposed – Common Stock withheld to satisfy tax obligations
	June 10, 2020	42	Securities Disposed – Common Stock sold
	March 5, 2021	590	Securities Acquired – Restricted Stock Award
	March 6, 2021	179	Securities Acquired – Restricted Stock Vesting
	March 6, 2021	61	Securities Disposed – Common Stock withheld to satisfy tax obligations
	March 8, 2021	63	Securities Acquired – Restricted Stock Vesting
	March 8, 2021	21	Securities Disposed – Common Stock withheld to satisfy tax obligations

2021 Proxy Statement	A-7

Name	Date	Number of Shares	Transaction Description
	March 18, 2021	203	Securities Acquired – Restricted Stock Vesting
	March 18, 2021	70	Securities Disposed – Common Stock withheld to satisfy tax obligations
	December 23, 2021	1,051	Securities Acquired – Restricted Stock Award

A-8

Miscellaneous Information Regarding Participants

Other than as set forth in this Appendix A or this Proxy Statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2022 Annual Meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or this Proxy Statement, neither we nor any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Other than as set forth in this Appendix A or this Proxy Statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

2021 Proxy Statement	A-9

Appendix B: Non-GAAP Financial Measures Reconciliation

Non-GAAP Financial Measures

This Proxy Statement includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this Proxy Statement. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Funds from Operations and Normalized Funds from Operations

	For the Year Ended December 31,
	2021	2020	2019
	(Dollars in thousands, except per share data)
Net income attributable to common stockholders	$ 49,008	$439,149	$433,016
Net income attributable to common stockholders per share	$ 0.13	$1.17	$1.17
Adjustments:
Depreciation and amortization on real estate assets	1,192,856	1,104,114	1,039,550
Depreciation on real estate assets related to noncontrolling interests	(18,498)	(16,767)	(9,762)
Depreciation on real estate assets related to unconsolidated entities	17,888	4,986	187
Gain on real estate dispositions	(218,788)	(262,218)	(26,022)
Gain (loss) on real estate dispositions related to noncontrolling interests	302	(9)	343
Gain on real estate dispositions related to unconsolidated entities	—	—	(1,263)
FFO (Nareit) attributable to common stockholders	$1,022,768	$1,269,255	$1,436,049
FFO (Nareit) attributable to common stockholders per share	$ 2.65	$3.37	$3.88
Adjustments:
Transaction expenses and deal costs	54,874	34,690	18,208
Non-cash income tax benefit	(1,224)	(98,114)	(58,918)
Loss on extinguishment of debt, net	64,558	10,791	41,900
Gain on transactions related to unconsolidated entities	(6,328)	(597)	(18)
Change in fair value of financial instruments	1,207	(21,928)	(78)
Amortization of other intangibles	(21,627)	472	484
Other items related to unconsolidated entities	1,479	(614)	3,291
Non-cash impact of changes to equity plan	1,796	(452)	7,812
Natural disaster expenses (recoveries), net	10,147	1,247	(25,683)
Impact of Holiday lease termination	—	(50,184)	—
Write-off of straight-line rental income, net of noncontrolling interests	—	70,863	—
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	(9,074)	34,543	—
Normalized FFO attributable to common stockholders	$1,118,576	$1,249,972	$1,423,047
Normalized FFO attributable to common stockholders per share	$ 2.90	$3.32	$3.85

2021 Proxy Statement	B-1

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, we consider Funds From Operations attributable to common stockholders (“FFO”) and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. We believe that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. We believe that Normalized FFO is useful because it allows investors, analysts and our management to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items on our financial results.

We use the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities. Adjustments for unconsolidated partnerships and entities will be calculated to reflect FFO on the same basis. We define Normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) transaction costs and expenses, including amortization of intangibles, transition and integration expenses and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of our debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to our executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on our income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration, severance-related costs and charitable donations to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) net expenses or recoveries related to natural disasters; and (h) any other incremental items set forth in the Normalized FFO reconciliation included herein.

FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of our needs. We believe that in order to facilitate a clear understanding of our consolidated historical operating results, FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

B-2

Same-Store Cash NOI by Segment (on a Constant Currency Basis)

	For the Year Ended December 31, 2021 (Dollars in thousands)
	Triple-Net	Senior Housing Operating	Office	Non- Segment	Total
Net income attributable to common stockholders					$49,008
Adjustments:
Interest and other income					(14,809)
Interest expense					440,089
Depreciation and amortization					1,197,403
General, administrative and professional fees					129,758
Loss on extinguishment of debt, net					59,299
Transaction expenses and deal costs					47,318
Allowance on loans receivable and investments					(9,082)
Other					37,110
Income from unconsolidated entities					(4,983)
Gain on real estate dispositions					(218,788)
Income tax expense					4,827
Net income attributable to noncontrolling interests					7,551
Reported segment NOI	$638,488	$458,273	$543,882	$84,058	$1,724,701
Adjustments:
Straight-lining of rental income	(7,382)	—	(7,654)	—	(15,036)
Non-cash rental income	(47,225)	—	(17,898)	—	(65,123)
Non-cash impact of lease termination	(22,309)	—	—	—	(22,309)
Cash modification / termination fees	—	—	12,037	—	12,037
NOI not included in cash NOI(1)	(30,111)	(2,631)	(26,761)	—	(59,503)
Non-segment NOI	—	—	—	(84,058)	(84,058)
Cash NOI	531,461	455,642	503,606	—	1,490,709
Adjustments:
Cash NOI not included in same-store	(7,118)	(85,325)	(14,614)	—	(107,057)
Same-store cash NOI - constant currency	524,343	370,317	488,992	—	1,383,652
Percentage (decrease) increase - constant currency	(27.9%)	(21.7%)	5.3%		(16.9%)
Adjusted Same-store cash NOI - constant currency	$524,343	$370,317	$488,992	$—	$1,383,652
Adjusted percentage (decrease) increase - constant currency	(7.4%)	(21.7%)	5.3%		(8.0%)

(1) Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

2021 Proxy Statement	B-3

	For the Year Ended December 31, 2020 (Dollars in thousands)
	Triple-Net	Senior Housing Operating	Office	Non- Segment	Total
Net income attributable to common stockholders					$439,149
Adjustments:
Interest and other income					(7,609)
Interest expense					469,541
Depreciation and amortization					1,109,763
General, administrative and professional fees					130,158
Loss on extinguishment of debt, net					10,791
Transaction expenses and deal costs					29,812
Allowance on loans receivable and investments					24,238
Other					707
Income from unconsolidated entities					(1,844)
Gain on real estate dispositions					(262,218)
Income tax benefit					(96,534)
Net income attributable to noncontrolling interests					2,036
Reported segment NOI	$673,105	$538,489	$549,375	$87,021	$1,847,990
Adjustments:
Straight-lining of rental income	(8,833)	—	(12,286)	—	(21,119)
Non-cash rental income	(28,726)	—	(10,668)	—	(39,394)
Cash impact of Brookdale lease modification	161,533	—	—	—	161,533
Cash modification / termination fees	—	—	(1,000)	—	(1,000)
Impact of Holiday lease termination	(50,184)	—	—	—	(50,184)
Write-off of straight-line rental income	67,636	—	6,953	—	74,589
NOI not included in cash NOI(1)	(85,853)	(12,501)	(50,629)	—	(148,983)
Non-segment NOI	—	—	—	(87,021)	(87,021)
NOI impact from change in FX	1,780	10,331	—	—	12,111
Cash NOI	730,458	536,319	481,745	—	1,748,522
Adjustments:
Cash NOI not included in same-store	(2,885)	(62,456)	(17,529)	—	(82,870)
NOI impact from change in FX not in same-store	—	(651)	—	—	(651)
Same-store cash NOI - constant currency	$727,573	$473,212	$464,216	$—	$1,665,001
Adjusted Same-store cash NOI:
Less cash impact of Brookdale lease modification	(161,533)	—	—	—	(161,533)
Adjusted Same-store cash NOI - constant currency	$566,040	$473,212	$464,216	$—	$1,503,468

(1)   Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

We consider NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and our management to assess our unlevered property-level operating results and to compare our operating results with those of other real estate companies and between periods on a consistent basis.

We define NOI as total revenues, less interest and other income, property-level operating expenses and office building and other services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies.

We define same-store as properties owned, consolidated and operational for the full period in both comparison periods and are not otherwise excluded; provided, however, that we may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in our judgment such inclusion provides a more meaningful presentation of our portfolio performance.

B-4

Newly acquired development properties and recently developed or redeveloped properties in our Seniors Housing Operating Portfolio (“SHOP”) will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in our Office and Triple-Net Leased Portfolios will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and Triple-Net Leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the Office and Triple-Net Leased Portfolios, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase net operating income, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for the SHOP and Triple-Net Leased Portfolios, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Non-GAAP Performance Measures

We use Fixed Charge Coverage and Net Debt to Adjusted Pro Forma EBITDA (also referenced as Net Debt to EBITDA) and Normalized Net Debt to Adjusted Pro Forma EBITDA as performance metrics. Fixed Charge Coverage is calculated in accordance with the definition used in our revolving credit facility. Additional information regarding Net Debt to Adjusted Pro Forma EBITDA and Normalized Net Debt to Adjusted Pro Forma EBITDA is as follows:

Net Debt to Adjusted Pro Forma EBITDA

The following table illustrates net debt to adjusted pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding gains or losses on extinguishment of debt, partners’ share of EBITDA of consolidated entities, transaction expenses and deal costs, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to leases, and including (a) Ventas’ share of EBITDA from unconsolidated entities and (b) other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of our activity during the year ended December 31, 2021, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”) and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein. We believe that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and our management because they allow the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

2021 Proxy Statement	B-5

For the Year Ended December 31, 2021
(Dollars in thousands)
Net income attributable to common stockholders	$49,008
Adjustments:
Interest	440,089
Loss on extinguishment of debt, net	59,299
Taxes (including tax amounts in general, administrative and professional fees)	10,091
Depreciation and amortization	1,197,403
Non-cash stock-based compensation expense	31,966
Transaction expenses and deal costs	47,318
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(26,649)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	73,847
Gain on real estate dispositions	(218,788)
Unrealized foreign currency loss	70
Change in fair value of financial instruments	1,197
Natural disaster expenses, net	10,226
Allowance on loan investments, net of noncontrolling interests	(9,074)
Adjusted EBITDA	$1,666,003
Adjustment for New Senior acquisition(1)	84,610
Adjustments for current period activity	(62,209)
Adjusted Pro Forma EBITDA	$1,688,404
As of December 31, 2021:
Total debt	$12,027,544
Debt on assets held for sale	—
Cash	(149,725)
Restricted cash pertaining to debt	(22,943)
Partners’ share of consolidated debt	(278,018)
Ventas share of unconsolidated debt	338,071
Net debt	$11,914,929
Net Debt to Adjusted Pro Forma EBITDA	7.1x

(1)	On September 21, 2021, Ventas acquired New Senior. New Senior’s financial results following the acquisition are included in Adjusted EBITDA for the three months ended September 30, 2021 and for the full year ended December 31, 2021. New Senior’s financial results prior to the acquisition, as adjusted to reflect anticipated G&A synergies that are directly attributable to the acquisition, are included in Adjusted Pro Forma EBITDA for the three months ended September 30, 2021 and for the full year ended December 31, 2021. New Senior’s financial results prior to the acquisition were derived from New Senior’s accounting records. Anticipated G&A synergies reflected in Adjusted Pro Forma EBITDA are based on preliminary estimates and assumptions, which are subject to change. For additional information related to the acquisition of New Senior, please refer to Ventas’s earnings release furnished as exhibit 99.1 on Form 8-K dated February 17, 2022.

Normalized Net Debt to Adjusted Pro Forma EBITDA

Normalized Net Debt to Adjusted Pro Forma EBITDA is the simple average of Net Debt to Adjusted Pro Forma EBITDA for each of the 12 quarter ends from January 1, 2019 through December 31, 2021.

B-6

Appendix C: Proposed Incentive Plan

VENTAS, INC.
2022 INCENTIVE PLAN

I. Purpose

The purpose of the Ventas, Inc. 2022 Incentive Plan (“Plan”) is to promote the growth and profitability of Ventas, Inc., a Delaware corporation (“Company”), and its subsidiaries and to increase stockholder value by providing officers, key employees, key consultants and non-employee directors with incentives to achieve long-term objectives of the Company. The Plan is also intended to help attract and retain officers, key employees, key consultants and non-employee directors, to advance the interests of the Company by giving officers, key employees, key consultants and non-employee directors a stake in the Company’s future growth and success, and to strengthen the alignment of interests of officers, key employees, key consultants and non-employee directors with those of the Company’s stockholders.

II. Definitions and Construction

2.1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in Appendix I (and such terms shall apply equally to both the singular and plural forms of the terms defined).

2.2. Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

III. Plan Administration

3.1. The Committee. The Plan shall be administered by and all Awards under the Plan shall be authorized by the Committee. The “Committee” means the Board or one or more committees appointed by the Board to administer all or certain aspects of the Plan.

3.2. Delegation. Notwithstanding the foregoing, the Board or the Committee may delegate some or all of its responsibility for granting Awards and otherwise administering the Plan with respect to Non-employee Directors or designated classes of Employees or Consultants to one or more different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. To the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of Employees or Consultants, subject to any limits that may be specifically prescribed by the Board or the Committee in a separate policy or otherwise.

3.3. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to do all things and make all determinations necessary or advisable in connection with the administration of the Plan, including without limitation the authority to:

(a) select participants to whom Awards are granted;

(b) determine the types, amounts and frequency of Awards granted under the Plan;

(c) determine the terms and conditions of Awards, including without limitation the treatment of the Award upon a Participant’s termination of employment or cessation of service (including under any circumstances that may be specified by the Committee) and any limitations, restrictions or conditions upon the Awards, which need not be identical;

(d) accelerate or extend the vesting or exercisability of any Award, for any reason;

(e) construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

(f) establish, amend and rescind rules and regulations relating to administration of the Plan.

2021 Proxy Statement	C-1

The Committee may delegate its authority as identified hereunder; provided, however, that such delegation is permitted by law. The Committee (or the Board, in the absence of any such Committee) shall have the discretion to determine for purposes of the Plan whether any Participant (i) is or remains (or is not or does not remain) an employee or other service provider of the Company or a Subsidiary, and (ii) shall have incurred (or shall not have incurred) a termination of employment or cessation of service, provided, however, that a termination of employment or cessation of service shall not be deemed to have occurred merely because of a change in capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Consultant or Non-employee Director or merely because of a transfer of the Participant’s service between the Company and/or a Subsidiary (except as may be required for compliance with Section 409A of the Code or may otherwise be required by law). The Committee, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or Subsidiary that employs or otherwise engages a Participant shall be deemed to result in a termination or cessation of service for purposes of an Award.

3.4. Decisions Binding. All actions taken and all determinations and decisions made by the Committee (or the Board or any delegate thereof of administrative duties under the Plan) pursuant to the provisions of the Plan shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Consultants, Non-employee Directors, participants and their estates and beneficiaries.

IV. Shares Subject to the Plan and Maximum Awards

4.1. Shares Available. Subject to adjustment as provided in Section 4.3(a), the number of Shares available for issuance under the Plan shall be equal to the sum of the following:

(a) 10,000,000; plus

(b) the number of Shares available for issuance, and not issued or subject to outstanding awards, under the Company’s 2012 Incentive Plan as of the Effective Date; plus

(c) the number of Shares subject to awards granted under the Company’s 2012 Incentive Plan and outstanding on the Effective Date which expire, or for any reason are forfeited, cancelled or terminated, after the Effective Date either without such Shares being issued or with such Shares being forfeited.

Subject to adjustment in accordance with Section 4.3(a), no more than 10,000,000 Shares may be issued in the aggregate pursuant to the exercise of ISOs.

Any Shares issued under the Plan may be, in whole or in part, of original issuance or held in treasury. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, or shall be settled in cash, the Shares associated with such Awards shall again become available for Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award or to satisfy tax withholding obligations related to any Award shall not be available for subsequent Awards under the Plan. Substitute Awards may be granted under the Plan, and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under the Plan, provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as ISOs shall be counted against the foregoing aggregate ISO limit.

4.2. Non-employee Director Limits.

In any calendar year, no Non-employee Director may be granted Awards under the Plan that, when combined with cash compensation received for such Non-employee Director’s service as a Non-employee Director during such calendar year, exceed an aggregate of $1,000,000 (with value of each equity award based on its grant date fair value, determined in accordance with U.S. generally accepted accounting principles). Any cash compensation paid or Award granted to an individual for such individual’s service as an Employee or Consultant will not count for purposes of such limitation.

4.3. Adjustments in Authorized Shares and Outstanding Awards.

(a) General. In the event of a merger, reorganization, consolidation, amalgamation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee shall substitute or adjust the total number and class of Shares or other stock or securities which may be issued under the Plan, and the number, class and/or price of Shares subject to outstanding Awards, the grant, acquisition, exercise or base price with respect to any Award or, if deemed appropriate, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of participants and to preserve, without exceeding, the value of any outstanding Awards; provided, that the number of Shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustments shall be made in such a manner intended to not constitute a “modification” within the meaning of Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, unless the Committee specifically determines that an adjustment in such other manner is in the best interests of the Company.

(b) Change in Control. In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Awards, which need not be uniform with respect to all participants and/or Awards:

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(i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(ii) substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

(iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary of employment or other service with the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or Disability, on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;

(iv) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or base price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code; and/or

(v) with respect to Awards that are based on Company performance (e.g., performance-based Restricted Stock Units), provision for the cessation, immediately prior to the Change in Control, of any incomplete performance periods applicable to such Awards, with the Committee determining the level of attainment of the applicable performance condition(s).

In the event of a Change in Control, and either (x) an outstanding Award is not assumed, continued, substituted or replaced in connection with the Change in Control (except due to treatment under items (iii) through (v) above) or (ii) an outstanding Award is continued, assumed, substituted or replaced (under items (i) or (ii) above) in connection therewith but the Participant’s service with the Company is terminated by the Company (or its successor or affiliate) without Cause (or other reason specified by the Committee in an Award Agreement or as the Committee may otherwise determine in any individual case) within twelve (12) months (or a longer period specified by the Committee or as the Committee may otherwise determine in any individual case) after the Change in Control (or, if specified by the Company in an Award Agreement or as the Committee may otherwise determine in any individual case, a period prior to a Change in Control), then: (A) any unvested or unexerciseable portion of any Award carrying a right to exercise shall become fully vested and exercisable, and (B) the restrictions (including exercise restrictions), payment conditions and forfeiture conditions applicable to an Award granted will lapse and such Award will be deemed fully vested, and any performance conditions on the Award will be deemed achieved based on actual performance levels as determined by the Committee. For purposes of the preceding sentence, an Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the award instead confers the right to receive, or otherwise relates to, common stock or other common equity of the acquiring or surviving entity (with adjustment to such number of shares subject to the Award as determined by the Committee).

(c) Certain Tax Rules. Any adjustments or other treatment pursuant to this Section 4.3 to Awards that are considered 409A Awards are intended to be made only if permitted by Section 409A of the Code and only in a manner in compliance with the requirements of Section 409A of the Code, and any adjustments made pursuant to this Section 4.3 to Awards that are not considered 409A Awards are intended to be made only if and in such a manner that after such adjustment the Awards either continue not to be 409A Awards or comply with the requirements of Section 409A of the Code. Any action may be taken under Section 4.3 regardless of whether the action would constitute a “disqualifying disposition” within the meaning of Section 422 of the Code (or otherwise cause the Participant to lose the potential tax benefits associated with ISOs), and the Company shall not have any liability with respect thereto.

4.4. Minimum Vesting. Notwithstanding anything to the contrary herein, and subject to Section 4.3 above, Awards (other than cash awards) shall vest (or, with respect to performance awards, have a minimum performance period) over a period of not less than one year following the date of grant (the “Minimum Vesting Requirement”); provided, however, that the Committee may, in its sole discretion, (a) provide for the acceleration of vesting of Awards upon (i) a Participant’s death or Disability, (ii) a Participant’s termination under circumstances specified by the Plan Committee, which may include, without limitation, retirement or (iii) a Change in Control and (b) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the Shares available for issuance under the Plan (as set forth in Section 4.1, as may be adjusted pursuant to Section 4.3).

V. Eligibility and Participation

All Employees and Consultants are eligible to receive Awards under the Plan. In selecting Employees and Consultants to receive Awards under the Plan, as well as in determining the number of Shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees and Consultants and their present and potential contribution to the success of the Company.

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All Non-employee Directors are eligible to receive Awards under the Plan. Subject to the limitations of the Plan, the Committee may grant Awards to Non-employee Directors on terms as the Committee shall from time to time determine.

VI. Stock Options

6.1. Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to participants at any time and from time to time, in the form of Options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), Options which are not intended to so qualify (“NQSOs”) or a combination thereof. ISOs may only be granted within ten years from the date on which the Plan was adopted by the Board, and may only be granted to employees of the Company or any subsidiary corporation (within the meaning of Section 424(f)) and may not exceed the maximum limit applicable to ISOs set forth in Section 4.1. The Option Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

6.2. Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.

6.3. Duration of Options. Each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth anniversary of the date of its grant (fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder).

6.4. Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. The Committee may accelerate the exercisability of any Option. Options shall be exercised, in whole or in part, by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes. To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be automatically exercised immediately before its expiration.

6.5. Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise by one or a combination of the following methods:

(a) cash in the form of currency or other cash equivalent acceptable to the Company;

(b) the tender of Shares (by either actual delivery or by attestation) having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price;

(c) a reduction in the number of Shares otherwise deliverable pursuant to the Award; or

(d) any other reasonable consideration that the Committee may deem appropriate.

The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.6. Legend. For any Shares issued upon exercise of or in connection with an Award, the Company may legend such Shares as it deems appropriate.

6.7. Committee Determination of Option Terms. The Committee determines the period of time during which the Option is exercisable (provided, that no Option shall be exercised later than the tenth anniversary of the date of its grant (fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder)).

VII. Restricted Stock

7.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock to participants at any time and from time to time and upon such terms and conditions as it may determine and which are not inconsistent with the Plan.

7.2. Restricted Stock Award Agreement. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock granted, and such other provisions as the Committee may determine.

7.3. Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock as it may deem advisable, including without limitation restrictions based upon the achievement of performance goals, years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

7.4. Reacquisition of Restricted Stock. The Committee shall determine and set forth in a Participant’s Restricted Stock Award Agreement such events upon which a Participant’s shares of Restricted Stock shall be reacquired by the Company, which may include without limitation a Participant’s termination of employment or cessation of service during the Restriction Period or the nonachievement of performance goals. Any such forfeited shares of Restricted Stock held by a Participant which are to be reacquired by the Company shall be immediately returned to the Company by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock.

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7.5. Certificate Legend. Each certificate representing shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Ventas, Inc. 2022 Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Ventas, Inc.”

7.6. Lapse of Restrictions Generally. Except as otherwise provided in this Article 7, shares of Restricted Stock shall be delivered to the Participant and no longer subject to reacquisition after the last day of the Restriction Period; provided, however, that, if the restriction relates to the achievement of a performance goal, the Restriction Period shall not end until the Committee has certified in writing that the performance goal has been met. Once the shares of Restricted Stock are released from their restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from the Participant’s share certificate, which certificate shall thereafter represent Shares free from any and all restrictions under the Plan.

7.7. Voting Rights; Dividends and Other Distributions. During the Restriction Period, participants holding shares of Restricted Stock may exercise full voting rights and, if the Committee so determines as provided in the Restricted Stock Award Agreement, shall be entitled to receive all dividends and other distributions paid, with respect to such Restricted Stock. However, unless provided otherwise in a Restricted Stock Award Agreement, any and all such dividends and distributions (whether paid in cash or Shares) shall be held back by the Company for the Participant’s account until such time as the related portion of the Restricted Stock vests (at which time such dividends or distributions, as applicable, shall be released and paid) and if such related portion of the Restricted Stock is forfeited, such dividends or distributions, as applicable, will be forfeited.

VIII. Restricted Stock Units.

8.1. Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock Units to participants at any time and from time to time and upon such terms and conditions as it may determine and which are not inconsistent with the Plan.

8.2. RSU Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an RSU Award Agreement that shall specify the Restriction Period, the number of Restricted Stock Units granted, and such other provisions as the Committee may determine. The Committee may determine the form or forms (including cash, Shares, other Awards, other property or a combination thereof) in which payment of the amount owing upon settlement of any Restricted Stocks Units may be made.

8.3. Other Restrictions. The Committee may impose such other restrictions on Restricted Stock Units as it may deem advisable, including without limitation restrictions based upon the achievement of performance goals, years of service and/or restrictions under applicable Federal or state securities laws.

8.4. No Rights as Stockholder. The award of Restricted Stock Units to a Participant shall not create any rights in such Participant as a stockholder of the Company, such as the right to vote or the right to receive dividends, unless and until and to the extent Shares are issued to such Participant to settle such Restricted Stock Units. However, a Restricted Stock Unit may be awarded with dividend equivalents as provided in Section 8.8.

8.5. Forfeiture of Restricted Stock Units. The Committee shall determine and set forth in a Participant’s RSU Award Agreement such events upon which Restricted Stock Units shall be forfeited, which may include without limitation a Participant’s termination of employment or cessation of service during the Restriction Period or the nonachievement of performance goals.

8.6. Lapse of Restrictions Generally. Except as otherwise provided in this Article 8, Restricted Stock Units shall be fully vested after the last day of the Restriction Period and shall be paid as set forth in the RSU Award Agreement; provided, however, that if the restriction relates to the achievement of a performance goal, the Restriction Period shall not end until the Committee has certified in writing that the performance goal has been met.

8.7. Dividend Equivalents. The Committee, in its sole discretion, may provide that an award of Restricted Stock Units shall convey the right to receive dividend equivalents on the Shares subject to such award with respect to any dividends declared on Shares during the period that the Restricted Stock Units thereunder remain outstanding. If the Committee so permits, and unless otherwise provided by the Committee in an RSU Award Agreement, such dividend equivalents shall be credited for the account of the Participant on the books and records of the Company, accumulate and be paid to the Participant (in cash or Shares, as determined by the Committee) upon settlement of the Restricted Stock Units to which the dividend equivalents relate and, to the extent such Restricted Stock Units are forfeited (or the underlying Shares are otherwise not earned), the Participant shall have no right to payment in respect of such dividend equivalents. If the Committee permits dividend equivalent rights with respect to an award of Restricted Stock Units, the terms and conditions thereof will be set forth in the applicable RSU Award Agreement.

IX. Performance Awards

9.1. Grant of Performance Awards. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Awards. Performance Awards may be denominated as a cash amount, number of Shares or Share-denominated units (i.e., “performance share units” or “PSUs”) or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions during a Performance Period, as specified by the Committee, and subject to any continuing service requirements as specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

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9.2. Performance Award Agreement. Each Performance Award shall be evidenced by a Performance Award Agreement that shall specify the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award, each as determined by the Committee in its sole discretion. The Performance Award Agreement shall contain any such additional provisions as it shall determine that are not inconsistent with the terms of the Plan.

9.3. Performance Criteria. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

9.4. Settlement of Performance Awards. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

9.5. No Rights as Stockholder. A Performance Award granted to a Participant shall not create any rights in such Participant as a stockholder of the Company, such as the right to vote or the right to receive dividends, unless and until and to the extent Shares are issued to such Participant to settle such Performance Award. However, a Performance Award may be awarded with dividend equivalents as provided in Section 9.6.

9.6. Dividend Equivalents. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such award with respect to any dividends declared on Shares during the period that the Performance Award remains outstanding. If the Committee so permits, such dividend equivalents shall be credited for the account of the Participant on the books and records of the Company and accumulate, and shall be paid to the Participant (in cash or Shares, as determined by the Committee) only upon settlement of the Performance Award based on the Participant’s earning of the Shares with respect to which such dividend equivalents are paid and, to the extent such Performance Award is forfeited (or the underlying Shares are otherwise not earned), the Participant shall have no right to payment in respect of such dividend equivalents. If the Committee permits dividend equivalent rights with respect to a Performance Award, the terms and conditions thereof will be set forth in the applicable Performance Award Agreement.

X. Stock Appreciation Rights

10.1. Grant of Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of Shares, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 10.5. An SAR may be granted (a) with respect to any Option granted under the Plan, either concurrently with the grant of such Option or at such later time as determined by the Committee (as to all or any portion of the Shares subject to the Option) or (b) alone, without reference to any Option. Each SAR shall be evidenced by a SAR Agreement that shall specify the duration of the SAR, the number of Shares to which the SAR relates and such other provisions as the Committee may determine or which are required by the Plan.

10.2. Number of SARs. Each SAR granted to any Participant shall relate to such number of Shares as the Committee shall determine, subject to adjustment as provided in Section 4.3. If a SAR is granted in conjunction with an Option, the number of Shares to which the SAR pertains shall be reduced by the same number of Shares for which the holder of the Option exercises the related Option.

10.3. Duration. Subject to early termination as herein provided, the term of each SAR shall be as determined by the Committee, but shall not exceed ten years from the date of grant. Unless otherwise determined by the Committee and provided in the SAR Agreement, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the Option, if any, to which it relates is exercisable. The Committee may, in its discretion, accelerate the exercisability of any SAR.

10.4. Exercise. A holder may exercise an SAR, in whole or in part, by giving written notice to the Company, specifying the number of SARs which such Participant wishes to exercise. Upon receipt of such written notice, the Company shall deliver, within 30 days thereafter, to the exercising holder, the Shares or cash or both as determined by the Committee, to which the Participant is entitled pursuant to Section 10.5. To the extent an SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.

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10.5. Payment.

Number of Shares. Subject to the right of the Committee to deliver cash in lieu of Shares (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act and regulations adopted thereunder), the number of Shares which shall be issuable upon the exercise of an SAR shall be determined by dividing (i) the number of Shares to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the date of exercise exceeds (x) in the case of an SAR related to an Option, the Option Exercise Price of the Shares under the Option or (y) in the case of an SAR granted alone without reference to a related Option, an amount that the Committee determined at the time of grant to be the Fair Market Value of a Share, subject to adjustment as provided in Section 4.3) by (ii) the Fair Market Value of a Share on the exercise date.

Cash. In lieu of issuing Shares upon the exercise of an SAR, the Committee may elect, in its sole discretion, to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole Share at its Fair Market Value on the date of exercise.

10.6. SAR Agreement. Each SAR shall be evidenced by an SAR Agreement that shall further specify the terms and conditions of such Award. Any terms and conditions of the Award shall be consistent with the terms of the Plan.

XI. Stock and Cash Awards

A stock award consists of the transfer by the Company to a Participant of Shares, without other payment therefor, as additional compensation for services to the Company. A cash award consists of a monetary payment made by the Company to a Participant as additional compensation for services to the Company. The Committee shall determine, in its sole discretion, the amount of any stock or cash award. Stock and cash awards may be subject to the terms and conditions, which may vary from time to time and among participants, as the Committee deems appropriate. Payment of a stock or cash award can depend on meeting performance goals. Each award of stock or cash may provide for lesser payment in the event of partial fulfillment of performance goals.

XII. Amendment, Modification and Termination

12.1. Effective Date. The Plan shall become effective as of October 1, 2022 (“Effective Date”) provided it is approved by the Company’s stockholders at a meeting of the Company’s stockholders. The Plan shall be rescinded and all Options, Shares of Restricted Stock, Restricted Stock Units, SARs, Performance Awards and other Awards granted shall be null and void unless within 12 months from the date of the adoption of the Plan by the Board it shall have been approved by the Company’s stockholders.

12.2. Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise or settlement of Awards and payment of all benefits in connection with Awards has been made, or (c) such other date as the Board may determine in accordance with Section 12.3. No Award may be granted after the termination of the Plan.

12.3. Amendment, Modification and Termination. The Board may, at any time, amend, modify or terminate the Plan. The Compensation Committee of the Board also may, at any time, amend or modify the Plan. However, no such amendment or modification may make a material revision to the Plan without the approval of the stockholders of the Company if such stockholder approval is required by the Code and the rules promulgated thereunder, any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect hereto. Without limitation on the preceding sentence, no amendment may increase the number of Share available under the Plan without the approval of the stockholders of the Company.

12.4. Awards Previously Granted. No amendment, modification or termination of the Plan shall materially and adversely affect any outstanding Award without the written consent of the Participant holding such Award; provided, that no such consent shall be required with respect to any amendment, modification or termination if the Committee determines in its reasonable discretion that such amendment, modification or termination is required or advisable in order (i) for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, (ii) to maintain the qualified status of the any Award as an incentive stock option under Section 422 of the Code; or (iii) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code.

12.5. No Repricing. Except for the adjustments set forth in Section 4.3 or otherwise in connection with a corporate transaction involving the Company (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), no outstanding Options or SARs shall be amended to reduce their exercise price or base price, and no outstanding Options or SARs with an exercise price or base price greater than current Fair Market Value shall be cancelled in exchange for cash, other Awards or Options or SARs with an exercise price or base price that is less than the exercise price or base price of the original Options or SARs without the approval of the stockholders of the Company.

XIII. Non-Transferability

13.1. Except as may be permitted by the Committee or as specifically provided in an Award Agreement or the Plan, no Award and no Participant’s rights under any Award or the Plan may be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution. Except as expressly provided in the Plan, during a Participant’s lifetime, an Award may be exercised only by such Participant. In the event of the death of a Participant, the Award may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution or, if appropriate, the legal representative of the deceased Participant’s estate. In the event of the Disability of a Participant, the Award may be exercised by the Participant or, if such Participant is incapable of exercising the Award, by such Participant’s legal representative. The Committee may, in its discretion by appropriate provision in the Participant’s Award Agreement, authorize all or a portion of any Award granted to a Participant to be on terms which permit transfer by such Participant to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee) (“Family Members”), (ii) a trust or trusts in which the Participant and/or their Family Members have more than 50% of the beneficial interest, or (iii) a partnership, limited liability company or other entity in which the Participant and/or their Family Members own more than 50% of the voting interests in exchange for an interest in the entity; provided that (a) there may be no consideration for any such transfer (other than interests in such partnership, limited liability company or other entity), (b) the Award Agreement must expressly provide for transferability in a manner consistent with this Section 13.1 and (c) subsequent transfers of transferable Awards shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that for purposes of this Article 13 (excluding as set forth in the following sentence), the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment or cessation of service shall continue to be applied with respect to the original Participant. Any transferred Award that is exercisable shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement or SAR Agreement.

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XIV. No Employment or Reelection Rights

Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee, Consultant or Non-employee Director the right to become a Participant, nor shall an Award under the Plan be construed as giving a Participant any right with respect to continuance of employment by or service with the Company or any right to be re-nominated by the Board or reelected by the stockholders of the Company as a director. The Company expressly reserves the right to terminate, whether by dismissal, discharge, removal or otherwise, a Participant’s employment or service at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant or applicable law.

XV. Withholding

15.1. Tax Withholding. All Awards shall be subject to all applicable tax withholding. The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, any amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA and Medicare obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

15.2. Share Withholding. If the Company has a withholding obligation upon the grant or issuance of Shares under the Plan, a Participant, subject to the discretion of the Committee, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld (as determined by the Company with the Participant’s consent), so long as the withheld amount does not exceed the maximum statutory tax rates (including payroll or similar taxes as required by the applicable tax law) for the Participant in the applicable jurisdiction (e.g., federal, state and local).

XVI. Deferrals of Awards and Compensation/Fees

The Committee may, in its sole discretion, establish programs and procedures under which (i) payment of Shares or cash upon the exercise, vesting or settlement of all or a portion of any Award will be deferred or, at the election of a Participant, may be deferred to a future date, year or event and/or (ii) a Participant may elect to defer all or a portion of his or her cash compensation or fees for ultimate payment in Awards or Shares issued under the Incentive Plan at future date, year or event, in each case, subject to compliance with Section 409A of the Code and other applicable law. The terms and conditions of any such programs and procedures, including the selection of participants eligible to so defer, shall be determined by the Committee in its sole discretion, which determinations need not be uniform with respect to all participants and/or Awards. Without limiting the foregoing, the Committee may provide that any deferrals of cash compensation or fees under item (ii) above be converted into Share units that are credited to a Share unit account on behalf of the individual and ultimately paid in Shares, at such time or times as elected by the Participant in accordance with the terms and conditions established by the Committee (and subject to compliance with Section 409A of the Code). To the extent that the Committee provides for the ability of any Participant(s) to defer Awards or compensation/fees in accordance with the foregoing, the arrangement shall be maintained primarily for a select group of management or highly compensated employees (and, therefore, exempt from ERISA’s participation, vesting, funding and other substantive requirements). The Company does not guarantee application of the nonduplication rule of Treas. Reg. 31.3121(v)(2)-1(a)(2) and shall not have any liability to any Participant in the event such rule does not apply with respect to any amount deferred pursuant to this Article 16.

XVII. Section 16 and 409A Compliance

It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and Section 409A of the Code and the rules and regulations promulgated thereunder to the extent deemed appropriate by the Committee. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act or Section 409A of the Code, the provision or administration shall be deemed null and void to the extent deemed appropriate by the Committee, and the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act and Section 409A of the Code to the extent deemed appropriate by the Committee. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

Notwithstanding anything contained in the Plan to the contrary, the Company intends that Awards payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted, operated and administered to satisfy such requirements. To the extent Section 409A of the Code is applicable to any Award, it is intended that such 409A Award complies with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code.

C-8

Regardless of what may be contained in any Award Agreement, to the extent that any 409A Award is treated as payable upon a “separation from service” pursuant to Section 409A of the Code (as determined, and in accordance with the methodology selected by the Company, consistent with Section 409A of the Code) (“Separation from Service”), then, if payment is triggered by reason of the Separation from Service, and on the date of the Participant’s Separation from Service the Participant is a Specified Employee, to the extent required for the Participant not to incur additional taxes pursuant to Section 409A of the Code, no payment with respect to the 409A Award shall be made to the Participant prior to the earlier of (i) six (6) months after the Participant's Separation from Service; or (ii) the date of the Participant’s death. Should the limitation set forth in the preceding sentence result in payment later than otherwise provided in the Plan or 409A Award, on the first day any such payment may be made without incurring additional tax pursuant to Section 409A of the Code, such payment shall be made to the Participant in a lump sum. Notwithstanding anything contained in the Plan or Award to the contrary, the date on which a Participant’s Separation from Service occurs shall be treated as the Participant’s termination of employment or cessation of service date or comparable concept for purposes of determining the timing of payments under the Plan and Award to the extent necessary to have such payments under the Plan and Award be exempt from or comply with the requirements of Section 409A of the Code; provided, however, this sentence shall have no impact on whether or not an Award becomes vested. No 409A Award shall be subject to acceleration or to any change in the specified time or method of payment, except as permitted by Section 409A of the Code or as otherwise provided under the Plan or Award and consistent with Section 409A of the Code.

These last three paragraphs of this Article 17 are not intended to impose any restrictions on Awards, other than those required for the Participant not to incur additional tax under Code Section 409A, and shall be interpreted and operated accordingly. Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan, or any deferral arrangement under Article 16, shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant or any other individual to the Company.

XVIII. Forfeiture and Clawback of Awards

18.1. Effect of Termination of Service. Unless otherwise provided for by the Committee in any applicable Award Agreement, or as it may determine in any individual case, upon a Participant’s termination of employment or other service with the Company or a Subsidiary, any unvested portion of an Award will be forfeited without any consideration to be paid to the Participant. Subject to compliance with Section 409A of the Code with respect to a 409A Award, the Committee may determine, in its sole discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a termination of employment or other service with the Company or a Subsidiary.

18.2. General. The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, a Participant’s termination of employment or other service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates. The Committee shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant.

18.3. Clawback/Recovery. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards. By accepting an Award under the Plan, each Participant acknowledges and agrees that any such clawback or recoupment arrangements and policies shall apply to such Award, and all compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of thereof, whether adopted before or after the Award has been granted. Although not required to give effect to the provisions of this Section 18.3 or the application any policy contemplated by this Section 18.3, the Committee may, as it deems appropriate, amend the Plan to reflect the terms of any such policy.

XIX. Successors

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

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XX. participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Employees, Consultants or Non-employee Directors who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and the Committee shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Subsidiary may operate or have employees to ensure the viability of the benefits from Awards granted to participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

XXI. No Obligation to Notify or Minimize Taxes

The Company shall have no duty or obligation to warn or otherwise advise any Participant of an impending termination or expiration of any Award or a possible period in which the Award may not be exercised. The Company shall have no duty or obligation to minimize the tax consequences of any Award.

XXII. No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

XXIII. Data Protection

In connection with the Plan, the Company may need to process Personal Data provided by the Participant to the Company or its Affiliates, third-party service providers or others acting on the Company’s behalf. Examples of such Personal Data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such Personal Data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to

23.1. administering and maintaining Participant records;

23.2. providing the services described in the Plan;

23.3. providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and

23.4. responding to public authorities, court orders and legal investigations, as applicable.

The Company may share the Participant’s Personal Data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third-party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or otherwise assist the Company in fulfilling its legal and financial reporting obligations; or (vii) regulators and others, as required by law.

If necessary, the Company may transfer the Participant’s Personal Data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s Personal Data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 23 may be directed to, the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 23 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s Personal Data); provided that, in the event of any conflict between the terms of this Section 23 and the terms of the Employee Privacy Notice, the terms of this Section 23 shall govern and control in relation to the Plan and any Personal Data of the Participant to the extent collected in connection therewith.

The Company will keep Personal Data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.

XXIV. Governing Law

The Plan and all agreements and instruments entered into under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. participants irrevocably consent to the personal jurisdiction and exclusive venue of the state and Federal courts in Illinois. Furthermore, the Plan and all Option Agreements relating to ISOs shall be interpreted to the extent deemed appropriate by the Committee so as to qualify as incentive stock options under the Code.

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APPENDIX I

Definitions

“409A Award” shall mean an Award that constitutes a “deferral of compensation” subject to the requirements of Section 409A of the Code.

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.

“Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, SARs, a Performance Award, stock awards and cash awards.

“Award Agreement” shall mean an Option Agreement, Restricted Stock Award Agreement, RSU Award Agreement, SAR Agreement, Performance Award Agreement or other agreement evidencing an Award as described in this Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the same meaning as provided in a Participant’s employment or change in control severance agreement, or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, shall mean the Participant’s (i) intentional wrongdoing, gross negligence or willful misconduct in the performance of the Participant’s duties or otherwise, in respect of the Company or any Affiliate, (ii) willful, deliberate or negligent conduct that is materially injurious to the Company or any Affiliate, whether such injury is economic or reputational; (iii) commission of, conviction of, plea of guilty to, or plea of nolo contendere to, a felony or any other criminal offense involving moral turpitude, fraud or dishonesty, (iv) commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate, (v) material breach of any policies of the Company or any Affiliate, (vi) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any Affiliate or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s service relationship with the Company or any Affiliate, (vii) breach of any of the Participant’s obligations under any written agreement or covenant with the Company or any Affiliate (including, without limitation, any covenant of confidentiality, noncompetition or nonsolicitation); (viii) the Participant’s exhibition of a standard of behavior during the course of or related to the Participant’s employment or other engagement with the Company or any Affiliate that is disruptive to the orderly conduct of the Company’s or any Affiliate’s business operations, including, without limitation, substance abuse, sexual harassment or sexual misconduct or other unlawful harassment or retaliation.

“Change in Control” shall have the same meaning as provided in a Participant’s employment or change in control severance agreement (including, for the avoidance of doubt, the definition of “change of control” in any such agreement), or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, shall mean any of the following events:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any Person immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership and/or Beneficially Owned”) of 35% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(2) The individuals who, as of the Effective Date, are members of the Board (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in former Rule 14a-11 promulgated under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3) Approval by stockholders of the Company and the consummation of:

(A) A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company in which:

(i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 45% of the combined voting power of the voting securities of the corporation or entity resulting from such merger or consolidation or reorganization (“Surviving Corporation”) over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of

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directors or equivalent body of the Surviving Corporation; and

(iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 35% or more of the then outstanding Voting Securities) has Beneficial Ownership of 35% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

With respect to any 409A Award but only to the extent necessary for such 409A Award to comply with Section 409A of the Code, a Change in Control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code for any acceleration of the timing of payment of the 409A Award because of the Change in Control. The preceding sentence shall not affect the vesting of any Award.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” shall mean the committee described in Section 3.1 or, as applicable, any other committee or any officer to whom the Board or the Committee has delegated authority in accordance with Section 3.2.

“Consultant” means any Person who provides consulting or other services to the Company or any Subsidiary and who is (i) neither an Employee nor a Non-employee Director and (ii) may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended from to time to time.

“Disability” shall mean the total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, or, if none, a physical or mental infirmity which the Committee determines impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

“Intrinsic Value” with respect to an Option or SAR means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or base price of such Award multiplied by (ii) the number of Shares covered by such Award.

“ISOs” shall have the meaning given such term in Section 6.1.

“Non-employee Director” shall mean an individual who is a member of the Board but is not an Employee.

“NQSOs” shall have the meaning given such term in Section 6.1.

“Option” shall mean an option to purchase Shares granted pursuant to Article 6.

“Option Agreement” shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

“Option Exercise Price” shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

“Participant” shall mean any Employee, Consultant or Non-employee Director selected by the Committee to receive an Award under the Plan.

“Performance Period” shall mean the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

“Performance Award” shall mean an Award granted pursuant to Section 9.

“Performance Award Agreement” shall mean an agreement evidencing a Performance Award, as described in Section 9.2.

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“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

“Personal Data” means (i) any data or information that relates to or is reasonably capable of being directly or indirectly associated with an identified or identifiable individual or household and (ii) any other data or information that is otherwise considered “personal data,” “personal information,” “personally identifiable information,” or any term of comparable intent, under applicable laws or regulations relating to the collection, use, transfer, deletion, protection or other processing of such data or information.

“Plan” shall mean this Ventas, Inc. 2022 Incentive Plan, as the same may be amended from time to time.

“Restricted Stock” shall mean Shares granted pursuant to Article 7 as to which the restrictions have not expired.

“Restricted Stock Award Agreement” shall mean an agreement evidencing a Restricted Stock Award, as described in Section 7.2.

“Restricted Stock Unit” shall mean a contractual right granted pursuant to Article 8 that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof, subject to the terms and conditions of the Plan and the applicable RSU Award Agreement.

“Restriction Period” shall mean the period determined by the Committee during which the transfer of Shares is limited in some way or Shares or Restricted Stock Units are otherwise restricted or subject to forfeiture as provided in Article 7 or Article 8.

“RSU Award Agreement” shall mean an agreement evidencing an Award of Restricted Stock Units, as described in Section 8.2.

“SAR” means a stock appreciation right granted pursuant to Section 10.1.

“SAR Agreement” shall mean an agreement evidencing a SAR, as described in Section 10.1.

“Shares” shall mean the shares of the Company’s common stock, par value $0.25 per share.

“Subsidiary” shall mean any company, corporation, partnership, limited liability company or other Person in which the Company directly or indirectly owns a majority interest.

“Substitute Award” shall mean an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary merges or otherwise combines.

“Ten Percent Shareholder” shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

2021 Proxy Statement	C-13

Helpful Resources

Annual Meeting Information
Proxy Statement	[_____________________]

About Ventas
Website	https://www.ventasreit.com/
Leadership	https://www.ventasreit.com/about-ventas/leadership
Corporate Governance	https://ir.ventasreit.com/governance/
Corporate Sustainability Report	https://www.ventasreit.com/sites/default/files/flipbooks/csr-2021/index.html
ESG Goals	https://www.ventasreit.com/corporate-responsibility/esg-goals

Investor & Stockholder Services
Investor Relations	https://ir.ventasreit.com/overview/default.aspx
Company Presentations and Earnings Calls	https://ir.ventasreit.com/events-and-presentations/default.aspx
Request for Information	https://ir.ventasreit.com/resources/request-for-information/default.aspx

Corporate Governance
Committee Charters and Guidelines on Governance	https://ir.ventasreit.com/governance/governance-documents

Financial Information
Annual Reports and Supplemental Information	https://ir.ventasreit.com/financials/annual-reports-and-supplemental-information/default.aspx
SEC Filings	https://ir.ventasreit.com/financials/sec-filings/default.aspx

Stock & Dividend Information
Stock Information	https://ir.ventasreit.com/stock-and-dividend/stock-information/default.aspx
Dividend Information	https://ir.ventasreit.com/stock-and-dividend/dividend-information/default.aspx
Form 8937 – Organizational Actions	https://ir.ventasreit.com/stock-and-dividend/form-8937-organizational-actions/default.aspx

Acronyms Used
CAGR	Compound Annual Growth Rate	LEED	Leadership in Energy and Environmental Design
CD&A	Compensation Discussion & Analysis	NOI	Net Operating Income
CEO	Chief Executive Officer	NNN	Triple Net
CFO	Chief Financial Officer	NYSE	New York Stock Exchange
DE&I	Diversity, Equity and Inclusion	PCAOB	Public Company Accounting Oversight Board
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization	pRSU	Performance-Based Restricted Stock Unit
ESG	Environmental, Social and Governance	REIT	Real Estate Investment Trust
FASB	Financial Accounting Standards Board	R&I	Research & Innovation
FFO	Funds From Operations	RSU	Time-Based Restricted Stock Unit
GAAP	U.S. Generally Accepted Accounting Principles	SEC	Securities and Exchange Commission
GRI	Global Reporting Initiative	SHOP	Senior Housing Operating Portfolio
GTL	Group Term Life Insurance	TSR	Total Stockholder Return
		VIM	Ventas Investment Management

Website References

Readers may also access additional information about Ventas, Inc. at www.ventasreit.com, our corporate website. References to our website in this Proxy Statement are provided for convenience only, and the content on our website is not incorporated into this Proxy Statement and does not constitute a part of this Proxy Statement.

Printed Materials

Stockholders may obtain a free printed copy of our Annual Report, Form 10-K for the fiscal year ended December 31, 2021, this Proxy Statement and our By-Laws by writing to our Corporate Secretary at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654.

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. 6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 VENTAS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - [MEETING DATE], 2022 The undersigned, revoking all prior proxies, hereby appoints Carey S. Roberts, Barak Berman and Kevin M. Bohl, and each of them, as proxies with full power of substitution and re-substitution, for and in the name of the undersigned, to vote all shares of common stock of Ventas, Inc., which the undersigned would be entitled to vote if personally present at the 2022 Annual Meeting of Stockholders to be held in person at [location], on [meeting date] and at any adjournment or postponement thereof, upon the matters indicated on the reverse side hereof, and upon any other business that may properly come before the meeting or any adjournment or postponement thereof. Said proxies are directed to vote on matters described in the Proxy Statement for the 2022 Annual Meeting of Stockholders as indicated on the reverse side hereof, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof, to the extent authorized under Rule 14a-4(c) under the Exchange Act. This proxy, when properly executed, will be voted in accordance with the instructions specified herein. WHERE NO INSTRUCTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4. YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY (continued and to be signed on the reverse side) W H I T E P R O X Y

VENTAS, INC. YOUR VOTE IS IMPORTANT. Please take a moment now to vote your shares of Ventas, Inc. Common Stock for the upcoming Annual Meeting of Stockholders. YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS: Submit your proxy by Internet Please access https://www.proxyvotenow.com/ventas (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below. Submit your proxy by Telephone Please call toll-free from the U.S. or Canada at (855) 457-3842 on a touch-tone telephone. (If outside the U.S. or Canada, call +1 575 415-3079.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below. CONTROL NUMBER: Submit your proxy by Mail If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the postage-paid envelope provided to: [_______________]. X 6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 Please mark vote as in this sample 1. Election of Directors 01- Melody C. Barnes 07- Sean P. Nolan 02- Debra A. Cafaro 08- Walter C. Rakowich 03- Michael J. Embler 09- Robert D. Reed 04- Matthew J. Lustig 10- James D. Shelton 05- Roxanne M. Martino 11- Maurice S. Smith 06- Marguerite M. Nader To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom to withhold authority to vote on the line below:2. Proposal to approve, on an advisory basis, the compensation of our Named Executive Officers. 3. Proposal to approve the Ventas, Inc. 2022 Incentive Plan 4. Proposal to ratify KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year. FOR ALL *FOR ALL EXCEPT WITHHOLD ALL Date: , 2022SignatureSignature (if jointly held)Title(s) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. FOR AGAINST ABSTAIN The Board of Directors recommends a vote FOR ALL the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN